Filed pursuant to Rule 424(b)2
Registration No. 333-129214

PROSPECTUS SUPPLEMENT
(To Prospectus dated November 2, 2005)

7,927,288 Shares

Aspen Insurance Holdings Limited

Ordinary Shares

The selling shareholders are offering 7,927,288 of our ordinary shares. We will not receive any of the proceeds from the ordinary shares sold by the selling shareholders.

Our ordinary shares are listed on the New York Stock Exchange under the symbol ‘‘AHL.’’ The last reported sale price of our ordinary shares on the New York Stock Exchange on February 22, 2007 was $27.23 per ordinary share.

Investing in our ordinary shares involves risks. See ‘‘Risk Factors’’ beginning on page S-1 of this prospectus supplement.

	Per Share	Total
Public offering price	$26.70	$211,658,589.6
Underwriting discounts and commissions	$0.10	$792,728.8
Proceeds to selling shareholders	$26.60	$210,865,860.8

The Securities and Exchange Commission, state securities regulators, the Registrar of Companies in Bermuda and the Bermuda Monetary Authority have not approved or disapproved these securities, or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Lehman Brothers expects to deliver our ordinary shares on or about February 28, 2007.

LEHMAN BROTHERS

February 22, 2007

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

Risk Factors	S-1
Forward-Looking Statements	S-2
Use of Proceeds	S-4
Price Range of Our Ordinary Shares and Dividends	S-5
Capitalization and Indebtedness	S-6
Selling Shareholders	S-7
Underwriting	S-9
Validity of the Securities	S-12
Experts	S-12
Incorporation of Certain Documents by Reference	S-12

 PROSPECTUS

About this Prospectus	ii
Risk Factors	1
Forward-Looking Statements	1
Our Company	3
General Description of the Offered Securities	4
Ratio of Earnings to Fixed Charges and Preference Share Dividends	5
Capitalization and Indebtedness	6
Use of Proceeds	7
Description of Share Capital	8
Description of the Depositary Shares	27
Description of the Debt Securities	30
Certain Provisions Applicable to the Senior Debt Securities	43
Certain Provisions Applicable to the Subordinated Debt Securities	45
Description of the Warrants to Purchase Ordinary Shares or Preference Shares	47
Description of the Warrants to Purchase Debt Securities	49
Description of the Purchase Contracts and the Purchase Units	50
Selling Shareholders	51
Material Tax Considerations	60
Plan of Distribution	73
Currency of Presentation	76
Exchange Rate Information	76
British Pounds/U.S. Dollar Exchange Rate History	76
Where You Can Find More Information	77
Incorporation of Certain Documents by Reference	78
Legal Matters	79
Experts	79
Enforcement of Civil Liabilities Under United States Federal Securities Laws and Other Matters	80

You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

Shares may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act of 2003, and the Exchange Control Act 1972, and related regulations of Bermuda which regulate the sale of securities in Bermuda. In addition, specific permission is required from the Bermuda Monetary Authority, pursuant to the provisions of the Exchange Control Act 1972

i

and related regulations, for all issuances and transfers of securities of Bermuda companies, other than in cases where the Bermuda Monetary Authority has granted a general permission. The Bermuda Monetary Authority in its policy dated June 1, 2005 provides that where any equity securities, including our ordinary shares, of a Bermuda company are listed on an appointed stock exchange, general permission is given for the issue and subsequent transfer of any securities of a company from and/or to a non-resident, for as long as any equity securities of such company remain so listed. The New York Stock Exchange is deemed to be an appointed stock exchange under Bermuda law. The Bermuda Monetary Authority and the Registrar of Companies accept no responsibility for the financial soundness of any proposal or for the correctness of any of the statements made or opinions expressed in this prospectus.

Each shareholder or prospective shareholder will be responsible for notifying the Bermuda Monetary Authority in writing of his becoming a controller, directly or indirectly, of 10%, 20%, 33% or 50% of the Aspen Holdings and ultimately Aspen Bermuda within 45 days of becoming such a controller. The Bermuda Monetary Authority may serve a notice of objection on any controller of Aspen Bermuda if it appears to the Bermuda Monetary Authority that the person is no longer fit and proper to be such a controller.

ii

IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of ordinary shares and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

The second part is the accompanying prospectus, which gives more general information, some of which does not apply to this offering. If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in or incorporated by reference in this prospectus supplement.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the underwriter has not, authorized any other person to provide you with information that is different. If anyone provides you with different or inconsistent information, you should not rely on it.

We are offering to sell, and seeking offers to buy, these ordinary shares only in jurisdictions where offers and sales are permitted.

The information contained in or incorporated by reference in this document is accurate only as of the date of this prospectus supplement, regardless of the time of delivery of this prospectus supplement or of any sale of our ordinary shares.

In this prospectus supplement, unless otherwise indicated, references to the ‘‘Company,’’ ‘‘we,’’ ‘‘us’’ or ‘‘our’’ refer to Aspen Insurance Holdings Limited (‘‘Aspen Holdings’’) or to Aspen Holdings and its wholly-owned subsidiaries, Aspen Insurance UK Limited (‘‘Aspen Re’’), AIUK Trustees Limited, Aspen (UK) Holdings Limited (‘‘Aspen U.K. Holdings’’), Aspen Insurance UK Services Limited (‘‘Aspen U.K. Services’’), Aspen Insurance Limited (‘‘Aspen Bermuda’’), Aspen U.S. Holdings, Inc. (‘‘Aspen U.S. Holdings’’), Aspen Specialty Insurance Company (‘‘Aspen Specialty’’), Aspen Specialty Insurance Management Inc. (‘‘Aspen Management’’), Aspen Re America, Inc. (‘‘Aspen Re America’’), Aspen Insurance U.S. Services Inc. (‘‘Aspen U.S. Services’’) and any other direct or indirect subsidiary collectively, as the context requires. Aspen Re, Aspen Bermuda and Aspen Specialty are each referred to herein as an ‘‘Insurance Subsidiary,’’ and collectively referred to as the ‘‘Insurance Subsidiaries.’’

iii

 RISK FACTORS

You should consider carefully the ‘‘Risk Factors’’ incorporated by reference in this prospectus supplement from our most recent Annual Report on Form 10-K for information on factors that may affect our future results. These factors could cause our actual results to differ materially from those in the forward-looking statements contained in this prospectus supplement and other documents that we file with the U.S. Securities and Exchange Commission (the ‘‘SEC’’). These risks and uncertainties are not the only ones we face or which relate to an investment in our ordinary shares. Additional risks not presently known to us or that we currently deem immaterial may also impair our future business or results of operations. Any of these risks could result in a significant or material adverse effect on our results of operations or financial condition.

 FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and prospectus may include, and we may from time to time make other verbal or written, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the ‘‘Securities Act’’), and Section 21E of the Securities Exchange Act of 1934, as amended (the ‘‘Exchange Act’’), that involve risks and uncertainties, including statements regarding our capital needs, business strategy, expectations and intentions. Statements that use the terms ‘‘believe,’’ ‘‘do not believe,’’ ‘‘anticipate,’’ ‘‘expect,’’ ‘‘plan,’’ ‘‘estimate,’’ ‘‘intend’’ and similar expressions are intended to identify forward-looking statements. These statements reflect our current views with respect to future events and because our business is subject to numerous risks, uncertainties and other factors, our actual results could differ materially from those anticipated in the forward-looking statements, and the differences could be significant. The risks, uncertainties and other factors set forth below and under ‘‘Risk Factors’’ contained elsewhere in this prospectus supplement and other cautionary statements made in this prospectus supplement and prospectus should be read and understood as being applicable to all related forward-looking statements wherever they appear in this prospectus supplement, prospectus and any documents incorporated by reference.

All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in these statements. We believe that these factors include, but are not limited to, the following:

•	the impact that our future operating results, capital position and rating agency and other considerations have on the execution of any capital management initiatives;

•	the impact of any capital management initiatives on our financial condition;

•	the impact of acts of terrorism and related legislation and acts of war;

•	the possibility of greater frequency or severity of claims and loss activity, including as a result of natural or man-made catastrophic events, than our underwriting, reserving or investment practices have anticipated;

•	evolving interpretive issues with respect to coverage as a result of Hurricanes Katrina, Rita and Wilma;

•	the level of inflation in repair costs due to limited availability of labor and materials after catastrophes;

•	the effectiveness of our loss limitation methods;

•	changes in the availability, cost or quality of reinsurance or retrocessional coverage, which may affect our decision to purchase such coverage;

•	the reliability of, and changes in assumptions to, catastrophe pricing, accumulation and estimated loss models;

•	loss of key personnel;

•	a decline in our operating subsidiaries’ ratings with S&P, A.M. Best or Moody’s;

•	changes in general economic conditions, including inflation, foreign currency exchange rates, interest rates and other factors that could affect our investment portfolio;

•	the number and type of insurance and reinsurance contracts that we wrote at the January 1st and other renewal periods in 2007 and the premium rates available at the time of such renewals within our targeted business lines;

•	increased competition on the basis of pricing, capacity, coverage terms or other factors;

•	decreased demand for our insurance or reinsurance products and cyclical downturn of the industry;

•	changes in tax laws, regulations and interpretations in jurisdictions where we conduct business through our subsidiaries;

•	proposed and future changes to insurance laws and regulations, including with respect to U.S. state- and other government-sponsored reinsurance funds and primary insurers;

•	Aspen Holdings or Aspen Bermuda becoming subject to income taxes in the United States or the United Kingdom;

•	the effect on insurance markets, business practices and relationships of current litigation, investigations and regulatory activity by the New York State Attorney General’s Office and other authorities concerning contingent commission arrangements with brokers and bid solicitation activities;

•	the total industry losses resulting from Hurricanes Katrina, Rita and Wilma, and the actual number of our insureds incurring losses from these storms; and

•	with respect to Hurricanes Katrina, Rita and Wilma, the continued reliance on loss reports received from our cedents and loss adjustors, our reliance on industry loss estimates and those generated by modeling techniques, the impact of these storms on our reinsurers, any changes in our reinsurers’ credit quality, the amount and timing of reinsurance recoverables and reimbursements actually received by us from our reinsurers and the overall level of competition, and the related demand and supply dynamics as contracts come up for renewal.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this prospectus supplement and prospectus. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise or disclose any difference between our actual results and those reflected in such statements.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements you read in this prospectus supplement or prospectus reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. All subsequent written and oral forward-looking statements attributable to us or individuals acting on our behalf are expressly qualified in their entirety by the points made above. You should specifically consider the factors identified in this prospectus supplement and prospectus which could cause actual results to differ before making an investment decision.

 USE OF PROCEEDS

All of the ordinary shares sold in this offering are being sold by the selling shareholders. Consequently, we will not receive any of the proceeds from the offering. We will pay certain expenses related to this offering estimated at approximately $550,000.

 PRICE RANGE OF OUR ORDINARY SHARES AND DIVIDENDS

Our ordinary shares began trading publicly on December 4, 2003 on the NYSE under the symbol ‘‘AHL.’’ The following table sets forth, for the months, fiscal quarters and periods indicated, the high and low sale prices per ordinary share as reported on the NYSE since our initial public offering on December 4, 2003 and the dividends declared per ordinary share:

	Price Range of Ordinary Shares		Cash Dividend per Share (1)
	High	Low
2003
Fourth Quarter (beginning December 4, 2003)	$25.75	$23.30	$—
2004
Twelve months ended December 31, 2004	$27.22	$22.08	$0.12
2005
First Quarter	$26.84	$24.25	$0.15
Second Quarter	$28.05	$25.26	$0.15
Third Quarter	$30.15	$26.10	$0.15
Fourth Quarter	$26.80	$22.34	$0.15
2006
First Quarter	$24.90	$21.67	$0.15
Second Quarter	$25.05	$21.53	$0.15
Third Quarter	$25.83	$22.49	$0.15
Fourth Quarter	$27.05	$24.66	$0.15
Most recent six months
August 2006	$24.75	$22.60	$0.15
September 2006	$26.12	$23.77	$—
October 2006	$26.48	$24.77	$—
November 2006	$26.95	$24.64	$—
December 2006	$27.25	$25.84	$0.15
January 2007	$26.92	$24.99	$—

(1)	Any determination to pay cash dividends will be at the discretion of our board of directors and will be dependent upon our financial position, significant regulatory and contractual restrictions and any other factors our board of directors deems relevant at the time.

On February 22, 2007, the closing price of our ordinary shares as reported on the NYSE was $27.23. The approximate number of record holders of our ordinary shares as of February 21, 2007 was 112, not including beneficial owners of shares registered in nominee or street name.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our consolidated capitalization as of December 31, 2006 on an actual basis. This table should be read in conjunction with the consolidated financial statements and related notes contained in our Annual Report on Form 10-K for the twelve months ended December 31, 2006, incorporated by reference in this prospectus supplement.

As of December 31, 2006 (1)
($ in millions)
Debt Outstanding:
Long-term debt (senior unsecured notes)	$249.4
Shareholders’ Equity:
Ordinary shares, par value 0.15144558¢ each, 969,629,030 ordinary shares authorized, 87,788,375 ordinary shares issued and outstanding on an actual basis (2)	$0.1
Preference shares, 100,000,000 preference shares authorized, 4,600,000 5.625% shares of par value 0.15144558¢ each and 8,000,000 7.401% shares of par value 0.15144558¢ each, issued and outstanding	—
Additional paid-in capital	1,921.7
Retained earnings	450.5
Accumulated other comprehensive income, net of taxes	17.0
Total Shareholders’ Equity	2,389.3
Total Capitalization	$2,638.7

(1)	This table does not give effect to:

•	the options granted to Wellington for 3,781,120 non-voting shares and to the Names’ Trustee for an additional 1,372,922 non-voting shares, which options are exercisable into non-voting shares and which non-voting shares will automatically convert into ordinary shares at a one-to-one ratio upon issuance;

•	4,929,649 options to purchase ordinary shares, 207,166 restricted share units and 430,626 performance share awards granted to our employees under our 2003 share incentive plan as of December 31, 2006;

•	3,762,170 ordinary shares available for future grants and issuances under our 2003 share incentive plan as of December 31, 2006; and

•	31,045 options to purchase ordinary shares granted to our non-employee directors under the 2006 non-employee director stock option plan and 368,955 ordinary shares available for future grants and issuances under such plan.

(2)	Outstanding amount of ordinary shares is after deduction of 1,565,751 ordinary shares delivered to us on January 22, 2007 in connection with our accelerated share repurchase agreement.

SELLING SHAREHOLDERS

The following table sets forth information as of February 1, 2007 regarding beneficial ownership of ordinary shares by the selling shareholders that are offering 7,927,288 ordinary shares pursuant to this offering. When we refer to the ‘‘selling shareholders’’ in this prospectus supplement, we mean the persons listed in the table below, as well as the pledgees, donees, assignees, transferees, successors and others who hold any of the selling shareholders’ interest. Beneficial ownership is calculated based on 87,815,157 shares of our ordinary shares outstanding as of February 1, 2007.

	Beneficial Ownership of Principal Shareholder Prior to the Offering (1)		Number of Ordinary Shares	Beneficial Ownership of Principal Shareholder After the Offering (1)
Name and Address of Beneficial Owner	Number	Percentage	Offered	Number	Percentage
The Blackstone Group	11,415,248(2)	13.00%	5,707,623	5,707,625	6.50%
345 Park Avenue, 31st Floor New York, NY 10154
Credit Suisse	4,439,333(3)	5.06%	2,219,665	2,219,668	2.53%
11 Madison Avenue, 16th Floor New York, NY 10010

(1)	Our bye-laws generally provide for voting adjustments in certain circumstances. See ‘‘Description of Share Capital—Voting Adjustments’’ in the accompanying prospectus.

(2)	Includes 8,707,805 ordinary shares held by BCP Excalibur Holdco (Cayman) Limited, 660,956 ordinary shares held by BFIP Excalibur Holdco (Cayman) Limited, 399,356 ordinary shares held by BGE Excalibur Holdco (Cayman) Limited and 1,647,131 ordinary shares held by BOCP Excalibur Holdco (Cayman) Limited. Blackstone FI2 Capital Partners (Cayman) L.P., a Cayman Islands exempted limited partnership (‘‘BCP III’’), Blackstone FI Offshore Capital Partners (Cayman) L.P., a Cayman Islands exempted limited partnership (‘‘BOCP III’’) and Blackstone Family Investment Partnership (Cayman) III L.P., a Cayman Islands exempted limited partnership (‘‘BFIP III’’), are the sole members of BCP Excalibur Holdco (Cayman) Limited, BOCP Excalibur Holdco (Cayman) Limited, and BFIP Excalibur Holdco (Cayman) Limited, respectively. Blackstone Management Associates (Cayman) III L.P., a Cayman Islands limited partnership (‘‘BMA III’’) is the sole general partner of each of BCP III and BFIP III, and the sole investment general partner of BOCP III. As the sole general partner of BMA III and the sole member of BGE Excalibur II Limited, a Cayman Islands exempted limited company, which itself is the sole director and sole voting member of BGE Excalibur Holdco (Cayman) Limited, a Cayman Islands exempted limited company (‘‘BGE’’), Blackstone LR Associates (Cayman) III LDC, a Cayman Islands limited duration company (‘‘BLR III’’) may be deemed to be the beneficial owner of 11,415,248 ordinary shares. Messrs. Peter G. Peterson and Stephen A. Schwarzman are the founding members of BLR III (the ‘‘Blackstone Founding Members’’) and have the shared power to vote or to direct the vote of, and to dispose or to direct the disposition of, the shares of the identified class of securities that may be deemed to be beneficially owned by BLR III. As a result, the Blackstone Founding Members may be deemed to beneficially own the ordinary shares that BLR III may be deemed to beneficially own, but they disclaim any such beneficial ownership except to the extent of their individual pecuniary interest in such ordinary shares.

(3)	Includes 524,596 ordinary shares held by MBP III Plan Investors, L.P., 19,958 ordinary shares held by Millennium Partners II, L.P., 29,363 ordinary shares held by DLJ MB Partners III GmbH & Co. KG, 44,253 ordinary shares held by DLJ Offshore Partners III-2, C.V., 62,132 ordinary shares held by DLJ Offshore Partners III-1, C.V., 242,096 ordinary shares held by DLJ Offshore Partners III, C.V., and 3,516,935 ordinary shares held by DLJMB Overseas Partners III, C.V., which, along with all of the shareholders named in this footnote are referred to collectively as the ‘‘DLJ Related Entities.’’ Credit Suisse, a Swiss bank, owns all the voting stock of Credit Suisse Holdings (USA), Inc. (formerly Credit Suisse First Boston (USA), Inc.) (‘‘CS-USA’’). The DLJ

Related Entities are direct and indirect subsidiaries of CS-USA and merchant banking funds advised by subsidiaries of CS-USA. Credit Suisse Securities (USA) LLC, one of the underwriters in our initial public offering and senior notes offering, is a direct subsidiary of CS-USA and itself does not hold any ownership interest in either CSFB Private Equity or any of the DLJ Related Entities. Kamil Salame, one of our directors, is a partner of DLJ Merchant Banking Partners, the leveraged corporate private equity funds of Credit Suisse’s asset management business. Mr. Salame disclaims beneficial ownership of any of the ordinary shares owned by the DLJ Related Entities.

 UNDERWRITING

Lehman Brothers Inc. is acting as underwriter. Under the terms of an underwriting agreement, which will be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference into this prospectus supplement and the accompanying prospectus, the underwriter has agreed to purchase from the selling shareholders all ordinary shares offered pursuant to this offering.

The underwriting agreement provides that the underwriter’s obligation to purchase ordinary shares depends on the satisfaction of the conditions contained in the underwriting agreement, including:

•	the representations and warranties made by us and the selling shareholders to the underwriters are true;

•	there is no material change in the financial markets; and

•	we and the selling shareholders deliver customary closing documents to the underwriters.

Commissions and Expenses

The following table summarizes the underwriting discounts and commissions to be paid to the underwriter by the selling shareholders. The underwriting discounts and commissions are equal to the public offering price per share less the amount the underwriters pay to the selling shareholders:

Per Share	$0.10
Paid by selling shareholders	$792,728.80

The underwriter has advised us that they propose to offer the ordinary shares directly to the public at the public offering price on the cover of this prospectus supplement and to selected dealers, which may include the underwriter, at such offering price less a selling concession not in excess of $0.05 per share. After the offering, the underwriter may change the offering price and other selling terms.

The expenses of the offering that are payable by us are estimated to be $550,000 (exclusive of underwriting discounts and commissions).

Lock-Up Agreements

We and the selling shareholders have agreed that, without the prior written consent of Lehman Brothers Inc., we and they will not, subject to some exceptions, directly or indirectly, offer, pledge, announce the intention to sell, sell, contract to sell, sell an option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of any ordinary shares, or any securities that may be converted into or exchanged for any ordinary shares, enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the ordinary shares or publicly disclose the intention to do any of the foregoing for a period of 30 days from the date of this prospectus supplement other than permitted transfers. These agreements will not apply to issuances pursuant to the exercise of any grants under our share incentive plan outstanding on the date hereof, to issuances to raise funds as a result of loss events impacting our reinsurance or insurance portfolio or as necessary to maintain our existing ratings and to filing of a shelf registration statement with respect to the ordinary shares or securities convertible into or exercisable or exchangeable for our ordinary shares.

Lehman Brothers Inc. in its sole discretion, may release the ordinary shares and other securities subject to the lock-up agreements described above in whole or in part at any time with or without notice. When determining whether or not to release ordinary shares and other securities from lock-up agreements, Lehman Brothers Inc. will consider, among other factors, the holder’s reasons for requesting the release, the number of ordinary shares and other securities for which the release is being requested and market conditions at the time.

Indemnification

We and the selling shareholders have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriter may be required to make for these liabilities.

Stabilization, Short Positions and Penalty Bids

In addition, in connection with this offering, the underwriter may engage in stabilizing transactions, short sales and purchases to cover positions created by short sales, penalty bids or purchases for the purpose of pegging, fixing or maintaining the price of our ordinary shares in accordance with Regulation M under the Exchange Act.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•	A short position involves a sale by the underwriters of ordinary shares in excess of the number of ordinary shares the underwriter is obligated to purchase in the offering, which creates a syndicate short position. The underwriter may reduce that short position by purchasing the ordinary shares in the open market. A short position is more likely to be created if the underwriter is concerned that there could be downward pressure on the price of the ordinary shares in the open market after pricing that could adversely affect investors who purchase in the offering.

•	Syndicate covering transactions involve purchases of the ordinary shares in the open market after the distribution has been completed in order to cover syndicate short positions.

•	Penalty bids permit the underwriter to reclaim a selling concession from a syndicate member when the ordinary shares originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover a syndicate short position.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our ordinary shares or preventing or retarding a decline in the market price of the ordinary shares. As a result, the price of the ordinary shares may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the New York Stock Exchange or otherwise and, if commenced, may be discontinued at any time.

Neither we, the selling shareholders nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the ordinary shares. In addition, neither we, the selling shareholders nor the underwriter make any representation that the underwriter will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Electronic Distribution

A prospectus in electronic format may be made available on the Internet sites or through other online services maintained by the underwriter or by their affiliates. In those cases, prospective investors may view offering terms online and, depending upon the underwriter, prospective investors may be allowed to place orders online. The underwriter may agree with us and the selling shareholders to allocate a specific number of our ordinary shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the representative on the same basis as other allocations.

Other than the prospectus in electronic format, the information on the underwriter’s websites and any information contained in any other website maintained by the underwriter is not part of the prospectus or the registration statement of which the prospectus forms a part, has not been approved and/or endorsed by us, the selling shareholders or the underwriter in their capacity as underwriter and should not be relied upon by investors.

Stamp Taxes

If you purchase ordinary shares offered in the prospectus supplement, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of the prospectus supplement.

Relationships

From time to time, Lehman Brothers Inc. and its affiliates have, directly or indirectly, provided investment and commercial banking or financial advisory services to Aspen Insurance Holdings Limited, its affiliates and other companies in the insurance industry, for which they have received customary fees and commissions, and expect to provide these services to us and others in the future, for which they expect to receive customary fees and commissions.

Transfer Agent

The transfer agent and registrar for our ordinary shares is Mellon Investor Services LLC.

Selling Restrictions

In relation to each Member State of the European Economic Area which has implemented Directive 2003/71/EC of the European Parliament and of the Council (the ‘‘Prospectus Directive’’) (each, a ‘‘Relevant Member State’’), the underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the ‘‘Relevant Implementation Date’’) the underwriter has not made and will not make an offer of ordinary shares to the public in that Relevant Member State prior to the publication of a prospectus in relation to our ordinary shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of ordinary shares to the public in that Relevant Member State at any time:

a)	to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

b)	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

c)	to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the underwriter for any such offer; or

d)	in any other circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an ‘‘offer of ordinary shares to the public’’ in relation to any ordinary shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and our ordinary shares to be offered so as to enable an investor to decide to purchase or subscribe our ordinary shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression ‘‘Prospectus Directive’’ includes any relevant implementing measure in each Relevant Member State.

The underwriter, severally, but not jointly, has also represented and agreed that:

a)	(i) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell any ordinary shares other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of our ordinary shares would otherwise constitute a contravention of Section 19 of the Financial Services and Markets Act 2000, as amended (‘‘FSMA’’) by us;

b)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of our ordinary shares in circumstances in which Section 21(1) of the FSMA does not apply to us; and

c)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any such ordinary shares in, from or otherwise involving the United Kingdom.

This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy any security other than our ordinary shares offered hereby, and do not constitute an offer to sell or a solicitation of an offer to buy any ordinary shares offered hereby to any person in any jurisdiction in which it is unlawful to make any such offer or solicitation to such person. Neither the delivery of this prospectus supplement and the accompanying prospectus nor any sale made hereby shall, under any circumstances, imply that there has been no change in our affairs or those of our subsidiaries or that the information contained herein is correct as of any date subsequent to the earlier of the date hereof and any earlier specified date with respect to such information. Any delivery of this prospectus supplement at any subsequent date does not imply that the information herein is correct at such subsequent date.

 VALIDITY OF THE SECURITIES

LeBoeuf, Lamb, Greene & MacRae LLP, our U.S. counsel, will pass on certain legal matters relating to us, with respect to U.S. federal and New York state law. Appleby Hunter Bailhache, our Bermuda counsel, will pass on the validity of our ordinary shares, as well as certain matters relating to us, under Bermuda law. LeBoeuf, Lamb, Greene & MacRae LLP may rely upon the opinion of Appleby Hunter Bailhache with respect to all matters of Bermuda law. Certain matters of U.S. federal and New York state law will be passed upon for the underwriter by Simpson Thacher & Bartlett LLP, U.S. counsel to the underwriter. An investment vehicle comprised of several partners of Simpson Thacher & Bartlett LLP, members of their families, related persons and others own interest representing less than 1% of the capital commitments of funds affiliated with The Blackstone Group.

 EXPERTS

The consolidated balance sheet of Aspen Insurance Holdings Limited and its subsidiaries as of December 31, 2006 and 2005 and the related consolidated statements of operations, shareholders’ equity, comprehensive income and cash flows for the twelve months ended December 31, 2006, 2005 and 2004 and the financial statement schedules for Aspen Insurance Holdings Limited and management’s assessment of the effectiveness of internal controls over financial reporting as of December 31, 2006 have been incorporated by reference in this prospectus supplement in reliance upon the reports of KPMG Audit Plc, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing as set forth in their reports appearing therein.

 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We file annual, quarterly and current reports and other information with the SEC. The SEC allows us to ‘‘incorporate by reference’’ the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus supplement. Any statement contained in a document which is incorporated by reference in this prospectus supplement is automatically updated and superseded if information contained in this prospectus supplement, or information that we later file with the SEC, modifies or replaces this information. All documents we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus supplement and until we sell all the securities shall be deemed to be incorporated by reference into this prospectus supplement. We specifically incorporate by reference our Annual Report on Form 10−K for the year ended December 31, 2006.

We will provide to each person to whom a copy of this prospectus supplement is delivered, upon request and at no cost to such person, a copy of any or all of the information that has been incorporated by reference in this prospectus supplement but not delivered with this prospectus supplement. You may request a copy of such information by writing or telephoning us at:

Aspen Insurance Holdings Limited
Attention: Company Secretary
Maxwell Roberts Building
1 Church Street
Hamilton HM 11
Bermuda
(441) 295−8201

You should rely only upon the information provided in this prospectus supplement, accompanying prospectus or incorporated in this document by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus supplement, including any information incorporated by reference, is accurate as of any date other than that on the front cover of the document.

PROSPECTUS

ASPEN INSURANCE HOLDINGS LIMITED

$1,000,000,000 in Ordinary Shares; Preference Shares; Depositary Shares Representing Ordinary Shares or Preference Shares; Senior or Subordinated Debt Securities; Warrants to
Purchase Ordinary Shares, Preference Shares or Debt Securities; and
Purchase Contracts and Purchase Units

39,244,985 Ordinary Shares of Aspen Insurance Holdings Limited
Offered by the Selling Shareholders From Time to Time

We may from time to time offer and sell:

•	ordinary shares;

•	preference shares;

•	depositary shares representing ordinary shares or preference shares;

•	senior or subordinated debt securities;

•	warrants to purchase ordinary shares, preference shares or debt securities; and

•	purchase contracts and purchase units.

We will describe in a prospectus supplement, which must accompany this prospectus, the type and amount of a series of securities we are offering and selling, as well as the specific terms of these securities. You should read this prospectus and any accompanying supplement carefully before you invest in these securities.

We may offer securities in amounts, at prices and on terms to be determined at the time of offering. We may sell these securities directly to you, through agents we select, or through underwriters and dealers we select. If we use agents, underwriters or dealers to sell these securities, we will name them and describe their compensation in a prospectus supplement.

We will provide the specific terms and initial public offering prices of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

We may sell any combination of these securities in one or more offerings up to a total dollar amount of $1,000,000,000.

In addition, selling shareholders named in this prospectus may sell up to 39,244,985 of our ordinary shares from time to time. We will not receive any of the proceeds from the sale of our ordinary shares by selling shareholders.

Our ordinary shares are traded on the New York Stock Exchange (the ‘‘NYSE’’) under the symbol ‘‘AHL.’’ Other than for our ordinary shares, there is no market for the other securities we may offer.

Investing in these securities involves certain risks. See ‘‘Risk Factors’’ section starting on page 1 of this prospectus.

None of the Securities and Exchange Commission, any state securities commission, the Bermuda Monetary Authority (the ‘‘BMA’’) or the Bermuda Registrar of Companies has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Securities may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act 2003 of Bermuda which regulates the sale of securities in Bermuda. In addition, the BMA must approve all issuances and transfers of securities of a Bermuda exempted company, other than in cases where the BMA has granted a general permission. The BMA in its policy dated June 1, 2005 provides that where any equity securities, which would include our ordinary shares, of a Bermuda company are listed on an appointed stock exchange (the NYSE is an appointed stock exchange under Bermuda law), general permission is given for the issue and subsequent transfer of any equity securities of a company from/or to a non-resident, for so long as any equity securities of the company remain so listed. The BMA and the Bermuda Registrar of Companies accept no responsibility for the financial soundness of any proposal or for the correctness of any of the statements made or opinions expressed in this prospectus.

This prospectus may not be used to consummate sales of offered securities unless accompanied by a prospectus supplement.

The date of this prospectus is November 2, 2005

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	ii
RISK FACTORS	1
FORWARD-LOOKING STATEMENTS	1
OUR COMPANY	3
GENERAL DESCRIPTION OF THE OFFERED SECURITIES	4
RATIO OF EARNINGS TO FIXED CHARGES AND PREFERENCE SHARE DIVIDENDS	5
CAPITALIZATION AND INDEBTEDNESS	6
USE OF PROCEEDS	7
DESCRIPTION OF SHARE CAPITAL	8
DESCRIPTION OF THE DEPOSITARY SHARES	27
DESCRIPTION OF THE DEBT SECURITIES	30
CERTAIN PROVISIONS APPLICABLE TO THE SENIOR DEBT SECURITIES	43
CERTAIN PROVISIONS APPLICABLE TO THE SUBORDINATED DEBT SECURITIES	45
DESCRIPTION OF THE WARRANTS TO PURCHASE ORDINARY SHARES OR PREFERENCE SHARES	47
DESCRIPTION OF THE WARRANTS TO PURCHASE DEBT SECURITIES	49
DESCRIPTION OF THE PURCHASE CONTRACTS AND THE PURCHASE UNITS	50
SELLING SHAREHOLDERS	51
MATERIAL TAX CONSIDERATIONS	60
PLAN OF DISTRIBUTION	73
CURRENCY OF PRESENTATION	76
EXCHANGE RATE INFORMATION	76
BRITISH POUND/U.S. DOLLAR EXCHANGE RATE HISTORY(1)	76
WHERE YOU CAN FIND MORE INFORMATION	77
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	78
LEGAL MATTERS	79
EXPERTS	79
ENFORCEMENT OF CIVIL LIABILITIES UNDER UNITED STATES FEDERAL SECURITIES LAWS AND OTHER MATTERS	80

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. The prospectus may be used only for the purposes for which it has been published and no person has been authorized to give any information not contained herein. If you receive any other information, you should not rely on it. We are not, and the initial purchaser is not, making an offer of these securities in any state where the offer is not permitted.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the ‘‘SEC’’) using a ‘‘shelf’’ registration process, relating to the ordinary shares, preference shares, depositary shares, debt securities, warrants, purchase contracts and purchase units described in this prospectus. This means:

•	we may issue any combination of securities covered by this prospectus from time to time, up to a total initial offering price of $1,000,000,000 and in the case of a secondary offering of our ordinary shares, the selling shareholders may sell up to 39,244,985 of our ordinary shares covered by this prospectus from time to time;

•	we or any selling shareholder, as the case may be, will provide a prospectus supplement each time these securities are offered pursuant to this prospectus; and

•	the prospectus supplement will provide specific information about the terms of that offering and also may add to, update or change information contained in this prospectus.

This prospectus provides you with a general description of the securities we or any selling shareholder may offer. This prospectus does not contain all of the information set forth in the registration statement as permitted by the rules and regulations of the SEC. For additional information regarding us and the offered securities, please refer to the registration statement. Each time we or any selling shareholder sell securities, we or any selling shareholder will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading ‘‘Where You Can Find More Information.’’

In this prospectus, references to the ‘‘Company,’’ ‘‘we,’’ ‘‘us’’ or ‘‘our’’ refer to Aspen Insurance Holdings Limited (‘‘Aspen Holdings’’) or Aspen Holdings and its wholly-owned subsidiaries Aspen Insurance UK Limited (‘‘Aspen Re’’), Aspen (UK) Holdings Limited (‘‘Aspen U.K. Holdings’’), Aspen Insurance UK Services Limited (‘‘Aspen U.K. Services’’), Aspen Insurance Limited (‘‘Aspen Bermuda’’), Aspen U.S. Holdings, Inc. (‘‘Aspen U.S. Holdings’’), Aspen Specialty Insurance Company (‘‘Aspen Specialty’’), Aspen Specialty Insurance Management Inc. (‘‘Aspen Management’’), Aspen Re America, Inc. (‘‘Aspen Re America’’), Aspen Insurance U.S. Services Inc. (‘‘Aspen U.S. Services’’) and any other direct or indirect subsidiary collectively, as the context requires. Aspen Re, Aspen Bermuda and Aspen Specialty are each referred to herein as an ‘‘Insurance Subsidiary,’’ and collectively referred to as the ‘‘Insurance Subsidiaries.’’

Any statements in this prospectus concerning the provisions of any document are not complete. Such references are made to the copy of that document filed or incorporated or deemed to be incorporated by reference as an exhibit to the registration statement of which this prospectus is a part or otherwise filed with the SEC. Each statement concerning the provisions of any document is qualified in its entirety by reference to the document so filed.

ii

RISK FACTORS

Investing in our securities involves risk. Please see the ‘‘Risk Factors’’ described in our Annual Report on Form 10-K for our most recent fiscal year and in our Current Report on Form 8-K dated October 4, 2005, which are incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. Additional risk factors may be included in a prospectus supplement relating to a particular series or offering of securities.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus may include, and we may from time to time make, other verbal or written, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the ‘‘Securities Act’’) and Section 21E of the Securities Exchange Act of 1934, as amended (the ‘‘Exchange Act’’) that involve risks and uncertainties, including statements regarding our capital needs, business strategy, expectations and intentions. Statements that use the terms ‘‘believe,’’ ‘‘do not believe,’’ ‘‘anticipate,’’ ‘‘expect,’’ ‘‘plan,’’ ‘‘estimate,’’ ‘‘intend’’ and similar expressions are intended to identify forward-looking statements. These statements reflect our current views with respect to future events and because our business is subject to numerous risks, uncertainties and other factors, our actual results could differ materially from those anticipated in the forward-looking statements, and the differences could be significant. The risks, uncertainties and other factors set forth below and under ‘‘Risk Factors’’ and other cautionary statements made in this prospectus and any prospectus supplements should be read and understood as being applicable to all related forward-looking statements wherever they appear in this prospectus, any prospectus supplements and any documents incorporated by reference.

All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in these statements. We believe that these factors include, but are not limited to, those set forth under ‘‘Risk Factors’’ and the following:

•	the impact of acts of terrorism and related legislation and acts of war;

•	the possibility of greater frequency or severity of or unanticipated losses from natural or man-made catastrophes;

•	the level of inflation in repair costs due to limited availability of labor and materials after catastrophes;

•	the effectiveness of our loss limitation methods;

•	changes in the availability, cost or quality of reinsurance or retrocessional coverage;

•	loss of key personnel;

•	a decline in the operating subsidiaries’ ratings with S&P, A.M. Best or Moody’s;

•	changes in general economic conditions, including inflation, foreign currency exchange rates, interest rates and other factors that could affect our investment portfolio;

•	increased competition on the basis of pricing, capacity, coverage terms or other factors;

•	the effects of terrorist-related insurance legislation and laws;

•	decreased demand for our insurance or reinsurance products and cyclical downturn of the industry;

•	changes in governmental regulations or tax laws in jurisdictions where we conduct business;

•	Aspen Holdings or Aspen Bermuda becomes subject to income taxes in the United States or the United Kingdom; and

•	the effect on the insurance markets, business practices and relationships of current litigation, investigations and regulatory activity by the New York State Attorney General’s office and other authorities concerning contingent commission arrangements with brokers and bid solicitation activities.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this prospectus. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise or disclose any difference between our actual results and those reflected in such statements.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements you read in this prospectus reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. All subsequent written and oral forward-looking statements attributable to us or individuals acting on our behalf are expressly qualified in their entirety by the points made above. You should specifically consider the factors identified in this prospectus which could cause actual results to differ before making an investment decision.

OUR COMPANY

Aspen Insurance Holdings Limited is a Bermuda holding company. We provide property and casualty reinsurance in the global market through Aspen Re and Aspen Bermuda. We provide property and liability insurance principally in the United Kingdom and in the United States through Aspen Re and Aspen Specialty, and we provide specialty insurance and reinsurance, consisting mainly of marine and aviation worldwide through Aspen Re. Aspen Re America is a reinsurance intermediary which provides property and casualty reinsurance in the United States exclusively on behalf of Aspen Re.

Our business segments are based on how we monitor the performance of our underwriting operations. In 2005, management revised the presentation of our underwriting results into four segments to more accurately reflect the organizational structure of the business. These four business segments and their respective lines of business may, at times, have different business cycles, allowing us to manage our business by emphasizing one segment over the other, or one line of business within a particular segment over another, depending on market conditions.

Our four segments consist of the following:

•	property reinsurance;

•	casualty reinsurance;

•	specialty insurance and reinsurance; and

•	property and casualty insurance.

For the six months ended June 30, 2005, we wrote $1,353.5 million in gross premiums written of which $498.8 million, $401.0 million, $244.4 million and $209.3 million related to property reinsurance, casualty reinsurance, specialty insurance and reinsurance and property and casualty insurance respectively. For the six months ended June 30, 2004, we wrote $1,020.6 million in gross premiums written of which $479.3 million, $309.6 million, $62.5 million and $169.2 million related to property reinsurance, casualty reinsurance, specialty insurance and reinsurance and property and casualty insurance respectively.

For the year ended December 31, 2004, we wrote $1,586.2 million in gross premiums written of which $649.3 million, $446.7 million, $125.3 million and $364.9 million related to property reinsurance, casualty reinsurance, specialty insurance and reinsurance and property and casualty insurance respectively. For the year ended December 31, 2003, we wrote $1,306.8 million in gross premiums written of which $558.2 million, $292.3 million, $151.4 million and $304.9 million related to property reinsurance, casualty reinsurance, specialty insurance and reinsurance and property and casualty insurance respectively.

Our senior management and some of our underwriters worked as a team at the Society of Lloyd’s (‘‘Lloyd’s’’) Syndicate 2020 (‘‘Syndicate 2020’’) and its predecessors. Syndicate 2020 is an underwriting operation in the London Market and is managed by Wellington Underwriting Agencies Limited (‘‘WUAL’’), a wholly-owned subsidiary of one of our largest shareholders, Wellington Underwriting plc (‘‘Wellington’’). The portion of the portfolio of risks we secured from Wellington and WUAL comprises certain of our initial lines of business, including U.K. commercial property insurance, U.K. commercial liability insurance, property reinsurance and casualty reinsurance (the ‘‘Initial Lines of Business’’).

We believe this established book of business and the operational continuity we enjoy gave us a competitive advantage over other companies that started in the insurance and reinsurance sectors after the World Trade Center tragedy. Since the commencement of operations we have expanded our business portfolio both within the Initial Lines of Business and by adding new lines of business, such as marine and aviation.

Our principal executive offices are located at Victoria Hall, 11 Victoria Street, Hamilton HM 11, Bermuda and our telephone number at that location is (441) 295-8201.

GENERAL DESCRIPTION OF THE OFFERED SECURITIES

Our Offered Securities

We may from time to time offer under this prospectus, separately or together:

•	ordinary shares, which we would expect to list on the NYSE;

•	preference shares, the terms and series of which would be described in the related prospectus supplement;

•	depositary shares, each representing a fraction of an ordinary share or a particular series of preference shares, which will be deposited under a deposit agreement among us, a depositary selected by us and the holders of the depositary receipts;

•	senior debt securities;

•	subordinated debt securities, which will be subordinated in right of payment to our senior indebtedness;

•	warrants to purchase ordinary shares and warrants to purchase preference shares, which will be evidenced by share warrant certificates and may be issued under a share warrant agreement independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from such other offered securities;

•	warrants to purchase debt securities, which will be evidenced by debt warrant certificates and may be issued under a debt warrant agreement independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from such other offered securities;

•	purchase contracts obligating holders to purchase from us a specified number of ordinary shares or preference shares at a future date or dates; and

•	purchase units, consisting of a purchase contract and, as security for the holder’s obligation to purchase ordinary shares or preference shares under the purchase contract, any of (1) our debt securities, (2) debt obligations of third parties, including U.S. Treasury securities, or (3) our preference shares.

The aggregate initial offering price of these offered securities will not exceed $1,000,000,000.

Offered Securities by the Selling Shareholders

The selling shareholders may also offer from time to time under this prospectus up to 39,244,985 of our ordinary shares.

RATIO OF EARNINGS TO FIXED CHARGES
AND PREFERENCE SHARE DIVIDENDS

The following table sets forth our ratio of earnings to fixed charges for the years ended December 31, 2004, 2003 and 2002 and the six months ended June 30, 2005:

	As at June 30,	As at December 31,
	2005 (3)	2004	2003	2002 (4)
	($ in millions, except ratios)
Ratio of earnings to fixed charges (1)(2)	26.86x	38.91x	519.75x	— (5)

(1)	For purposes of computing these ratios, earnings consist of net income before tax, excluding interest expense, net realized investment gains (losses) and net foreign exchange gains (losses). Fixed charges consist of interest expense, amortization of capitalized debt expenses, and an imputed interest component for rental expense.

(2)	We have no dividend bearing preference shares during the periods covered by the table listed above.

(3)	Does not give effect to any adjustments for events or results of operations after June 30, 2005 in connection with Hurricanes Katrina and Rita and the New Orleans Flood as set forth in our Current Report on Form 8-K dated October 4, 2005.

(4)	We were incorporated on May 23, 2002.

(5)	Not meaningful because Aspen Holdings had no debt financings outstanding as of such date.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our consolidated capitalization on an actual basis as of June 30, 2005, the date of our most recent quarterly financial statement. We will provide updated information in the applicable prospectus supplement. The financial information presented below is unaudited. This table should be read in conjunction with the consolidated financial statements and related notes.

As of June 30, 2005 (1)
($ in millions)
Debt Outstanding:
Long-Term Debt (senior unsecured notes)	$249.3
Shareholders’ Equity:
Ordinary Shares, par value 0.15144558¢ each, 969,629,030 ordinary shares authorized, 69,329,931 ordinary shares issued and outstanding	$1,100.5
Non-voting ordinary shares, par value 0.15144558¢ each, 6,787,880 non-voting ordinary shares authorized, 0 non-voting ordinary shares issued and outstanding	—
Preference shares, par value 0.15144558¢ each, 100,000,000 preference shares authorized, 0 preference shares issued and outstanding	—
Retained earnings	500.6
Accumulated other comprehensive income, net of taxes	6.6
Total shareholder’s equity	1,607.7
Total Capitalization	$1,857.0

(1)	This table does not give effect to:

•	the options granted to Wellington Underwriting plc (‘‘Wellington’’) for 3,781,120 non-voting shares and to Appleby Trust (Bermuda) Limited (‘‘Names’ Trustee’’) for the benefit of the members of Syndicate 2020 who are not corporate members of Wellington (the ‘‘Unaligned Members’’) for an additional 1,481,579 non-voting shares, which options are exercisable into non-voting shares and which non-voting shares will automatically convert into ordinary shares at a one-to-one ratio upon issuance (the options held by Wellington and the Names’ Trustee are collectively referred to as the ‘‘Investor Options’’);

•	4,529,935 options to purchase ordinary shares, 136,958 restricted share units, and 257,034 performance share awards granted to our employees under our share incentive plan as of June 30, 2005;

•	4,532,679 ordinary shares available for future grants and issuances under our share incentive plan as of June 30, 2005;

•	the issuance of 17,551,558 ordinary shares in connection with our public offering on October 11, 2005;

•	the issuance of 40,381 ordinary shares to the Names’ Trustee and its beneficiaries on October 17, 2005; and

•	any adjustments for events or results of operations after June 30, 2005 in connection with Hurricanes Katrina, Rita and the New Orleans Flood as set forth in our Current Report on Form 8-K, dated October 4, 2005.

USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, the net proceeds from the sale of securities offered by us will be used for working capital, capital expenditures, acquisitions and other general corporate purposes. Until we use the net proceeds in this manner, we may temporarily use them to make short-term investments or reduce short-term borrowings. We will not receive any of the proceeds from the sale of our ordinary shares by selling shareholders.

DESCRIPTION OF SHARE CAPITAL

The following summary of provisions of our bye-laws is qualified in its entirety by the provisions of the bye-laws which are incorporated by reference as an exhibit to the registration statement to which this prospectus relates or which are in effect at the time of filing of any subsequent prospectus supplement to this prospectus. In addition, you should review any such prospectus supplement relating to an issuance or sale of ordinary shares for a description of the historical price range of our ordinary shares and any dilutive effect with respect to the issuance of additional ordinary shares. A more detailed description of the Investor Options and the employee options is set forth in our Annual Report on Form 10-K for the year ended December 31, 2004 under Part II, Item 5(g) and Part III, Item 11 ‘‘Executive Compensation — Share Incentive Plan,’’ respectively. Any amendment to our registration statement filed under the Exchange Act on Form 8-A on November 25, 2003 with the SEC filed for the purpose of updating such description is also hereby incorporated by reference.

Authorized Share Capital

As of October 1, 2005, Aspen Holdings has authorized share capital of 1,076,416,910 shares of par value 0.15144558¢ per share, of which 969,629,030 are ordinary shares, 6,787,880 are non-voting ordinary shares which automatically convert into ordinary shares upon issuance and 100,000,000 are preference shares. All of our ordinary shares are in registered form. The following summary of our share capital is qualified in its entirety by reference to our memorandum of association and by our bye-laws which have been incorporated by reference as an exhibit to the registration statement to which this prospectus relates, as well as to the shareholders’ agreement, the registration rights agreement, the option instrument which have been described below or which descriptions have been incorporated by reference.

Ordinary Shares

In general, subject to the adjustments regarding voting set forth in ‘‘— Voting Adjustments’’ below, holders of our ordinary shares have one vote for each ordinary share held by them and are entitled to vote, on a non-cumulative basis, at all meetings of shareholders. Holders of our ordinary shares are entitled to receive dividends as may be lawfully declared from time to time by our board of directors. Holders of our ordinary shares have no redemption, conversion or sinking fund rights. In the event of our liquidation, dissolution or winding-up, the holders of our ordinary shares are entitled to share equally and ratably in our assets, if any remain after the payment of all our debts and liabilities and the liquidation preference of any outstanding preferred shares.

No prediction can be made as to the effect, if any, future sales of shares, or the availability of shares for future sales, will have on the market price of our ordinary shares prevailing from time to time. The sale of substantial amounts of our ordinary shares in the public market, or the perception that such sales could occur, could harm the prevailing market price of our ordinary shares.

History of Ordinary Shares Issuances

As of January 1, 2003, we had 56,876,360 ordinary shares outstanding. On February 11, 2003 and August 11, 2003, we issued 43,420 and 4,340 ordinary shares, respectively, to our employees. On December 4, 2003, pursuant to our initial public offering we issued a total of 12,102,600 ordinary shares (including the over-allotment option). On December 9, 2003, and December 17, 2003, we issued 126,706 and 25,877 ordinary shares, respectively, to the Names’ Trustee in accordance with the option instrument governing the Investor Options. As of December 31, 2003, there were 69,179,303 ordinary shares outstanding. During the first quarter of 2004, we repurchased 5,000 ordinary shares from one of our previous employees. In October 2004, we issued 135,321 ordinary shares to the Names’ Trustee in connection with the exercise of Investor Options, and 5,475 ordinary shares to an employee who exercised his vested options. In March 2005, we issued a total of 14,832 ordinary shares to former employees who exercised their vested options and in July 2005, we issued 12,555 ordinary shares to current employees whose restricted share units have vested. On October 11, 2005, we issued 17,551,558 ordinary shares in our public offering of ordinary shares and on October 17, 2005, we issued 40,381 ordinary shares to the Names’ Trustee and its beneficiaries in connection with the exercise of Investor Options. As of October 20, 2005, there were 86,934,425 ordinary shares outstanding, 5,262,699 Investor Options granted that will be exercisable for shares or lapse upon the earlier occurrence of several events, 4,501,395 options to purchase shares granted to employees, 144,763 restricted share units granted to employees and 257,034 performance shares granted to employees, each under our share incentive plan. Our board of directors approved the issuance of all such ordinary shares, and regulatory approval was sought where necessary.

Voting Adjustments

In general, and except as provided below, shareholders have one vote for each ordinary share held by them and are entitled to vote at all meetings of shareholders. However, if, and so long as, the shares of a shareholder in the Company are treated as ‘‘controlled shares’’ (as determined pursuant to section 958 of the Internal Revenue Code of 1986, as amended (the ‘‘Code’’)) of any U.S. Person and such controlled shares constitute 9.5% or more of the votes conferred by the issued shares of Aspen Holdings, the voting rights with respect to the controlled shares owned by such U.S. Person shall be limited, in the aggregate, to a voting power of less than 9.5%, under a formula specified in our bye-laws. The formula is applied repeatedly until the voting power of all 9.5% U.S. Shareholders has been reduced to less than 9.5%. In addition, our board of directors may limit a shareholder’s voting rights when it deems it appropriate to do so to (i) avoid the existence of any 9.5% U.S. Shareholder; and (ii) avoid certain material adverse tax, legal or regulatory consequences to the Company or any of its subsidiaries or any shareholder or its affiliates. ‘‘Controlled shares’’ includes, among other things, all shares of the Company that such U.S. Person is deemed to own directly, indirectly or constructively (within the meaning of section 958 of the Code). The amount of any reduction of votes that occurs by operation of the above limitations will generally be reallocated proportionately among all other shareholders of Aspen Holdings whose shares were not ‘‘controlled shares’’ of the 9.5% U.S. Shareholder so long as such: (i) reallocation does not cause any person to become a 9.5% U.S. Shareholder; (ii) no portion of such reallocation shall apply to the shares held by Wellington or the Names’ Trustee, except where the failure to apply such increase would result in any person becoming a 9.5% shareholder, and (iii) reallocation shall be limited in the case of existing shareholders 3i Group plc (‘‘3i’’), Phoenix Equity Partners and its affiliates (‘‘Phoenix’’) and Montpelier Reinsurance Limited (‘‘Montpelier Re’’) so that none of their voting rights exceed 10%.

Under these provisions, certain shareholders may have their voting rights limited to less than one vote per share, while other shareholders may have voting rights in excess of one vote per share. Moreover, these provisions could have the effect of reducing the votes of certain shareholders who would not otherwise be subject to the 9.5% limitation by virtue of their direct share ownership. Our bye-laws provide that shareholders will be notified of their voting interests prior to any vote to be taken by them.

We are authorized to require any shareholder to provide information as to that shareholder’s beneficial share ownership, the names of persons having beneficial ownership of the shareholder’s shares, relationships with other shareholders or any other facts the directors may deem relevant to a determination of the number of ordinary shares attributable to any person. If any holder fails to respond to this request or submits incomplete or inaccurate information, we may, in our sole discretion, eliminate the shareholder’s voting rights. All information provided by the shareholder shall be treated by the Company as confidential information and shall be used by the Company solely for the purpose of establishing whether any 9.5% U.S. Shareholder exists (except as otherwise required by applicable law or regulation).

Acquisition of Ordinary Shares by the Company

Under our bye-laws and subject to Bermuda law, we have the option, but not the obligation, to require a shareholder to sell to us or a third party at fair market value, as determined in the good faith discretion of our board of directors, the minimum number of ordinary shares which is necessary to avoid or cure any material adverse tax consequences to us, our subsidiaries or our shareholders or affiliates if our board of directors unanimously determines that failure to exercise such option would result in such material adverse tax consequences.

Issuance of Shares

In accordance with our bye-laws, our board of directors has the power to issue any unissued shares of the Company, except that with respect to preference shares having voting rights or powers together with the holders of any other class of the share capital of the Company (other than any mandatory voting rights or powers required under the Bermuda Companies Act 1981, as amended (the ‘‘Companies Act’’)), our board of directors may only issue such preference shares if a resolution authorizing such issuance is approved by a majority of the votes cast at a meeting of the Company’s shareholders.

Non-Voting Shares

Holders of our non-voting shares have the same rights as the holders of ordinary shares, except that (unless otherwise granted a vote pursuant to the provisions of the Companies Act) they have no right to vote on any matters put before the shareholders of Aspen Holdings. Since the completion of our initial public offering, each non-voting share will automatically convert, immediately upon issue, into one ordinary share carrying rights to vote.

Shareholders’ Agreement

The Company has entered into an amended and restated shareholders’ agreement dated as of September 30, 2003 with The Blackstone Group and its affiliates (‘‘Blackstone’’), Wellington, Candover Partners Limited and its affiliates (‘‘Candover’’), Mourant & Co. Trustee Limited (‘‘Mourant’’), Credit Suisse First Boston Private Equity and its affiliates (‘‘CSFB Private Equity’’), Montpelier Re, the Names’ Trustee, 3i, Phoenix, Olympus Partners and its affiliates (‘‘Olympus’’) and The Lexicon Partnership LLP (‘‘Lexicon’’) and, for limited purposes, Mr. Myners, Mr. O’Kane, Mr. Cusack, Ms. Davies and Mr. May.

The shareholders’ agreement defines certain rights and obligations of the shareholders parties to the shareholders’ agreement with respect to the transfer of shares and other matters. Pursuant to the terms of the shareholders’ agreement, generally if any existing shareholder party thereto (or group of existing shareholder parties thereto) proposes to transfer 20% or more of our outstanding shares, then the other shareholders party to the shareholders’ agreement have a right to participate proportionally in the transfer.

If a change of control (as defined in the shareholders’ agreement) is approved by the board of directors and by investors (as defined in the shareholders’ agreement) holding not less than 60% of the voting power of shares held by the investors (in each case, after taking into account voting power adjustments under the bye-laws), Wellington, certain entities affiliated with Wellington and the Names’ Trustee undertake to:

•	exercise their respective voting rights as shareholders to approve the change of control; and

•	tender their respective shares for sale in relation to the change of control on terms no less favorable than those on which the investors sell their shares.

Each shareholder party to the shareholders’ agreement agreed to vote its shares and otherwise take all reasonable action within its power to give effect to the foregoing and the cashless exercise provision of the Investor Options.

Each shareholder party has agreed to require any transferee of the ordinary shares beneficially owned by such shareholder within 36 months after our initial public offering to sign a deed of adherence to the shareholders’ agreement, except if such transfer is pursuant to a registered public offering, sale pursuant to Rule 144 of the Securities Act or certain other circumstances.

Generally, the shareholders’ agreement may only be amended if the amendment is in writing and signed by or on behalf of the Company (acting with the approval of the board of directors) and the shareholder parties holding 75% of the voting power of the shares held by the shareholder parties, provided that any amendment or variation of the shareholders’ agreement that would adversely affect a shareholder party thereto in a disproportionate manner relative to the other shareholder parties thereto may not be effected without the consent of such disproportionately affected shareholder.

Directors, officers and employees of the Company who currently hold ordinary shares are deemed third party beneficiaries of some of the provisions of the shareholders’ agreement. However, these directors, officers and employees are not entitled to vote in connection with any amendment or variation of the shareholders’ agreement, unless such amendment or variation adversely affects only them or adversely affects them in a disproportionate manner relative to the other shareholder parties thereto, in which case the consent of a majority of voting power of ordinary shares held by these directors, officers and employees is required.

We have agreed to pay the reasonable legal fees and expenses incurred by the shareholders parties to the shareholders’ agreement in connection with the negotiation, preparation and execution of the shareholders’ agreement, the registration rights agreement, the management shareholders’ agreements (and all other documents relating to the 2003 Share Incentive Plan) and all other matters in connection with our initial public offering prior to the completion date of our initial public offering.

In addition, we have agreed to pay the reasonable legal fees and expenses incurred by all of our management shareholders, taken together, in connection with the negotiation, preparation and execution of the shareholders’ agreement, the registration rights agreement, the management shareholders’ agreements (and all other documents relating to the 2003 Share Incentive Plan) and all other matters in connection with our initial public offering prior to the completion date of our initial public offering and the management service contracts; provided that, we shall only reimburse our management shareholders for any such legal fees and expenses incurred for the services of one firm of legal counsel.

We have agreed to pay each year the reasonable costs of administration of the Names’ Trust incurred by the Names’ Trustee and will bear the reasonable or pre-approved costs of the Names’ Trustee incurred in connection with the transmission of notices received by the Names’ Trustee (in its capacity as trustee for the Names’ Trust) to the Unaligned Members and any other communications with the Unaligned Members which are made to or by the Names’ Trustee on behalf of the Unaligned Members.

Management and Employee Shareholder’s Agreements

Certain employees and directors of the Company who were granted options or who were shareholders prior to our initial public offering (each, an ‘‘Employee Shareholder’’ and collectively, the ‘‘Employee Shareholders’’) have entered into a shareholder’s agreement with the Company. Under the agreement, the Employee Shareholders have certain registration rights under the registration rights agreement described below, subject to a maximum number of shares to be registered in connection with any particular offering. The Employee Shareholders have appointed Christopher O’Kane as their representative to act as their attorney and have given their power of attorney to him to receive notices and other communications and take decisions and exercise approvals, consents and other rights, on their behalf, under or in connection with the registration rights agreement.

Under the agreement, the Employee Shareholders are restricted from transferring their shares prior to the fifth anniversary of the agreement (in most cases, August 2008), subject to certain exceptions including, but not limited to, (i) a sale of the ordinary shares pursuant to the Employee Shareholders’ registration rights under the registration rights agreement, (ii) a transfer of the ordinary shares pursuant to the Employee Shareholders’ ‘‘tag-along’’ rights under the shareholders’ agreement described above, or (iii) a transfer at any time after the completion date of our initial public offering of an aggregate number of ordinary shares that (together with ordinary shares previously transferred pursuant to clause (i), (ii) or (iii)), that does not exceed 5% of the holdings (including ordinary shares underlying vested options) of any such Employee Shareholder at the time of completion of our initial public offering in any 12-month period.

Registration Rights Agreement

We have entered into an amended and restated registration rights agreement, dated November 14, 2003, with Blackstone, Wellington, Candover, Mourant, CSFB Private Equity, Montpelier Re, the Names’ Trustee, 3i, Phoenix, Olympus and Lexicon, pursuant to which we may be required to register our ordinary shares held by such parties under the Securities Act. At any time any such shareholder party or group of shareholders (other than directors, officers or employees of the Company) that holds in the aggregate $50 million of our shares has the right to request registration for a public offering of all or a portion of its shares, subject to the limitations and restrictions provided in the agreement.

In addition, under certain circumstances, if we propose to register the sale of any of our securities under the Securities Act (other than a registration on Form S-8 or F-4), such parties holding our ordinary shares or other securities convertible into, exercisable for or exchangeable for our ordinary shares, will have the right to participate in such registration, and proportionately in any sale. The filing of the registration statement to which this prospectus relates triggered such rights.

Parties to the registration rights agreement who wish to register their ordinary shares must notify us within 10 days of receipt of our notice that a registration statement will be filed, though a 20 business day period will apply for the Names’ Trustee to allow it additional time to coordinate with the Names’ Trust beneficiaries. If the registration requested would not be delayed by the extended period provided to the Names’ Trustee, then the Names’ Trustee will participate in the underwritten offering. If a delay would occur as a result of the extended period to the Names’ Trustee, then the Names’ Trustee would be entitled to request a separate registration for sale of ordinary shares it holds on behalf of the Unaligned Members, for a non-underwritten direct resale of such shares.

Generally, the registration rights agreement may only be amended if the amendment is in writing and signed by or on behalf of shareholders party to the registration rights agreement holding 75% of the number of ordinary shares (or securities exchangeable or exercisable for or convertible into ordinary shares) that are considered registrable under the registration rights agreement (‘‘Registrable Securities’’), provided that any amendment or variation of the registration rights agreement that would adversely affect a shareholder party thereto in a disproportionate manner relative to the other shareholders parties thereto may not be effected without the consent of such disproportionately affected shareholder.

Directors, officers and employees of the Company who currently hold ordinary shares and options are deemed third party beneficiaries of some of the provisions of the registration rights agreement. However, these directors, officers and employees are not entitled to vote in connection with any amendment or variation of the registration rights agreement, unless such amendment or variation adversely affects only them or adversely affects them in a disproportionate manner relative to the other shareholders parties thereto, in which case the consent of a majority of the number of Registrable Securities held by these directors, officers and employees is required.

Bye-laws

In addition to the provisions of our bye-laws described elsewhere in this prospectus, the following provisions are a summary of some of the other important provisions of our bye-laws.

Our Board and Corporate Action.    Our bye-laws provide that the board shall consist of not less than six and not more than 15 directors. Subject to our bye-laws and Bermuda law, the directors shall be elected or appointed by holders of ordinary shares. Our board of directors is divided into three classes, designated Class I, Class II and Class III and is elected by the shareholders as follows. Each director shall serve for a term ending on the date of the third annual general meeting of shareholders next following the annual general meeting at which such director was elected, provided that (i) Directors initially designated as Class I Directors shall serve for an initial term ending on the date of the third annual general meeting of Shareholders following June 21, 2002, (ii) directors initially designated as Class II Directors shall serve for an initial term ending on the fourth annual general meeting following June 21, 2002, and (iii) directors initially designated as Class III Directors shall serve for an initial term ending on the fifth annual general meeting following June 21, 2002. Notwithstanding the foregoing, each director shall hold office until such director’s successor shall have been duly elected or until such director is removed from office or such office is otherwise vacated. In the event of any change in the number of directors, the board of directors shall apportion any newly created directorships among, or reduce the number of directorships in, such class or classes as shall equalize, as nearly as possible, the number of directors in each class. In no event will a decrease in the number of directors shorten the term of any incumbent director.

Generally, the affirmative vote of a majority of the directors present at any meeting at which a quorum is present shall be required to authorize corporate action. Corporate action may also be taken by a unanimous written resolution of the board without a meeting and with no need to give notice, except in the case of removal of auditors or directors. The quorum necessary for the transaction of business of the board of directors may be fixed by the board of directors and, unless so fixed at any other number, shall be a majority of directors in office from time to time and in no event less than two directors.

Shareholder Action.    Except as otherwise required by the Companies Act and our bye-laws, any question proposed for the consideration of the shareholders at any general meeting shall be decided by the affirmative vote of a majority of the voting power of votes cast at such meeting (in each case, after taking into account voting power adjustments under the bye-laws). Our bye-laws require 21 days’ notice of annual general meetings.

The following actions shall be approved by the affirmative vote of at least seventy-five percent (75%) of the voting power of shares entitled to vote at a meeting of shareholders (in each case, after taking into account voting power adjustments under the bye-laws): any amendment to Bye-Laws 13 (first sentence — Modification of Rights); 24 (Transfer of Shares); 49 (Voting); 63, 64, 65 and 66 (Adjustment of Voting Power); 67 (Other Adjustments of Voting Power), 76 (Purchase of Shares), 84 or 85 (Certain Subsidiaries); provided, however, that in the case of any amendments to Bye-Laws 24, 63, 64, 65, 66, 67 or 76, such amendment shall only be subject to this voting requirement if the board determines in its sole discretion that such amendment could adversely affect any shareholder in any non-de minimis respect. The following actions shall be approved by the affirmative vote of at least sixty-six percent (66%) of the voting power of shares entitled to vote at a meeting of shareholders (in each case, after taking into account voting power adjustments under the bye-laws): (i) a merger or amalgamation with, or a sale, lease or transfer of all or substantially all of the assets of the Company to, a third party, where any shareholder does not have the same right to receive the same consideration as all other shareholders in such transaction; or (ii) discontinuance of the Company out of Bermuda to another jurisdiction.

Amendment.    Our bye-laws may be revoked or amended by a majority of the board of directors, but no revocation or amendment shall be operative unless and until it is approved at a subsequent general meeting of the Company by the shareholders by resolution passed by a majority of the voting power of votes cast at such meeting (in each case, after taking into account voting power adjustments under the bye-laws) or such greater majority as required by our bye-laws.

Voting of Non-U.S. Subsidiary Shares.    If we are required or entitled to vote at a general meeting of any of Aspen Re, Aspen Bermuda, Aspen U.K. Holdings or Aspen U.K. Services or any other directly held non-U.S. subsidiary of ours (together, the ‘‘Non-U.S. Subsidiaries’’), our directors shall refer the subject matter of the vote to our shareholders and seek direction from such shareholders as to how they should vote on the resolution proposed by the Non-U.S. Subsidiary. Substantially similar provisions are or will be contained in the bye-laws (or equivalent governing documents) of the Non-U.S. Subsidiaries.

Capital Reduction.    In the event of a reduction of capital, our bye-laws require that such reduction apply to the entire class or series of shares affected. We may not permit a reduction of part of a class or series of shares.

Corporate Purpose.    Our certificate and memorandum of association and our bye-laws, which are incorporated by reference as exhibits to the registration statement to which this prospectus relates, do not restrict our corporate purpose and objects.

Preference Shares

As of the date of this prospectus, there were no preference shares in issue. Subject to certain limitations contained in our bye-laws and any limitations prescribed by applicable law, our board of directors is authorized to issue preference shares in one or more series and to fix the rights, preferences privileges and restrictions of such shares, including but not limited to dividend rates, conversion rights, voting rights, terms of redemption (including sinking fund provisions), redemption prices and liquidation preferences, and the number of shares constituting and the designation of any such series, without further vote or action by our shareholders. Such preference shares, upon issuance against full consideration (not less than the par value of such shares), will be fully paid and nonassessable. The particular rights and preferences of such preference shares offered by any prospectus supplement and the extent, if any, to which the general provisions described below may apply to the offered preference shares, will be described in the prospectus supplement.

Because the following summary of the terms of preference shares is not complete, you should refer to our memorandum of association and bye-laws and any applicable resolution of our board of directors for complete information regarding the terms of the class or series of preference shares described in a prospectus supplement. Whenever we refer to particular sections or defined terms of our memorandum of association and bye-laws and an applicable resolution of our board of directors, such sections or defined terms are incorporated herein by reference.

A prospectus supplement will specify the terms of a particular class or series of preference shares as follows:

•	the number of shares to be issued and sold and the distinctive designation thereof;

•	the dividend rights of the preference shares, whether dividends will be cumulative and, if so, from which date or dates and the relative rights or priority, if any, of payment of dividends on preference shares and any limitations, restrictions or conditions on the payment of such dividends;

•	the voting powers, if any, of the preference shares, equal to or greater than one vote per share, which may include the right to vote, as a class or with other classes of share capital, to elect one or more of our directors;

•	the terms and conditions (including the price or prices, which may vary under different conditions and at different redemption dates), if any, upon which all or any part of the preference shares may be redeemed, at whose option such a redemption may occur, and any limitations, restrictions or conditions on such redemption;

•	the terms, if any, upon which the preference shares will be convertible into or exchangeable for our shares of any other class, classes or series;

•	the relative amounts, and the relative rights or priority, if any, of payment in respect of preference shares, which the holders of the preference shares will be entitled to receive upon our liquidation, dissolution, winding up, amalgamation, merger or sale of assets;

•	the terms, if any, of any purchase, retirement or sinking fund to be provided for the preference shares;

•	the restrictions, limitations and conditions, if any, upon the issuance of our indebtedness so long as any preference shares are outstanding;

•	any other relative rights, preferences, limitations and powers not inconsistent with applicable law, our memorandum of association and bye-laws; and

•	a discussion of certain U.S. federal income tax considerations.

Subject to the specification of the above terms of preference shares and as otherwise provided with respect to a particular class or series of preference shares, in each case as described in a supplement to this prospectus, the following general provisions will apply to each class or series of preference shares.

    Dividends

Except as otherwise set forth in the applicable prospectus supplement, the holders of preference shares will be entitled to receive dividends, if any, at such rate established by the board of directors in accordance with the bye-laws, payable on specified dates each year for the respective dividend periods ending on such dates (‘‘dividend periods’’), when and as declared by our board of directors and subject to Bermuda law and regulations. Such dividends will accrue on each preference share from the first day of the dividend period in which such share is issued or from such other date as our board of directors may fix for such purpose. All dividends on preference shares will be cumulative. If we do not pay or set apart for payment the dividend, or any part thereof, on the issued and outstanding preference shares for any dividend period, the deficiency in the dividend on the preference shares must thereafter be fully paid or declared and set apart for payment (without interest) before any dividend may be paid or declared and set apart for payment on the ordinary shares. The holders of preference shares will not be entitled to participate in any other or additional earnings or profits of ours, except for such premiums, if any, as may be payable in case of our liquidation, dissolution or winding up.

Any dividend paid upon the preference shares at a time when any accrued dividends for any prior dividend period are delinquent will be expressly declared to be in whole or partial payment of the accrued dividends to the extent thereof, beginning with the earliest dividend period for which dividends are then wholly or partly delinquent, and will be so designated to each shareholder to whom payment is made.

No dividends will be paid upon any shares of any class or series of preference shares for a current dividend period unless there will have been paid or declared and set apart for payment dividends required to be paid to the holders of each other class or series of preference shares for all past dividend periods of such other class or series. If any dividends are paid on any of the preference shares with respect to any past dividend period at any time when less than the total dividends then accumulated and payable for all past dividend periods on all of the preference shares then outstanding are to be paid or declared and set apart for payment, then the dividends being paid will be paid on each class or series of preference shares in the proportions that the dividends then accumulated and payable on each class or series for all past dividend periods bear to the total dividends then accumulated and payable for all past dividend periods on all outstanding preference shares.

Our ability to pay dividends depends, in part, on the ability of our subsidiaries to pay dividends to us. Under Bermuda law, a company may declare and pay dividends from time to time unless there are reasonable grounds for believing that the company is or would, after the declaration or payment, be unable to pay its liabilities as they become due or that the realizable value of its assets would thereby be less than the aggregate of its liabilities and issued share capital and share premium accounts. In addition, our Insurance Subsidiaries are subject to significant regulatory restrictions limiting their ability to declare and pay dividends to us.

Dividends on the preference shares will have a preference over dividends on the ordinary shares.

    Liquidation, Dissolution or Winding Up

Except as otherwise set forth in the applicable prospectus supplement, in case of our voluntary or involuntary liquidation, dissolution or winding up, the holders of each class or series of preference shares will be entitled to receive out of our assets in money or money’s worth the liquidation preference with respect to that class or series of preference shares. These holders will also receive an amount equal to all accrued but unpaid dividends thereon (whether or not earned or declared), before any of our assets will be paid or distributed to holders of ordinary shares.

It is possible that, in case of our voluntary or involuntary liquidation, dissolution or winding up, our assets could be insufficient to pay the holders of all of the classes or series of preference shares then outstanding the full amounts to which they may be entitled. In that circumstance, the holders of each outstanding class or series of preference shares will share ratably in such assets in proportion to the amounts which would be payable with respect to such class or series if all amounts payable thereon were paid in full.

Our consolidation, amalgamation or merger with or into any other company or corporation, or a sale of all or any part of our assets, will not be deemed to constitute a liquidation, dissolution or winding up.

    Redemption

Except as otherwise provided with respect to a particular class or series of preference shares and as described in a supplement to this prospectus, the following general redemption provisions will apply to each class or series of preference shares. Any redemption of the preference shares may only be made in compliance with Bermuda law.

On or prior to the date fixed for redemption of a particular class or series of preference shares or any part thereof as specified in the notice of redemption for such class or series, we will deposit adequate funds for such redemption, in trust for the account of holders of such class or series, with a bank or trust company that has an office in the United States, and that has, or is an affiliate of a bank or trust company that has, capital and surplus of at least $50,000,000. If the name and address of such bank or trust company and the deposit of or intent to deposit the redemption funds in such trust account have been stated in the redemption notice, then from and after the mailing of the notice and the making of such deposit the shares of the class or series called for redemption will no longer be deemed to be outstanding for any purpose whatsoever, and all rights of the holders of such shares in or with respect to us will cease and terminate except only the right of the holders of the shares:

•	to transfer such shares prior to the date fixed for redemption;

•	to receive the redemption price of such shares, including accrued but unpaid dividends to the date fixed for redemption, without interest, upon surrender of the certificate or certificates representing the shares to be redeemed; and

•	on or before the close of business on the fifth business day preceding the date fixed for redemption to exercise privileges of conversion, if any, not previously expired.

Any moneys so deposited by us which remain unclaimed by the holders of the shares called for redemption and not converted will, at the end of six years after the redemption date, be paid to us upon our request, after which repayment the holders of the shares called for redemption can no longer look to such bank or trust company for the payment of the redemption price but must look only to us for the payment of any lawful claim for such moneys which holders of such shares may still have. After such six-year period, the right of any shareholder or other person to receive such payment may lapse through limitations imposed in the manner and with the effect provided under the laws of Bermuda. Any portion of the moneys so deposited by us, in respect of preference shares called for redemption that are converted into ordinary shares, will be repaid to us upon our request.

In case of redemption of only a part of a class or series of preference shares, we will designate by lot, in such manner as our board of directors may determine, the shares to be redeemed, or will effect such redemption pro rata.

Under Bermuda law, the source of funds that may be used by a company to pay amounts to shareholders on the redemption of their shares in respect of the nominal or par value of their shares is limited to (1) the capital paid up on the shares being redeemed, (2) funds of the company otherwise available for payment of dividends or distributions, or (3) the proceeds of a new issuance of shares made for purposes of the redemption, and in respect of the premium over the nominal or par value of their shares, limited to funds otherwise available for dividends or distributions or out of the company’s share premium account before the redemption date.

Under Section 42 of the Companies Act, no redemption of shares may be made by a company if, on the date of the redemption, there are reasonable grounds for believing that the company is, or after the redemption would be, unable to pay its liabilities as they become due. In addition, if the redemption price is to be paid out of funds otherwise available for dividends or distributions, no redemption may be made if the realizable value of its assets would thereby be less than the aggregate of its liabilities and issued share capital and share premium accounts. A minimum issued share capital of $12,000 must always be maintained.

Our ability to effect a redemption of our preference shares may be subject to the performance of our Insurance Subsidiaries. Distributions to us from our Insurance Subsidiaries will also be subject to Bermuda, U.K. and U.S. insurance laws and regulatory constraints.

    Conversion Rights

Except as otherwise provided with respect to a particular class or series of preference shares and as described in a supplement to this prospectus, and subject in each case to applicable Bermuda law, the following general conversion provisions will apply to each class or series of preference shares that is convertible into ordinary shares.

All ordinary shares issued upon conversion will be fully paid and nonassessable, and will be free of all taxes, liens and charges with respect to the issue thereof except taxes, if any, payable by reason of issuance in a name other than that of the holder of the shares converted and except as otherwise provided by applicable law or the bye-laws.

The number of ordinary shares issuable upon conversion of a particular class or series of preference shares at any time will be the quotient obtained by dividing the aggregate conversion value of the shares of such class or series surrendered for conversion, by the conversion price per share of ordinary shares then in effect for such class or series. We will not be required, however, upon any such conversion, to issue any fractional share of ordinary shares, but instead we will pay to the holder who would otherwise be entitled to receive such fractional share if issued, a sum in cash equal to the value of such fractional share based on the last reported sale price per ordinary share on the NYSE at the date of determination. Preference shares will be deemed to have been converted as of the close of business on the date of receipt at the office of the transfer agent of the certificates, duly endorsed, together with written notice by the holder of his election to convert the shares.

Except as otherwise provided with respect to a particular class or series of preference shares and subject in each case to applicable Bermuda law, our memorandum of association and bye-laws, the basic conversion price per ordinary share for a class or series of preference shares, as fixed by our board of directors, will be subject to adjustment from time to time as follows:

•	In case we (1) pay a dividend or make a distribution to all holders of outstanding ordinary shares as a class in ordinary shares, (2) subdivide or split the outstanding ordinary shares into a larger number of shares or (3) combine the outstanding ordinary shares into a smaller number of shares, the basic conversion price per ordinary share in effect immediately prior to that event will be adjusted retroactively so that the holder of each outstanding share of each class or series of preference shares which by its terms is convertible into ordinary shares will thereafter be entitled to receive upon the conversion of such share the number of ordinary shares which that holder would have owned and been entitled to receive after the happening of any of the events described above had such share of such class or series been converted immediately prior to the happening of that event. An adjustment made pursuant to this clause will become effective retroactively immediately after such record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, split or combination. Such adjustments will be made successively whenever any event described in this clause occurs.

•	In case we issue to all holders of ordinary shares as a class any rights or warrants enabling them to subscribe for or purchase ordinary shares at a price per share less than the current market price per ordinary share at the record date for determination of shareholders entitled to receive such rights or warrants, the basic conversion price per ordinary share in effect immediately prior thereto for each class or series of preference shares which by its terms is convertible into ordinary shares will be adjusted retroactively by multiplying such basic conversion price by a fraction, of which the numerator will be the sum of number of ordinary shares outstanding at such record date and the number of ordinary shares which the aggregate exercise price (before deduction of underwriting discounts or commissions and other expenses of the Company in connection with the issue) of the total number of shares so offered for subscription or purchase would purchase at such current market price per share and of which the denominator will be the sum of the number of ordinary shares outstanding at such record date and the number of additional ordinary shares so offered for subscription or purchase. An adjustment made pursuant to this clause will become effective retroactively immediately after the record date for determination of shareholders entitled to receive such rights or warrants. Such adjustments will be made successively whenever any event described in this clause occurs.

•	In case we distribute to all holders of ordinary shares as a class evidences of indebtedness or assets (other than cash dividends), the basic conversion price per ordinary share in effect immediately prior thereto for each class or series of preference shares which by its terms is convertible into ordinary shares will be adjusted retroactively by multiplying such basic conversion price by a fraction, of which the numerator will be the difference between the current market price per ordinary share at the record date for determination of shareholders entitled to receive such distribution and the fair value (as determined by our board of directors) of the portion of the evidences of indebtedness or assets (other than cash dividends) so distributed applicable to one ordinary share and of which the denominator will be the current market price per ordinary share. An adjustment made pursuant to this clause will become effective retroactively immediately after such record date. Such adjustments will be made successively whenever any event described in this clause occurs.

For the purpose of any computation under the last clause above, the current market price per ordinary share on any date will be deemed to be the average of the high and low sales prices of the ordinary shares, as reported on the NYSE — Composite Transactions (or such other principal market quotation as may then be applicable to the ordinary shares) for each of the 30 consecutive trading days commencing 45 trading days before such date.

No adjustment will be made in the basic conversion price for any class or series of preference shares in effect immediately prior to such computation if the amount of such adjustment would be less than fifty cents. However, any adjustments which by reason of the preceding sentence are not required to be made will be carried forward and taken into account in any subsequent adjustment. Notwithstanding anything to the contrary, any adjustment required for purposes of making the computations described above will be made not later than the earlier of (1) three years after the effective date described above for such adjustment or (2) the date as of which such adjustment would result in an increase or decrease of at least 3% in the aggregate number of ordinary shares issued and outstanding on the first date on which an event occurred which required the making of a computation described above. All calculations will be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

In the case of any capital reorganization or reclassification of ordinary shares, or if we amalgamate or consolidate with or merge into, or sell or dispose of all or substantially all of our property and assets to, any other company or corporation, proper provisions will be made as part of the terms of such capital reorganization, reclassification, amalgamation, consolidation, merger or sale that any shares of a particular class or series of preference shares at the time outstanding will thereafter be convertible into the number of shares of stock or other securities or property to which a holder of the number of ordinary shares deliverable upon conversion of such preference shares would have been entitled upon such capital reorganization, reclassification, consolidation, amalgamation or merger.

No dividend adjustment with respect to any preference shares or ordinary shares will be made in connection with any conversion.

Whenever there is an issue of additional ordinary shares requiring a change in the conversion price as provided above, and whenever there occurs any other event which results in a change in the existing conversion rights of the holders of shares of a class or series of preference shares, we will file with our transfer agent or agents, a statement signed by one of our executive officers, describing specifically such issue of additional ordinary shares or such other event (and, in the case of a capital reorganization, reclassification, amalgamation, consolidation or merger, the terms thereof) and the actual conversion prices or basis of conversion as changed by such issue or event and the change, if any, in the securities issuable upon conversion. Whenever we issue to all holders of ordinary shares as a class any rights or warrants enabling them to subscribe for or purchase ordinary shares, we will also file in like manner a statement describing the same and the consideration they will receive. The statement so filed will be open to inspection by any holder of record of shares of any class or series of preference shares.

Preference shares converted to ordinary shares will cease to form part of the authorized preference share capital and will, instead, become part of our authorized and issued ordinary share capital.

    Reissuance of Shares

Any preference shares retired by purchase, redemption, or through the operation of any sinking fund or redemption or purchase account, will have the status of authorized but unissued preference shares, and may be reissued as part of the same class or series or may be reclassified and reissued by our board of directors in the same manner as any other authorized and unissued shares.

    Voting Rights

Except as indicated below or as modified by any prospectus supplement or as otherwise required by applicable law, the holders of preference shares will have no voting rights.

The applicable prospectus supplement for a series may provide that, whenever dividends payable on any class or series of preference shares are in arrears in an aggregate amount equivalent to six full quarterly dividends on all of the preference shares of that class or series then outstanding, the holders of preference shares of that class or series, together with the holders of each other class or series of preference shares ranking on a parity with respect to the payment of dividends and amounts upon our liquidation, dissolution or winding up, will have the right, voting together as a single class regardless of class or series, to elect two directors of our board of directors. We will use our best efforts to increase the number of directors constituting our board of directors to the extent necessary to effectuate such right.

The applicable prospectus supplement for a series may provide that, whenever such special voting power of such holders of the preference shares has vested, such right may be exercised initially either at a special meeting of the holders of preference shares, or at any annual general meeting of shareholders, and thereafter at annual general meetings of shareholders. The right of such holders of preference shares to elect members of our board of directors will continue until such time as all dividends accumulated on such preference shares have been paid in full, at which time that special right will terminate, subject to revesting in the event of each and every subsequent default in an aggregate amount equivalent to six full quarterly dividends and any member of our board of directors appointed as described above shall vacate office.

At any time when such special voting power has vested in the holders of any such preference shares as described in the preceding paragraph, our chairman/chief executive officer will, upon the written request of the holders of record of at least 10% of such preference shares then outstanding addressed to our secretary, call a special general meeting of the holders of such preference shares for the purpose of electing directors. Such meeting will be held at the earliest practicable date in such place as may be designated pursuant to the bye-laws (or if there be no designation, at our principal office in Bermuda). If such meeting shall not be called by our proper officers within 20 days after our secretary has been personally served with such request, or within 60 days after mailing the same by registered or certified mail addressed to our secretary at our principal office, then the holders of record of at least 10% of such preference shares then outstanding may designate in writing a holder to call such meeting at our expense, and such meeting may be called by such person so designated upon the notice required for annual general meetings of shareholders and will be held in Bermuda, unless we otherwise designate.

Any holder of such preference shares so designated will have access to our register of members for the purpose of causing meetings of shareholders to be called pursuant to these provisions. Notwithstanding the foregoing, no such special meeting will be called during the period within 90 days immediately preceding the date fixed for the next annual general meeting of ordinary shareholders.

At any annual or special meeting at which the holders of such preference shares have the special right, voting separately as a class, to elect directors as described above, the presence, in person or by proxy, of the holders of 50% of such preference shares will be required to constitute a quorum of such preference shares for the election of any director by the holders of such preference shares, voting as a class. At any such meeting or adjournment thereof the absence of a quorum of such preference shares will not prevent the election of directors other than those to be elected by such preference shares, voting as a class, and the absence of a quorum for the election of such other directors will not prevent the election of the directors to be elected by such preference shares, voting as a class.

During any period in which the holders of such preference shares have the right to vote as a class for directors as described above, any vacancies in our board of directors will be filled by vote of a majority of our board of directors pursuant to the bye-laws. During such period the directors so elected by the holders of such preference shares will continue in office (1) until the next succeeding annual general meeting or until their successors, if any, are elected by such holders and qualify or (2) unless required by applicable law to continue in office for a longer period, until termination of the right of the holders of such preference shares to vote as a class for directors, if earlier. Immediately upon any termination of the right of the holders of such preference shares to vote as a class for directors as provided herein, the term of office of the directors then in office so elected by the holders of such preference shares will terminate.

The rights attached to any class of preference shares (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not we are being wound-up, be altered or abrogated with the consent in writing of the holders of not less than three-fourths of the issued shares of that class or with the sanction of a resolution passed by the holders of not less than three-fourths of the votes cast at a separate general meeting of the holders of the shares of the class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith or having different restrictions. Further, the rights attaching to any shares shall be deemed not to be altered by the creation or issue of any share ranking in priority for payment of a dividend or in respect of capital or which confer on the holder thereof voting rights more favorable than those conferred by such ordinary share. In the event we were to merge into or amalgamate with another company, the approval of the holders of three-fourths of the issued shares would be required (voting as a separate class, if affected in a manner that would constitute a variation of the rights of such preference shares) in addition to shareholder approval pursuant to the Companies Act. In addition, holders of preference shares would be entitled to vote at a court-ordered meeting in respect of a compromise or arrangement pursuant to section 99 of the Companies Act and their consent would be required with respect to the waiver of the requirement to appoint an auditor and to lay audited financial statements before a general meeting pursuant to section 88 of the Companies Act.

On any item on which the holders of the preference shares are entitled to vote, such holders will be entitled to one vote for each preference share held.

    Restrictions in Event of Default in Dividends on Preference Shares

Unless we provide otherwise in a prospectus supplement, if at any time we have failed to pay dividends in full on the preference shares, thereafter and until dividends in full, including all accrued and unpaid dividends for all past quarterly dividend periods on the preference shares outstanding, shall have been declared and set apart in trust for payment or paid, or if at any time we have failed to pay in full amounts payable with respect to any obligations to retire preference shares, thereafter and until such amounts shall have been paid in full or set apart in trust for payment:

(1)	we may not redeem less than all of the preference shares at such time outstanding unless we obtain the affirmative vote or consent of the holders of at least 66 2/3% of the outstanding preference shares given in person or by proxy, either in writing or by resolution adopted at a special meeting called for the purpose, at which the holders of the preference shares shall vote separately as a class, regardless of class or series;

(2)	we may not purchase any preference shares except in accordance with a purchase offer made in writing to all holders of preference shares of all classes or series upon such terms as our board of directors in its sole discretion after consideration of the respective annual dividend rate and other relative rights and preferences of the respective classes or series, will determine (which determination will be final and conclusive) will result in fair and equitable treatment among the respective classes or series; provided that (a) we, to meet the requirements of any purchase, retirement or sinking fund provisions with respect to any class or series, may use shares of such class or series acquired by it prior to such failure and then held by it as treasury stock and (b) nothing will prevent us from completing the purchase or redemption of preference shares for which a purchase contract was entered into for any purchase, retirement or sinking fund purposes, or the notice of redemption of which was initially mailed, prior to such failure; and

(3)	we may not redeem, purchase or otherwise acquire, or permit any subsidiary to purchase or acquire any shares of any other class of our stock ranking junior to the preference shares as to dividends and upon liquidation.

    Preemptive Rights

Except as otherwise set forth in the applicable prospectus supplement, no holder of preference shares, solely by reason of such holding, has or will have any preemptive right to subscribe to any additional issue of shares of any class or series or to any security convertible into such shares.

Differences in Corporate Law

You should be aware that the Companies Act, which applies to us, differs in certain material respects from laws generally applicable to U.S. corporations and their shareholders. In order to highlight these differences, set forth below is a summary of certain significant provisions of the Companies Act (including modifications adopted pursuant to our bye-laws) applicable to us which differ in certain respects from provisions of the State of Delaware corporate law. Because the following statements are summaries, they do not address all aspects of Bermuda law that may be relevant to us and our shareholders.

Duties of Directors.    Under Bermuda law, at common law, members of a board of directors owe a fiduciary duty to the company to act in good faith in their dealings with or on behalf of the company and exercise their powers and fulfill the duties of their office honestly. This duty has the following essential elements:

•	a duty to act in good faith in the best interests of the company;

•	a duty not to make a personal profit from opportunities that arise from the office of director;

•	a duty to avoid conflicts of interest; and

•	a duty to exercise powers for the purpose for which such powers were intended.

The Companies Act imposes a duty on directors and officers of a Bermuda company:

•	to act honestly and in good faith with a view to the best interests of the company; and

•	to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

In addition, the Companies Act imposes various duties on officers of a company with respect to certain matters of management and administration of the company.

The Companies Act provides that in any proceedings for negligence, default, breach of duty or breach of trust against any officer, if it appears to a court that such officer is or may be liable in respect of negligence, default, breach of duty or breach of trust, but that he has acted honestly and reasonably, and that, having regard to all the circumstances of the case, including those connected with his appointment, he ought fairly to be excused for the negligence, default, breach of duty or breach of trust, that court may relieve him, either wholly or partly, from any liability on such terms as the court may think fit. This provision has been interpreted to apply only to actions brought by or on behalf of the company against such officers. Our bye-laws, however, provide that shareholders waive all claims or rights of action that they might have, individually or in the right of the Company, against any director or officer of Aspen Holdings for any act or failure to act in the performance of such director’s or officer’s duties, except this waiver does not extend to any claims or rights of action that arise out of fraud on the part of such director or officer or with respect to the recovery of any gain, personal profit or advantage to which the officer or director is not legally entitled.

Under Delaware law, the business and affairs of a corporation are managed by or under the direction of its board of directors. In exercising their powers, directors are charged with a fiduciary duty of care to protect the interests of the corporation and a fiduciary duty of loyalty to act in the best interests of its stockholders.

The duty of care requires that directors act in an informed and deliberative manner and inform themselves, prior to making a business decision, of all material information reasonably available to them. The duty of care also requires that directors exercise care in overseeing and investigating the conduct of corporate employees. The duty of loyalty may be summarized as the duty to act in good faith, not out of self-interest, and in a manner which the director reasonably believes to be in the best interests of the stockholders.

A party challenging the propriety of a decision of a board of directors bears the burden of rebutting the applicability of the presumptions afforded to directors by the ‘‘business judgment rule.’’ If the presumption is not rebutted, the business judgment rule attaches to protect the directors and their decisions, and their business judgments will not be second guessed. Where, however, the presumption is rebutted, the directors bear the burden of demonstrating the entire fairness of the relevant transaction. Notwithstanding the foregoing, Delaware courts subject directors’ conduct to enhanced scrutiny in respect of defensive actions taken in response to a threat to corporate control and approval of a transaction resulting in a sale of control of the corporation.

Interested Directors.    Under Bermuda law and our bye-laws, any transaction entered into by us in which a director has an interest is not voidable by us nor can such director be accountable to us for any benefit realized under that transaction provided the nature of the interest is disclosed at the first opportunity at a meeting of directors, or in writing to the directors. In addition, our bye-laws allow a director to be taken into account in determining whether a quorum is present and to vote on a transaction in which he has an interest unless the majority of the disinterested directors determine otherwise. Under Delaware law, such transaction would not be voidable if (1) the material facts as to such interested director’s relationship or interests are disclosed or are known to the board of directors and the board in good faith authorizes the transaction by the affirmative vote of a majority of the disinterested directors, (2) such material facts are disclosed or are known to the stockholders entitled to vote on such transaction and the transaction is specifically approved in good faith by vote of the majority of shares entitled to vote thereon or (3) the transaction is fair as to the corporation as of the time it is authorized, approved or ratified. Under Delaware law, such interested director could be held liable for a transaction in which such director derived an improper personal benefit.

Voting Rights and Quorum Requirements.    Under Bermuda law, the voting rights of our shareholders are regulated by our bye-laws and, in certain circumstances, the Companies Act. Under our bye-laws, at any general meeting, shareholders holding at least 50% of our shareholders’ aggregate voting power in the ordinary shares shall constitute a quorum for the transaction of business. In general, except for the removal of the Company’s auditors or directors, any action that we may take by resolution in a general meeting may, without a meeting, be taken by a resolution in writing signed by all of the shareholders entitled to attend such meeting and vote on the resolution. In general, any question proposed for the consideration of the shareholders at any general meeting shall be decided by the affirmative votes of a majority of the votes cast in accordance with the bye-laws.

Dividends.    Bermuda law does not permit payment of dividends or distributions of contributed surplus by a company if there are reasonable grounds for believing that the company, after the payment is made, would be unable to pay its liabilities as they become due, or the realizable value of the company’s assets would be less, as a result of the payment, than the aggregate of its liabilities and its issued share capital and share premium accounts. The excess of the consideration paid on issue of shares over the aggregate par value of such shares must (except in certain limited circumstances) be credited to a share premium account. Share premium may be distributed in certain limited circumstances, for example to pay up for unissued shares which may be distributed to shareholders in proportion to their holdings, but is otherwise subject to limitation. In addition, Aspen Bermuda’s ability to pay dividends is subject to Bermuda insurance laws and regulatory constraints.

Under Delaware law, subject to any restrictions contained in the company’s certificate of incorporation, a company may pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and for the preceding fiscal year. Delaware law also provides that dividends may not be paid out of net profits if, after the payment of the dividend, capital is less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets.

Amalgamations, Mergers and Similar Arrangements.    We may acquire the business of another Bermuda exempted company or a company incorporated outside Bermuda when conducting such business would benefit the Company and would be conducive to attaining our objectives contained within our memorandum of association. Under our bye-laws, we may, except in certain circumstances, with the approval of at least a majority of the voting power of votes cast (after taking account of any voting power adjustments under the bye-laws) at a general meeting of our shareholders at which a quorum is present, amalgamate with another Bermuda company or with a body incorporated outside Bermuda. In the case of an amalgamation, a shareholder may apply to a Bermuda court for a proper valuation of such shareholder’s shares if such shareholder is not satisfied that fair market value has been paid for such shares. The court ordinarily would not disapprove the transaction on that ground absent evidence of fraud or bad faith.

Under Delaware law, with certain exceptions, a merger, consolidation or sale of all or substantially all the assets of a corporation must be approved by the board of directors and a majority of the outstanding shares entitled to vote thereon. Under Delaware law, a shareholder of a corporation participating in certain major corporate transactions may, under certain circumstances, be entitled to appraisal rights pursuant to which such shareholder may receive payment in the amount of the fair market value of the shares held by such shareholder (as determined by a court) in lieu of the consideration such shareholder would otherwise receive in the transaction.

Takeovers.    Bermuda law provides that where an offer is made for shares of a company and, within four months of the offer, the holders of not less than 90% of the shares which are the subject of the offer accept, the offeror may by notice require the non-tendering shareholders to transfer their shares on the terms of the offer. Dissenting shareholders may apply to the court within one month of the notice objecting to the transfer. The burden is on the dissenting shareholders to show that the court should exercise its discretion to enjoin the required transfer, which the court will be unlikely to do unless there is evidence of fraud or bad faith or collusion between the offeror and the holders of the shares who have accepted the offer as a means of unfairly forcing out minority shareholders. Delaware law provides that a parent corporation, by resolution of its board of directors and without any stockholder vote, may merge with any subsidiary of which it owns at least 90% of each class of capital stock. Upon any merger, dissenting stockholders of the subsidiary would have appraisal rights.

Certain Transactions with Significant Shareholders.    As a Bermuda company, we may enter into certain business transactions with our significant shareholders, including asset sales, in which a significant shareholder receives, or could receive, a financial benefit that is greater than that received, or to be received, by other shareholders with prior approval from our board of directors but without obtaining prior approval from our shareholders. Amalgamations require the approval of the board of directors and, except for certain amalgamations, a resolution of shareholders approved by a majority of at least a majority of the votes cast (after taking account of any voting power adjustments under our bye-laws). If we were a Delaware corporation, we would need, subject to certain exceptions, prior approval from shareholders holding at least two-thirds of our outstanding ordinary shares not owned by such interested shareholder to enter into a business combination (which, for this purpose, includes asset sales of greater than 10% of our assets that would otherwise be considered transactions in the ordinary course of business) with an interested shareholder for a period of three years from the time the person became an interested shareholder, unless we opted out of the relevant Delaware statute.

Shareholders’ Suits.    The rights of shareholders under Bermuda law are not as extensive as the rights of shareholders under legislation or judicial precedent in many U.S. jurisdictions. Class actions and derivative actions are generally not available to shareholders under the laws of Bermuda. However, the Bermuda courts ordinarily would be expected to follow English case law precedent, which would permit a shareholder to commence an action in our name to remedy a wrong done to us where the act complained of is alleged to be beyond our corporate power or is illegal or would result in the violation of our memorandum of association or bye-laws. Furthermore, consideration would be given by the court to acts that are alleged to constitute a fraud against the minority shareholders or where an act requires the approval of a greater percentage of our shareholders than actually approved it. The winning party in such an action generally would be able to recover a portion of attorneys’ fees incurred in connection with such action. Our bye-laws provide that shareholders waive all claims or rights of action that they might have, individually or in the right of the Company, against any director or officer for any action or failure to act in the performance of such director’s or officer’s duties, except such waiver shall not extend to claims or rights of action that arise out of any fraud of such director or officer or with respect to the recovery of any gain, personal profit or advantage to which the officer or director is not legally entitled. Class actions and derivative actions generally are available to shareholders under Delaware law for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such actions, the court generally has discretion to permit the winning party to recover attorneys’ fees incurred in connection with such action.

Indemnification of Directors and Officers.    Under Bermuda law and our bye-laws, we may indemnify our directors, officers or any other person appointed to a committee of the board of directors and any resident representative (and their respective heirs, executors or administrators) against all liabilities, loss, damage or expense to the full extent permitted by law, incurred or suffered by this person by reason of any act done, conceived in or omitted in the conduct of our business or in the discharge of his/her duties; provided that such indemnification shall not extend to any matter which would render it void under the Companies Act. Under Delaware law, a corporation may indemnify a director or officer of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in defense of an action, suit or proceeding by reason of such position if (1) that director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and (2) with respect to any criminal action or proceeding, such director or officer had no reasonable cause to believe his conduct was unlawful.

Inspection of Corporate Records.    Members of the general public have the right to inspect our public documents available at the office of the Registrar of Companies in Bermuda and our registered office in Bermuda, which will include our memorandum of association (including its objects and powers) and any alteration to our memorandum of association and documents relating to any increase or reduction of authorized capital. Our shareholders have the additional right to inspect our bye-laws, minutes of general meetings and financial statements, which must be presented to the annual general meeting of shareholders. The register of our shareholders is also open to inspection by shareholders without charge, and to members of the public for a fee. We are required to maintain our share register in Bermuda but may establish a branch register outside of Bermuda. We are required to keep at our registered office a register of our directors and officers which is open for inspection by members of the public without charge. Bermuda law does not, however, provide a general right for shareholders to inspect or obtain copies of any other corporate records. Delaware law permits any shareholder to inspect or obtain copies of a corporation’s shareholder list and its other books and records for any purpose reasonably related to such person’s interest as a shareholder.

Shareholder Proposals.    Under Bermuda law, the Companies Act provides that shareholders may, as set forth below and at their own expense (unless a company otherwise resolves), require a company to give notice of any resolution that the shareholders can properly propose at the next annual general meeting and/or to circulate a statement prepared by the requesting shareholders in respect of any matter referred to in a proposed resolution or any business to be conducted at a general meeting. The number of shareholders necessary for such a requisition is either that number of shareholders representing at least 5% of the total voting rights of all shareholders having a right to vote at the meeting to which the requisition relates or not less than 100 shareholders. Delaware law does not include a provision restricting the manner in which nominations for directors may be made by shareholders or the manner in which business may be brought before a meeting.

Calling of Special Shareholders Meetings.    Under Bermuda law a special meeting may also be called by the shareholders when requisitioned by the holders of at least 10% of the paid up voting share capital of Aspen Holdings as provided by the Companies Act. Delaware law permits the board of directors or any person who is authorized under a corporation’s certificate of incorporation or bye-laws to call a special meeting of shareholders.

Staggered Board of Directors.    Bermuda law does not contain statutory provisions specifically requiring staggered board of directors arrangements for a Bermuda exempted company. These provisions, however, may validly be provided for in the bye-laws governing the affairs of a company and our bye-laws do so provide. Similarly, Delaware law permits corporations to have a staggered board of directors.

Approval of Corporate Matters by Written Consent.    Under Bermuda law, the Companies Act provides that shareholders may take action by written consent with 100% shareholders consent required. Delaware law permits shareholders to take action by the consent in writing by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting of stockholders at which all shares entitled to vote thereon were present and voted.

Amendment of Memorandum of Association.    Bermuda law provides that the memorandum of association of a company may be amended by a resolution passed at a general meeting of shareholders of which due notice has been given. An amendment to the memorandum of association that alters the company’s business objects may require approval of the Bermuda Minister of Finance, who may grant or withhold approval at his or her discretion.

Under Bermuda law, the holders of an aggregate of not less than 20% in par value of a company’s issued share capital have the right to apply to the Bermuda courts for an annulment of any amendment of the memorandum of association adopted by shareholders at any general meeting, other than an amendment which alters or reduces a company’s share capital as provided in the Companies Act. Where such an application is made, the amendment becomes effective only to the extent that it is confirmed by the Bermuda court. An application for an annulment of an amendment of the memorandum of association must be made within 21 days after the date on which the resolution altering the company’s memorandum of association is passed and may be made on behalf of persons entitled to make the application by one or more of their designees as such holders may appoint in writing for such purpose. No application may be made by the shareholders voting in favor of the amendment.

Under Delaware law, amendment of the certificate of incorporation, which is the equivalent of a memorandum of association, of a company must be made by a resolution of the board of directors setting forth the amendment, declaring its advisability, and either calling a special meeting of the shareholders entitled to vote or directing that the amendment proposed be considered at the next annual meeting of the shareholders. Delaware law requires that, unless a different percentage is provided for in the certificate of incorporation, a majority of the outstanding shares entitled to vote thereon is required to approve the amendment of the certificate of incorporation at the shareholders meeting. If the amendment would alter the number of authorized shares or par value or otherwise adversely affect the rights or preference of any class of a company’s stock, the holders of the outstanding shares of such affected class, regardless of whether such holders are entitled to vote by the certificate of incorporation, should be entitled to vote as a class upon the proposed amendment. However, the number of authorized shares of any class may be increased or decreased, to the extent not falling below the number of shares then outstanding, by the affirmative vote of the holders of a majority of the stock entitled to vote, if so provided in the company’s certificate of incorporation or any amendment that created such class or was adopted prior to the issuance of such class or that was authorized by the affirmative vote of the holders of a majority of such class or classes of stock.

Amendment of Bye-laws.    Our bye-laws may be revoked or amended by the board of directors, which may from time to time revoke or amend them in any way by a resolution of the board of directors passed by a majority of the directors then in office and eligible to vote on the resolution, but no revocation or amendment shall be operative unless and until it is approved at a subsequent general meeting of the Company by the shareholders by resolution passed by a majority of the voting power of votes cast at such meeting (in each case, after taking into account voting power adjustments under the bye-laws) or such greater majority as required by bye-laws.

Under Delaware law, holders of a majority of the voting power of a corporation and, if so provided in the certificate of incorporation, the directors of the corporation, have the power to adopt, amend and repeal the bylaws of a corporation.

Listing

Our ordinary shares are listed on the NYSE under the trading symbol ‘‘AHL.’’

Transfer Agent, Registrar and Dividend Disbursing Agent

The transfer agent, registrar and dividend disbursing agent for the ordinary shares is Mellon Investor Services LLC.

DESCRIPTION OF THE DEPOSITARY SHARES

General

We may, at our option, elect to offer depositary shares, each representing a fraction (to be set forth in the prospectus supplement relating to our ordinary shares or a particular series of preference shares) of an ordinary share or a fraction of a share of a particular class or series of preference shares as described below. In the event we elect to do so, depositary receipts evidencing depositary shares will be issued to the public.

The ordinary shares or the shares of the class or series of preference shares represented by depositary shares will be deposited under a deposit agreement among us, a depositary selected by us and the holders of the depositary receipts. The depositary will be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of an ordinary share or preference share represented by such depositary share, to all the rights and preferences of the ordinary shares or preference shares represented thereby (including dividend, voting, redemption and liquidation rights). The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional ordinary shares or fractional shares of the applicable class or series of preference shares in accordance with the terms of the offering described in the related prospectus supplement. If necessary, the deposit agreement and depositary receipt will be incorporated by reference pursuant to a Current Report on Form 8-K.

Pending the preparation of definitive depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared thereafter without unreasonable delay, and temporary depositary receipts will be exchangeable for definitive depositary receipts without charge to the holder thereof.

The following description of the depositary shares sets forth the material terms and provisions of the depositary shares to which any prospectus supplement may relate. The particular terms of the depositary shares offered by any prospectus supplement, and the extent to which the general provisions described below may apply to the offered securities, will be described in the prospectus supplement, which will also include a discussion of certain U.S. federal income tax considerations.

Dividends and Other Distributions

Except as otherwise set forth in the applicable prospectus supplement, the depositary will distribute all cash dividends or other distributions received in respect of the related ordinary shares or preference shares to the record holders of depositary shares relating to such ordinary shares or preference shares in proportion to the number of such depositary shares owned by such holders.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto, unless the depositary determines that it is not feasible to make such distribution, in which case the depositary may, with our approval, sell such property and distribute the net proceeds from the sale to such holders.

Withdrawal of Shares

Except as otherwise set forth in the applicable prospectus supplement, upon surrender of the depositary receipts at the corporate trust office of the depositary (unless the related depositary shares have previously been called for redemption), the holder of the depositary shares evidenced thereby is entitled to delivery of the number of whole shares of the related ordinary shares or class or series of preference shares and any money or other property represented by such depositary shares. Holders of depositary shares will be entitled to receive whole shares of the related ordinary shares or class or series of preference shares on the basis set forth in the prospectus supplement for such ordinary shares or class or series of preference shares, but holders of such whole ordinary shares or preference shares will not thereafter be entitled to exchange them for depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole ordinary shares or preference shares to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares. In no event will fractional ordinary shares or preference shares be delivered upon surrender of depositary receipts to the depositary.

Redemption of Depositary Shares

Except as otherwise set forth in the applicable prospectus supplement, whenever we redeem ordinary shares or preference shares held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing ordinary shares or shares of the related class or series of preference shares so redeemed. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to such ordinary shares or class or series of preference shares. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as may be determined by the depositary.

Voting the Ordinary Shares or Preference Shares

Except as otherwise set forth in the applicable prospectus supplement, upon receipt of notice of any meeting at which the holders of ordinary shares or preference shares are entitled to vote, the depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such ordinary shares or preference shares. Each record holder of such depositary shares on the record date (which will be the same date as the record date for ordinary shares or preference shares, as applicable) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of ordinary shares or preference shares represented by such holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of the ordinary shares or preference shares represented by such depositary shares in accordance with such instructions, and we will agree to take all action which the depositary deems necessary in order to enable the depositary to do so. The depositary will vote all ordinary shares or preference shares held by it proportionately with instructions received if it does not receive specific instructions from the holders of depositary shares representing such ordinary shares or preference shares.

Amendment and Termination of the Deposit Agreement

Except as otherwise set forth in the applicable prospectus supplement, the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary receipts will not be effective unless such amendment has been approved by the holders of depositary receipts representing at least a majority (or, in the case of amendments relating to or affecting rights to receive dividends or distributions or voting or redemption rights, 66 2/3%, unless otherwise provided in the related prospectus supplement) of the depositary shares then outstanding. The deposit agreement may be terminated by us or the depositary only if (1) all outstanding depositary shares have been redeemed, (2) there has been a final distribution in respect of the ordinary shares or the preference shares in connection with our liquidation, dissolution or winding up and such distribution has been distributed to the holders of depositary receipts or (3) upon the consent of holders of depositary receipts representing not less than 66 2/3% of the depositary shares outstanding, unless otherwise provided in the related prospectus supplement.

Charges of Depositary

Except as otherwise set forth in the applicable prospectus supplement, we will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with the initial deposit of the related ordinary shares or preference shares and any redemption of such ordinary shares or preference shares. Holders of depositary receipts will pay all other transfer and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement to be for their accounts.

The depositary may refuse to effect any transfer of a depositary receipt or any withdrawal of ordinary shares or preference shares evidenced thereby until all such taxes and charges with respect to such depositary receipt or such ordinary shares or preference shares are paid by the holders thereof.

Miscellaneous

The depositary will forward all reports and communications from us which are delivered to the depositary and which we are required to furnish to the holders of ordinary shares or preference shares.

Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our obligations under the deposit agreement. Our obligations and the obligations of the depositary under the deposit agreement will be limited to performance in good faith of their duties thereunder and neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or class or series of preference shares unless satisfactory indemnity is furnished. We and the depositary may rely on written advice of counsel or accountants, or information provided by persons presenting preference shares for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary. Any such resignation or removal of the depositary will take effect upon the appointment of a successor depositary, which successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

DESCRIPTION OF THE DEBT SECURITIES

The following description of our debt securities sets forth the material terms and provisions of the debt securities to which any prospectus supplement may relate and may be amended or supplemented by terms described in the applicable prospectus supplement. The following description is subject to, and is qualified in its entirety by reference to, the indenture for senior unsecured securities (the ‘‘senior indenture’’) and the subordinated indenture for subordinated securities (the ‘‘subordinated indenture’’) each entered into or to be entered into between the Company, as issuer, and Deutsche Bank Trust Company Americas, as trustee (the ‘‘trustee’’). Our senior debt securities are to be issued under an indenture between us and Deutsche Bank Trust Company Americas, as trustee, dated August 16, 2004, as it may be supplemented or amended from time to time. Our subordinated debt securities are to be issued under a subordinated indenture between us and Deutsche Bank Trust Company Americas, as trustee, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. The senior indenture and the subordinated indenture are sometimes referred to herein collectively as the ‘‘indentures’’ and each individually as an ‘‘indenture,’’ and the trustees under each of the indentures are sometimes referred to herein collectively as the ‘‘trustees’’ and each individually as a ‘‘trustee.’’ The particular terms of the series of debt securities offered by any prospectus supplement, and the extent to which general provisions described below may apply to the offered series of debt securities, will be described in the prospectus supplement.

The following summaries of the material terms and provisions of the indentures and the related debt securities are not complete and are subject to, and are qualified in their entirety by reference to, all provisions of the indentures, including the definitions of certain terms in the indentures and those terms to be made a part of the indentures by the Trust Indenture Act of 1939, as amended. Wherever we refer to particular articles, sections or defined terms of an indenture, without specific reference to an indenture, those articles, sections or defined terms are contained in all indentures. The senior indenture and the subordinated indenture are substantially identical, except for certain covenants of ours and provisions relating to subordination.

General

The following description of the terms of the indentures and the related debt securities is a summary. We have summarized only those portions of the indentures and the debt securities which we believe will be most important to your decision to hold the debt securities. You should keep in mind, however, that it is the indentures and not this summary that defines your rights as a holder of the debt securities. You may obtain a copy of the indentures by requesting one from us or the trustee.

In this description, references to ‘‘we,’’ ‘‘us’’ and ‘‘our’’ are to Aspen Holdings only, and do not include any of our subsidiaries. Certain capitalized terms used herein are defined in the indentures.

The indentures do not limit the aggregate principal amount of the debt securities which we may issue under them and provide that we may issue debt securities under them from time to time in one or more series. The indentures do not limit the amount of other indebtedness or the debt securities which we or our subsidiaries may issue.

The prospectus supplement relating to a particular series of debt securities offered thereby will describe the following terms of the offered series of debt securities, as applicable:

•	the title of such debt securities and the series in which such debt securities will be included, which may include medium-term notes, the aggregate principal amount of such debt securities and any limit upon such principal amount;

•	the date or dates, or the method or methods, if any, by which such date or dates will be determined, on which the principal of such series of debt securities will be payable;

•	the rate or rates at which such series of debt securities will bear interest, if any, which rate may be zero in the case of certain debt securities issued at an issue price representing a discount from the principal amount payable at maturity, or the method by which such rate or rates will be determined (including, if applicable, any remarketing option or similar method), and the date or dates from which such interest, if any, will accrue or the method by which such date or dates will be determined;

•	the date or dates on which interest, if any, on such series of debt securities will be payable and any regular record dates applicable to the date or dates on which interest will be so payable;

•	the place or places where the principal of, any premium or interest on or any additional amounts with respect to such series of debt securities will be payable, any of such series of debt securities that are issued in registered form may be surrendered for registration of transfer or exchange, and any such debt securities may be surrendered for conversion or exchange;

•	whether any of such series of debt securities are to be redeemable at our option and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which such series of debt securities may be redeemed, in whole or in part, at our option;

•	whether we will be obligated to redeem or purchase any of such series of debt securities pursuant to any sinking fund or analogous provision or at the option of any holder thereof and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which such debt securities will be redeemed or purchased, in whole or in part, pursuant to such obligation, and any provisions for the remarketing of such series of debt securities so redeemed or purchased;

•	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which any series of debt securities to be issued in registered form will be issuable and, if other than a denomination of $5,000, the denominations in which any debt securities to be issued in bearer form will be issuable;

•	whether the series of debt securities will be listed on any national securities exchange;

•	whether the series of debt securities will be convertible into ordinary shares and/or exchangeable for other securities issued by us, and, if so, the terms and conditions upon which such series of debt securities will be so convertible or exchangeable;

•	if other than the principal amount, the portion of the principal amount (or the method by which such portion will be determined) of such series of debt securities that will be payable upon declaration of acceleration of the maturity thereof;

•	if other than United States dollars, the currency of payment, including composite currencies, of the principal of, any premium or interest on or any additional amounts with respect to any of such series of debt securities;

•	whether the principal of, any premium or interest on or any additional amounts with respect to such series of debt securities will be payable, at our election or the election of a holder, in a currency other than that in which such series of debt securities are stated to be payable and the date or dates on which, the period or periods within which, and the other terms and conditions upon which, such election may be made;

•	any index, formula or other method used to determine the amount of payments of principal of, any premium or interest on or any additional amounts with respect to such series of debt securities;

•	whether such series of debt securities are to be issued in the form of one or more global securities and, if so, the identity of the depositary for such global security or securities;

•	whether such series of debt securities are the senior debt securities or subordinated debt securities and, if the subordinated debt securities, the specific subordination provisions applicable thereto;

•	in the case of subordinated debt securities, the relative degree, if any, to which such series of subordinated debt securities of the series will be senior to or be subordinated to other series of the subordinated debt securities or other indebtedness of ours in right of payment, whether such other series of the subordinated debt securities or other indebtedness are outstanding or not;

•	in the case of subordinated debt securities, any limitation on the issuance of additional Senior Indebtedness;

•	any deletions from, modifications of or additions to the Events of Default or covenants of ours with respect to such series of debt securities;

•	whether the provisions described below under ‘‘Discharge, Defeasance and Covenant Defeasance’’ will be applicable to such series of debt securities;

•	a discussion of certain U.S. federal income tax considerations;

•	whether any of such series of debt securities are to be issued upon the exercise of warrants, and the time, manner and place for such debt securities to be authenticated and delivered; and

•	any other terms of such series of debt securities and any other deletions from or modifications or additions to the applicable indenture in respect of such debt securities.

We will have the ability under the indentures to ‘‘reopen’’ a previously issued series of debt securities and issue additional debt securities of that series or establish additional terms of that series. We are also permitted to issue debt securities with the same terms as previously issued debt securities.

Unless otherwise provided in the related prospectus supplement, principal, premium, interest and additional amounts, if any, with respect to any series of debt securities will be payable at the office or agency maintained by us for such purposes (initially the corporate trust office of the trustee). In the case of debt securities issued in registered form, interest may be paid by check mailed to the persons entitled thereto at their addresses appearing on the security register or by transfer to an account maintained by the payee with a bank located in the United States. Interest on debt securities issued in registered form will be payable on any interest payment date to the persons in whose names the debt securities are registered at the close of business on the regular record date with respect to such interest payment date. Interest on such debt securities which have a redemption date after a regular record date, and on or before the following interest payment date, will also be payable to the persons in whose names the debt securities are so registered. All paying agents initially designated by us for the debt securities will be named in the related prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place where the principal of, any premium or interest on or any additional amounts with respect to the debt securities are payable.

Unless otherwise provided in the related prospectus supplement, the debt securities may be presented for transfer (duly endorsed or accompanied by a written instrument of transfer, if so required by us or the security registrar) or exchanged for other debt securities of the same series (containing identical terms and provisions, in any authorized denominations, and of a like aggregate principal amount) at the office or agency maintained by us for such purposes (initially the corporate trust office of the trustee). Such transfer or exchange will be made without service charge, but we may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses then payable. We will not be required to (1) issue, register the transfer of, or exchange, the debt securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such debt securities and ending at the close of business on the day of such mailing or (2) register the transfer of or exchange any debt security so selected for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part. Any transfer agent (in addition to the security registrar) initially designated by us for any debt securities will be named in the related prospectus supplement. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place where the principal of, any premium or interest on or any additional amounts with respect to the debt securities are payable.

Unless otherwise provided in the related prospectus supplement, the debt securities will be issued only in fully registered form without coupons in minimum denominations of $1,000 and any integral multiple thereof. The debt securities may be represented in whole or in part by one or more global debt securities registered in the name of a depositary or its nominee and, if so represented, interests in such global debt security will be shown on, and transfers thereof will be effected only through, records maintained by the designated depositary and its participants as described below. Where the debt securities of any series are issued in bearer form, the special restrictions and considerations, including special offering restrictions and special U.S. federal income tax considerations, applicable to such debt securities and to payment on and transfer and exchange of such debt securities will be described in the related prospectus supplement.

The debt securities may be issued as original issue discount securities (bearing no interest or bearing interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their principal amount and may for various other reasons be considered to have original issue discount for U.S. federal income tax purposes. In general, original issue discount is included in the income of holders on a yield-to-maturity basis. Accordingly, depending on the terms of the debt securities, holders may be required to include amounts in income prior to the receipt thereof. Special U.S. federal income tax and other considerations applicable to original issue discount securities will be described in the related prospectus supplement.

If the purchase price of any debt securities is payable in one or more foreign currencies or currency units or if any debt securities are denominated in one or more foreign currencies or currency units or if the principal of, or any premium or interest on, or any additional amounts with respect to, any debt securities is payable in one or more foreign currencies or currency units, the restrictions, elections, certain U.S. federal income tax considerations, specific terms and other information with respect to such debt securities and such foreign currency or currency units will be set forth in the related prospectus supplement.

Unless otherwise described in a prospectus supplement relating to any series of debt securities, other than as described below under ‘‘Certain Provisions Applicable to the Senior Debt Securities — Limitation on Liens on Stock of Subsidiaries’’ and ‘‘Certain Provisions Applicable to the Senior Debt Securities — Limitations on Disposition of Stock of Designated Subsidiaries,’’ the indentures do not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of the debt securities protection in the event of a sudden and significant decline in our credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving us. Accordingly, we could in the future enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise affect our capital structure or credit rating. You should refer to the prospectus supplement relating to a particular series of the debt securities for information regarding to any deletions from, modifications of or additions to the Events of Defaults described below or our covenants contained in the indentures, including any addition of a covenant or other provisions providing event risk or similar protection.

Conversion and Exchange

The terms, if any, on which debt securities of any series are convertible into or exchangeable for ordinary shares, preference shares or other securities issued by us, property or cash, or a combination of any of the foregoing, will be set forth in the related prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at our option, in which the securities, property or cash to be received by the holders of the debt securities would be calculated according to the factors and at such time as described in the related prospectus supplement. Any such conversion or exchange will comply with applicable Bermuda law, our memorandum of association and bye-laws.

Optional Redemption

Unless otherwise described in a prospectus supplement, relating to any debt securities, we may redeem the debt securities at any time, in whole or in part, at the redemption price. Unless otherwise described in a prospectus supplement, debt securities will not be subject to sinking fund or other mandatory redemption or to redemption or repurchase at the option of the holders upon a change of control, a change in management, an asset sale or any other specified event. We currently have no debt securities outstanding that are subject to redemption or repurchase at the option of the holders.

Selection and Notice

Unless otherwise described in a prospectus supplement, we will send the holders of the debt securities to be redeemed a notice of redemption by first-class mail at least 30 and not more than 60 days prior to the date fixed for redemption. If we elect to redeem fewer than all the debt securities, unless otherwise agreed in a holders’ redemption agreement, the trustee will select in a fair and appropriate manner, including pro rata or by lot, the debt securities to be redeemed in whole or in part.

Unless we default in payment of the redemption price, the debt securities called for redemption shall cease to accrue any interest on or after the redemption date.

Ranking

Unless otherwise provided in a prospectus supplement, our senior debt securities will be unsecured obligations of ours and will rank equally with all of our other unsecured and unsubordinated indebtedness. The subordinated debt securities will be unsecured obligations of ours, subordinated in right of payment to the prior payment in full of all Senior Indebtedness (which term includes the senior debt securities) of ours as described below under ‘‘Certain Provisions Applicable to the Subordinated Debt Securities’’ and in the applicable prospectus supplement.

Because we are a holding company, our rights and the rights of our creditors (including the holders of our debt securities) and shareholders to participate in distributions by certain of our subsidiaries upon that subsidiary’s liquidation or reorganization or otherwise would be subject to the prior claims of that subsidiary’s creditors, except to the extent that we may ourselves be a creditor with recognized claims against that subsidiary or our creditor may have the benefit of a guaranty from our subsidiary. None of our creditors has the benefit of a guaranty from any of our subsidiaries. The rights of our creditors (including the holders of our debt securities) to participate in the distribution of stock owned by us in certain of our subsidiaries, including our insurance subsidiaries, may also be subject to approval by certain insurance regulatory authorities having jurisdiction over such subsidiaries.

Consolidation, Amalgamation, Merger and Sale of Assets

Unless otherwise described in a prospectus supplement, each indenture provides that we may not (1) consolidate or amalgamate with or merge into any person (whether or not affiliated with us) or convey, transfer, sell or lease our properties and assets as an entirety or substantially as an entirety to any person (whether or not affiliated with us), or (2) permit any person (whether or not affiliated with us) to consolidate or amalgamate with or merge into us, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to us, unless (a) such person is a corporation or limited liability company organized and existing under the laws of the United States, any state thereof or the District of Columbia, Bermuda or any country which is, on the date of the indenture, a member of the Organization of Economic Cooperation and Development and will expressly assume, by supplemental indenture satisfactory in form to the trustee, the due and punctual payment of the principal of, any premium and interest on and any additional amounts with respect to the debt securities issued thereunder, and the performance of our obligations under the indenture and the debt securities issued thereunder; (b) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of ours or of a Designated Subsidiary as a result of such transaction as having been incurred by us or such subsidiary at the time of such transaction, no event of default, and no event which after notice or lapse of time or both would become an event of default, will have happened and be continuing; and (c) certain other documents are delivered.

Certain Other Covenants

Except as otherwise permitted under ‘‘Certain provisions applicable to the senior debt securities — Limitations on Liens of Stock of Designated Subsidiaries’’ and ‘‘— Limitations on disposition of stock of designated subsidiaries’’ described below and ‘‘— Consolidation, Amalgamation, Merger and Sale of Assets’’ described above, we will do or cause to be done all things necessary to maintain in full force and effect our legal existence, rights (charter and statutory) and franchises. We are not, however, required to preserve any right or franchise if we determine that it is no longer desirable in the conduct of our business and the loss is not disadvantageous in any material respect to any holders of the debt securities.

Events of Default

Unless we provide otherwise or substitute Events of Default in a prospectus supplement, the following events will constitute an event of default under the indentures with respect to the debt securities (whatever the reason for such event of default and whether it will be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1)	default in the payment of any interest on the debt securities, or any additional amounts payable with respect thereto, when such interest becomes or such additional amounts become due and payable, and continuance of such default for a period of 30 days;

(2)	default in the payment of the principal of or any premium, if any, on the debt securities, or any additional amounts payable with respect thereto, when such principal or premium becomes or such additional amounts become due and payable either at maturity, upon any redemption, by declaration of acceleration or otherwise;

(3)	default in the performance, or breach, of any covenant or warranty of ours contained in the indenture, and the continuance of such default or breach for a period of 60 days after there has been given written notice as provided in the indenture;

(4)	default in the payment at maturity of our Indebtedness in excess of $50,000,000 or if any event of default as defined in any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any of our Indebtedness (other than indebtedness which is non-recourse to us) happens and results in acceleration of more than $50,000,000 in principal amount of such Indebtedness (after giving effect to any applicable grace period), and such default is not cured or waived or such acceleration is not rescinded or annulled within a period of 60 days after there has been given written notice as provided in the indenture;

(5)	we shall fail within 60 days to pay, bond or otherwise discharge any uninsured judgment or court order for the payment of money in excess of $50,000,000, which is not stayed on appeal or is not otherwise being appropriately contested in good faith;

(6)	certain events relating to our bankruptcy, insolvency or reorganization; or

(7)	our default in the performance or breach of the conditions relating to amalgamation, consolidation, merger or sale of assets stated above, and the continuation of such violation for 60 days after notice is given to the Company.

If an event of default with respect to the debt securities (other than an event of default described in clause (6) of the preceding paragraph) occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities by written notice as provided in the indenture may declare the principal amount of all outstanding debt securities to be due and payable immediately. At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of money has been obtained by the trustee, and subject to applicable law and certain other provisions of the indenture, the holders of a majority in aggregate principal amount of the debt securities may, under certain circumstances, rescind and annul such acceleration. An event of default described in clause (6) of the preceding paragraph will cause the principal amount and accrued interest to become immediately due and payable without any declaration or other act by the trustee or any holder.

Each indenture provides that, within 60 days after the trustee shall have knowledge of the occurrence of any event which is, or after notice or lapse of time or both would become, an event of default with respect to the debt securities, the trustee will transmit, in the manner set forth in the indenture and subject to the exceptions described below, notice of such default to the holders of the debt securities unless such default has been cured or waived. However, except in the case of a default in the payment of principal of, or premium, if any, or interest on, or additional amounts with respect to, any debt securities, the trustee may withhold such notice if and so long as the board, executive committee or a trust committee of directors and/or responsible officers of the trustee in good faith determine that the withholding of such notice is in the interests of the holders of the debt securities.

Under each indenture, if an event of default occurs, has not been waived and is continuing with respect to the debt securities, the trustee may in its discretion proceed to protect and enforce its rights and the rights of the holders of the debt securities by all appropriate judicial proceedings. The indentures provide that, subject to the duty of the trustees during any default to act with the required standard of care, the trustees will be under no obligation to exercise any of their rights or powers under the indentures at the request or direction of any of the holders of the debt securities, unless such holders shall have offered to the trustees reasonable indemnity. Subject to such provisions for the indemnification of the trustees, and subject to applicable law and certain other provisions of the indentures, the holders of a majority in aggregate principal amount of the outstanding debt securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustees, or exercising any trust or power conferred on the trustees, with respect to the debt securities.

Under the Companies Act, any payment or other disposition of property made by us within six months prior to the commencement of our winding up will be invalid if made with the intent to fraudulently prefer one or more of our creditors at a time that we were unable to pay our debts as they became due.

Modification and Waiver

We and the trustees may modify, amend or supplement the indentures with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities; provided, however, that no such modification, amendment or supplement may, without the consent of the holder of each outstanding debt security affected thereby under the relevant indenture,

•	change the stated maturity of the principal of, or any premium or installment of interest on, or any additional amounts with respect to, the debt securities;

•	reduce the principal amount of, or the rate (or modify the calculation of such principal amount or rate) of interest on, or any additional amounts with respect to, or any premium payable upon the redemption of, the debt securities;

•	change our obligation to pay additional amounts with respect to the debt securities;

•	change the redemption provisions of the debt securities or, following the occurrence of any event that would entitle a holder to require us to redeem or repurchase the debt securities at the option of the holder, adversely affect the right of redemption or repurchase at the option of such holder, of the debt securities;

•	change the place of payment or the coin or currency in which the principal of, any premium or interest on or any additional amounts with respect to, the debt securities is payable;

•	impair the right to institute suit for the enforcement of any payment on or after the stated maturity of the debt securities (or, in the case of redemption, on or after the redemption date or, in the case of repayment at the option of any holder, on or after the repayment date);

•	reduce the percentage in principal amount of the debt securities, the consent of whose holders is required in order to take specific actions;

•	reduce the requirements for quorum or voting by holders of the debt securities in the applicable section of the indenture;

•	modify any of the provisions in the indenture regarding the waiver of past defaults and the waiver of certain covenants by the holders of the debt securities except to increase any percentage vote required or to provide that other provisions of the indenture cannot be modified or waived without the consent of the holder of each note affected thereby; or

•	modify any of the above provisions.

In addition, no supplemental indenture may directly or indirectly modify or eliminate the subordination provisions of the subordinated indenture in any manner which might terminate or impair the subordination of the subordinated debt securities to Senior Indebtedness (as defined elsewhere in this prospectus) without the prior written consent of the holders of the Senior Indebtedness.

We and the trustees may modify or amend the indentures and the debt securities without the consent of any holder in order to, among other things:

•	provide for our successor pursuant to a consolidation, amalgamation, merger or sale of assets that complies with the merger covenant;

•	add to our covenants for the benefit of the holders of the debt securities or to surrender any right or power conferred upon us by the indenture;

•	provide for a successor trustee with respect to the debt securities;

•	cure any ambiguity or correct or supplement any provision in the indenture which may be defective or inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the indenture which will not materially adversely affect the interests of the holders of the debt securities;

•	change the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of the debt securities under the indenture;

•	add any additional events of default with respect to the debt securities;

•	provide for conversion or exchange rights of the holders of the debt securities; or

•	make any other change that does not materially adversely affect the interests of the holders of the debt securities.

The holders of at least a majority in aggregate principal amount of the debt securities may, on behalf of the holders of the debt securities, waive compliance by us with certain restrictive provisions of the indentures. The holders of not less than a majority in aggregate principal amount of the debt securities may, on behalf of the holders of the debt securities, waive any past default and its consequences under the indentures with respect to the debt securities, except a default (1) in the payment of principal of, any premium or interest on or any additional amounts with respect to the debt securities or (2) in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each debt security.

Under each indenture, we are required to furnish the trustee annually a statement as to performance by us of certain of our obligations under the indenture and as to any default in such performance. We are also required to deliver to the trustee, within five days after occurrence thereof, written notice of any event of default or any event which after notice or lapse of time or both would constitute an event of default under clause (3) in ‘‘— Events of Default’’ described above.

Discharge, Defeasance and Covenant Defeasance

Unless otherwise set forth in the applicable prospectus supplement and indenture, we may discharge certain obligations to holders of the debt securities that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or called for redemption within one year) by depositing with the trustee, in trust, funds in U.S. dollars or Government Obligations (as defined below) in an amount sufficient to pay the entire indebtedness on the debt securities with respect to principal and any premium, interest and additional amounts to the date of such deposit (if the debt securities have become due and payable) or with respect to principal, any premium and interest to the maturity or redemption date thereof, as the case may be.

Each indenture provides that, unless the provisions of Section 12.2 are made inapplicable to the debt securities pursuant to Section 3.1 of the indenture, we may elect either (1) to defease and be discharged from any and all obligations with respect to the debt securities (except for, among other things, the obligation to pay additional amounts, if any, upon the occurrence of certain events of taxation, assessment or governmental charge with respect to payments on the debt securities and other obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency with respect to the debt securities and to hold moneys for payment in trust) (‘‘defeasance’’) or (2) to be released from our obligations with respect to the debt securities under certain covenants and any omission to comply with such obligations will not constitute a default or an event of default with respect to the debt securities (‘‘covenant defeasance’’). Defeasance or covenant defeasance, as the case may be, will be conditioned upon the irrevocable deposit by us with the trustee, in trust, of an amount in U.S. dollars, or Government Obligations, or both, applicable to such debt securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of, any premium and interest on the debt securities on the scheduled due dates or any prior redemption date.

Such a trust may only be established if, among other things:

•	the applicable defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, any material agreement or instrument, other than the indenture, to which we are a party or by which we are bound,

•	no event of default or event which with notice or lapse of time or both would become an event of default with respect to the debt securities to be defeased will have occurred and be continuing on the date of establishment of such a trust after giving effect to such establishment and, with respect to defeasance only, no bankruptcy proceeding will have occurred and be continuing at any time during the period ending on the 91st day after such date,

•	we have delivered to the trustee an opinion of counsel (as specified in the indenture) to the effect that the holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such opinion of counsel, in the case of defeasance, must refer to and be based upon a letter ruling of the Internal Revenue Service received by us, a Revenue Ruling published by the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the indenture, and

•	with respect to defeasance, we have delivered to the trustee an officers’ certificate as to solvency and the absence of intent of preferring holders over our other creditors.

‘‘Government Obligations’’ means debt securities which are (1) direct obligations of the United States for the payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United

States which, in the case of clauses (1) or (2), are not callable or redeemable at the option of the issuer or issuers thereof, and will also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of or any other amount with respect to any such Government Obligation held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian with respect to the Government Obligation or the specific payment of interest on or principal of or any other amount with respect to the Government Obligation evidenced by such depository receipt.

In the event we effect covenant defeasance with respect to the debt securities and the debt securities are declared due and payable because of the occurrence of any event of default other than an event of default with respect to any covenant as to which there has been covenant defeasance, the Government Obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities at the time of the stated maturity or redemption date but may not be sufficient to pay amounts due on the debt securities at the time of the acceleration resulting from such event of default. However, we would remain liable to make payment of such amounts due at the time of acceleration.

Payment of Additional Amounts

Unless otherwise described in a prospectus supplement, we will make all payments of principal of and premium, if any, interest and any other amounts on, or in respect of, the debt securities without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Bermuda or any other jurisdiction in which Aspen Holdings is organized or otherwise considered to be a resident for tax purposes or any other jurisdiction from which or through which a payment on the debt securities is made by Aspen Holdings (a ‘‘taxing jurisdiction’’) or any political subdivision or taxing authority thereof or therein, unless such taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted by (x) the laws (or any regulations or rulings promulgated thereunder) of a taxing jurisdiction or any political subdivision or taxing authority thereof or therein or (y) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in a taxing jurisdiction or any political subdivision thereof). If a withholding or deduction at source is required, we will, subject to certain limitations and exceptions described below, pay to the holder of any note such additional amounts as may be necessary so that every net payment of principal, premium, if any, interest or any other amount made to such holder, after the withholding or deduction (including any such withholding or deduction from such additional amounts), will not be less than the amount provided for in such note or in the indenture to be then due and payable.

We will not be required to pay any additional amounts for or on account of:

(1)	any tax, fee, duty, assessment or governmental charge of whatever nature which would not have been imposed but for the fact that such holder (a) was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the relevant taxing jurisdiction or any political subdivision thereof or otherwise had some connection with the relevant taxing jurisdiction other than by reason of the mere ownership of, or receipt of payment under, or enforcement of rights with respect to, such note, (b) presented, where presentation is required, such note for payment in the relevant taxing jurisdiction or any political subdivision thereof, unless such note could not have been presented for payment elsewhere, or (c) presented, where presentation is required, such note for payment more than 30 days after the date on which the payment in respect of such note became due and payable or provided for, whichever is later, except to the extent that the holder would have been entitled to such additional amounts if it had presented such note for payment on any day within that 30-day period;

(2)	any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

(3)	any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the holder of such note to comply with any reasonable request by us addressed to the holder within 90 days of such request (a) to provide information concerning the nationality, residence or identity of the holder or (b) to make any declaration or other similar claim or satisfy any information or reporting requirement, which is required or imposed by statute, treaty, regulation or administrative practice of the relevant taxing jurisdiction or any political subdivision thereof as a precondition to exemption from all or part of such tax, assessment or other governmental charge;

(4)	any withholding or deduction required to be made pursuant to any European Union (‘‘EU’’) Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meetings of 26-27 November 2000, 3 June 2003 or any law implementing or complying with, or introduced in order to conform to, such EU Directive; or

(5)	any combination of items (1), (2), (3) and (4).

In addition, we will not pay additional amounts with respect to any payment of principal of, or premium, if any, interest or any other amounts on, any such note to any holder who is a fiduciary or partnership or other than the sole beneficial owner of such note if such payment would be required by the laws of the relevant taxing jurisdiction (or any political subdivision or relevant taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner to the extent such beneficiary, partner or settlor would not have been entitled to such additional amounts had it been the holder of the note.

Redemption for Tax Purposes

Unless otherwise described in a prospectus supplement, we may redeem the debt securities at our option, in whole but not in part, at a redemption price equal to 100% of the principal amount, together with accrued and unpaid interest and additional amounts, if any, to the date fixed for redemption, if at any time we determine in good faith that as a result of (1) any change in or amendment to the laws or treaties (or any regulations or rulings promulgated under these laws or treaties) of any taxing jurisdiction (or of any political subdivision or taxation authority thereof affecting taxation) or any change in the position regarding the application or official interpretation of such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction) which change in position becomes effective after the issuance of the debt securities, or (2) any action taken by any taxing jurisdiction (or any political subdivision or taxing authority thereof affecting taxation) which action is generally applied or is taken with respect to the Company, we would be required as of the next interest payment date to pay additional amounts with respect to the debt securities as provided in ‘‘Payment of Additional Amounts’’ above and such requirements cannot be avoided by the use of reasonable measures (consistent with practices and interpretations generally followed or in effect at the time such measures could be taken) then available. If we elect to redeem the debt securities under this provision, we will give written notice of such election to the trustee and the holders of the debt securities. Interest on the debt securities will cease to accrue unless we default in the payment of the redemption price.

Notwithstanding the foregoing, no such notice of redemption will be given earlier than 90 days prior to the earliest date on which we would be obliged to make such payment of additional amounts or withholding if a payment in respect of the debt securities were then due. In any event, prior to the publication or mailing or any notice of redemption of the debt securities pursuant to the foregoing, we will deliver to the trustee an opinion of independent tax counsel of recognized standing reasonably satisfactory to the trustee to the effect that the circumstances referred to above exist. The trustee will accept such opinion as sufficient evidence of the satisfaction of the conditions precedent described above, in which event it will be conclusive and binding on the holders of the debt securities.

Global Debt Securities

Unless otherwise described in the applicable prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global debt securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to such series.

The specific terms of the depositary arrangement with respect to a series of the debt securities will be described in the prospectus supplement relating to such series. We anticipate that the following provisions will apply to all depositary arrangements.

Upon the issuance of a global security, the depositary for such global security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by such global security. Such accounts will be designated by the underwriters or agents with respect to such debt securities or by us if such debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to persons that may hold interests through participants. Ownership of beneficial interests in such global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary or its nominee (with respect to interests of participants) and on the records of participants (with respect to interests of persons other than participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a global security.

So long as the depositary for a global security, or its nominee, is the registered owner of such global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by such global security for all purposes under the applicable indenture. Except as described below, owners of beneficial interests in a global security will not be entitled to have the debt securities of the series represented by such global security registered in their names and will not receive or be entitled to receive physical delivery of the debt securities of that series in definitive form.

Principal of, any premium and interest on, and any additional amounts with respect to, the debt securities registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security representing such debt securities. None of the trustee, any paying agent, the security registrar or us will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security for such debt securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that the depositary for a series of the debt securities or its nominee, upon receipt of any payment with respect to such debt securities, will credit immediately participants’ accounts with payments in amounts proportionate to their respective beneficial interest in the principal amount of the global security for such debt securities as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in ‘‘street name,’’ and will be the responsibility of such participants.

The indentures provide that if:

(1)	the depositary for a series of the debt securities notifies us that it is unwilling or unable to continue as depositary or if such depositary ceases to be eligible under the applicable indenture and a successor depositary is not appointed by us within 90 days of written notice;

(2)	we determine that the debt securities of a particular series will no longer be represented by global securities and executes and delivers to the trustee a company order to such effect; or

(3)	an Event of Default with respect to a series of the debt securities has occurred and is continuing,

the global securities will be exchanged for the debt securities of such series in definitive form of like tenor and of an equal aggregate principal amount, in authorized denominations.

Such definitive debt securities will be registered in such name or names as the depositary shall instruct the trustee. It is expected that such instructions may be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in global securities.

Governing Law

Each indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in that state.

Information Concerning the Trustee

Unless otherwise specified in the applicable prospectus supplement, Deutsche Bank Trust Company Americas is the trustee and paying agent under the indentures and is one of a number of banks with which Aspen Holdings and its subsidiaries maintain banking relationships in the ordinary course of business.

CERTAIN PROVISIONS APPLICABLE TO THE
SENIOR DEBT SECURITIES

Limitations on Liens on Stock of Designated Subsidiaries

Under the senior indenture, we covenanted that, so long as any debt securities are outstanding, we will not, nor will we permit any subsidiary to, create, assume, incur, guarantee or otherwise permit to exist any Indebtedness secured by any mortgage, pledge, lien, security interest or other encumbrance (each, a ‘‘Lien’’) upon any shares of capital stock of any Designated Subsidiary (whether such shares of stock are now owned or hereafter acquired) without effectively providing concurrently that the debt securities (and, if we so elect, any other Indebtedness of ours that is not subordinate to the debt securities and with respect to which the governing instruments require, or pursuant to which we are otherwise obligated, to provide such security) will be secured equally and ratably with such Indebtedness for at least the time period such other Indebtedness is so secured.

For purposes of the indenture, ‘‘capital stock’’ of any person means any and all share capital, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such person, including preferred stock, but excluding any debt securities convertible into such equity.

The term ‘‘Designated Subsidiary’’ means any present or future consolidated subsidiary of ours, the consolidated book value of which constitutes at least 20% of our consolidated book value. As of October 20, 2005, our only Designated Subsidiaries were Aspen Re and Aspen Bermuda.

The term ‘‘Indebtedness’’ means, with respect to any person:

(1)	the principal of and any premium and interest on (a) indebtedness of such person for money borrowed or (b) indebtedness evidenced by debt securities, debentures, bonds or other similar instruments for the payment of which such person is responsible or liable;

(2)	all capitalized lease obligations of such person;

(3)	all obligations of such person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

(4)	all obligations of such person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (1) through (3) above) entered into in the ordinary course of business of such person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third business day following receipt by such person of a demand for reimbursement following payment on the letter of credit);

(5)	all obligations of the type referred to in clauses (1) through (4) of other persons and all dividends of other persons for the payment of which, in either case, such person is responsible or liable as obligor, guarantor or otherwise, the amount thereof being deemed to be the lesser of the stated recourse, if limited, and the amount of the obligations or dividends of the other person;

(6)	all obligations of the type referred to in clauses (1) through (5) of other persons secured by any mortgage, pledge, lien, security interest or other encumbrance on any property or asset of such person (whether or not such obligation is assumed by such person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured; and

(7)	any amendments, modifications, refundings, renewals or extensions of any indebtedness or obligation described as Indebtedness in clauses (1) through (6) above.

Limitations on Disposition of Stock of Designated Subsidiaries

The senior indenture also provides that, so long as any debt securities are outstanding and except in a transaction otherwise governed by such indenture, we will not, nor will we permit any subsidiary to (other than to us or another Designated Subsidiary) issue, sell, assign, transfer or otherwise dispose of any shares of, securities convertible into, or warrants, rights or options to subscribe for or purchase shares of, capital stock (other than preferred stock having no voting rights of any kind) of any Designated Subsidiary, and will not permit any Designated Subsidiary to issue (other than to us or another Designated Subsidiary) any shares (other than director’s qualifying shares) of, or securities convertible into, or warrants, rights or options to subscribe for or purchase shares of, capital stock (other than preferred stock having no voting rights of any kind) of any Designated Subsidiary, if, after giving effect to any such transaction and the issuance of the maximum number of shares issuable upon the conversion or exercise of all such convertible securities, warrants, rights or options, the Designated Subsidiary would remain a subsidiary of the Company and we would own, directly or indirectly, less than 80% of the shares of capital stock of such Designated Subsidiary (other than preferred stock having no voting rights of any kind); provided, however, that the foregoing will not prohibit (1) any issuance, sale, assignment, transfer or other disposition made for at least a fair market value consideration as determined by our board of directors pursuant to a resolution adopted in good faith and (2) any such issuance or disposition of securities required by any law or any regulation or order of any governmental or insurance regulatory authority.

Notwithstanding the foregoing, (1) we may merge, amalgamate or consolidate any Designated Subsidiary into or with another direct or indirect subsidiary of ours, the shares of capital stock of which we own at least 80%, and (2) we may, subject to the provisions described under ‘‘Description of Debt Securities Consolidation, Amalgamation, Merger and Sale of Assets’’ above, sell, assign, transfer or otherwise dispose of the entire capital stock of any Designated Subsidiary at one time for at least a fair market value consideration as determined by our board of directors pursuant to a resolution adopted in good faith.

CERTAIN PROVISIONS APPLICABLE TO THE
SUBORDINATED DEBT SECURITIES

The following description of our subordinated debt securities is qualified in its entirety by reference to the subordinated indenture, as it may be amended or supplemented from time to time. The subordinated debt securities will, to the extent set forth in the subordinated indenture, be subordinate in right of payment to the prior payment in full of all Senior Indebtedness. As of October 20, 2005, none of our debt is secured. In the event of:

(1)	any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to us or to our creditors, as such, or to our assets; or

(2)	any voluntary or involuntary liquidation, dissolution or other winding up of ours, whether or not involving insolvency or bankruptcy; or

(3)	any assignment for the benefit of creditors or any other marshalling of assets and liabilities of ours;

then and in any such event the holders of Senior Indebtedness will be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness, or provision will be made for such payment in cash, before the holders of the subordinated debt securities are entitled to receive or retain any payment on account of principal of, or any premium or interest on, or any additional amounts with respect to, subordinated debt securities, and to that end the holders of Senior Indebtedness will be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of ours being subordinated to the payment of subordinated debt securities, which may be payable or deliverable in respect of subordinated debt securities in any such case, proceeding, dissolution, liquidation or other winding up event.

By reason of such subordination, in the event of our liquidation or insolvency, holders of Senior Indebtedness and holders of other obligations of ours that are not subordinated to Senior Indebtedness may recover more, ratably, than the holders of subordinated debt securities.

Subject to the payment in full of all Senior Indebtedness, the rights of the holders of subordinated debt securities will be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of ours applicable to such Senior Indebtedness until the principal of, any premium and interest on, and any additional amounts with respect to, subordinated debt securities have been paid in full.

No payment of principal (including redemption and sinking fund payments) of or any premium or interest on or any additional amounts with respect to the subordinated debt securities, or payments to acquire such securities (other than pursuant to their conversion), may be made (1) if any Senior Indebtedness of ours is not paid when due and any applicable grace period with respect to such default has ended and such default has not been cured or waived or ceased to exist, or (2) if the maturity of any Senior Indebtedness of ours has been accelerated because of a default. The subordinated indenture does not limit or prohibit us from incurring additional Senior Indebtedness, which may include Indebtedness that is senior to subordinated debt securities, but subordinate to our other obligations. The senior debt securities will constitute Senior Indebtedness under the subordinated indenture.

The term ‘‘Senior Indebtedness’’ means all Indebtedness of ours outstanding at any time, except:

(1)	the subordinated debt securities;

(2)	Indebtedness as to which, by the terms of the instrument creating or evidencing the same, it is provided that such Indebtedness is subordinated to or ranks equally with the subordinated debt securities;

(3)	Indebtedness of ours to an affiliate of ours;

(4)	interest accruing after the filing of a petition initiating any bankruptcy, insolvency or other similar proceeding unless such interest is an allowed claim enforceable against us in a proceeding under federal or state bankruptcy laws; and

(5)	trade accounts payable.

Such Senior Indebtedness will continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

The subordinated indenture provides that the foregoing subordination provisions, insofar as they relate to any particular issue of subordinated debt securities, may be changed prior to such issuance. Any such change would be described in the related prospectus supplement.

DESCRIPTION OF THE WARRANTS TO PURCHASE ORDINARY
SHARES OR PREFERENCE SHARES

The following statements with respect to the ordinary share warrants and preference share warrants are summaries of, and subject to, the detailed provisions of a share warrant agreement to be entered into by us and a share warrant agent to be selected at the time of issue. The particular terms of any warrants offered by any prospectus supplement, and the extent to which the general provisions described below may apply to the offered securities, will be described in the prospectus supplement.

General

The share warrants, evidenced by share warrant certificates, may be issued under a share warrant agreement independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from such other offered securities. If share warrants are offered, the related prospectus supplement will describe the designation and terms of the share warrants, including without limitation the following:

•	the offering price, if any;

•	the aggregate number of warrants;

•	the designation and terms of the ordinary shares or preference shares purchasable upon exercise of the share warrants;

•	if applicable, the date on and after which the share warrants and the related offered securities will be separately transferable;

•	the number of ordinary shares or preference shares purchasable upon exercise of one share warrant and the initial price at which such shares may be purchased upon exercise;

•	the date on which the right to exercise the share warrants shall commence and the date on which such right shall expire;

•	a discussion of certain U.S. federal income tax considerations;

•	the call provisions, if any;

•	the currency, currencies or currency units in which the offering price, if any, and exercise price are payable;

•	the antidilution provisions of the share warrants; and

•	any other terms of the share warrants.

The ordinary shares or preference shares issuable upon exercise of the share warrants will, when issued in accordance with the share warrant agreement, be fully paid and nonassessable.

Exercise of Share Warrants

Share warrants may be exercised by surrendering to the share warrant agent the share warrant certificate with the form of election to purchase on the reverse thereof duly completed and signed by the warrantholder, or its duly authorized agent (such signature to be guaranteed by a bank or trust company, by a broker or dealer which is a member of the National Association of Securities Dealers, Inc. or by a member of a national securities exchange), indicating the warrantholder’s election to exercise all or a portion of the share warrants evidenced by the certificate. Surrendered share warrant certificates will be accompanied by payment of the aggregate exercise price of the share warrants to be exercised, as set forth in the related prospectus supplement, in lawful money of the United States, unless otherwise provided in the related prospectus supplement. Upon receipt thereof by the share warrant agent, the share warrant agent will requisition from the transfer agent for the ordinary shares or the preference shares, as the case may be, for issuance and delivery to or upon the written order of the exercising warrantholder, a certificate representing the number of ordinary shares or preference shares purchased. If less than all of the share warrants evidenced by any share warrant certificate are exercised, the share warrant agent will deliver to the exercising warrantholder a new share warrant certificate representing the unexercised share warrants.

Antidilution and Other Provisions

The exercise price payable and the number of ordinary shares or preference shares purchasable upon the exercise of each share warrant and the number of share warrants outstanding will be subject to adjustment in certain events which will be described in a prospectus supplement. These may include the issuance of a stock dividend to holders of ordinary shares or preference shares, respectively, or a combination, subdivision or reclassification of ordinary shares or preference shares, respectively. In lieu of adjusting the number of ordinary shares or preference shares purchasable upon exercise of each share warrant, we may elect to adjust the number of share warrants. No adjustment in the number of shares purchasable upon exercise of the share warrants will be required until cumulative adjustments require an adjustment of at least 1% thereof. We may, at our option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of share warrants, but we will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the foregoing, in case of our consolidation, merger, or sale or conveyance of our property as an entirety or substantially as an entirety, the holder of each outstanding share warrant shall have the right to the kind and amount of shares of stock and other securities and property (including cash) receivable by a holder of the number of ordinary shares or preference shares into which such share warrants were exercisable immediately prior thereto.

No Rights as Shareholders

Holders of share warrants will not be entitled, by virtue of being such holders, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter, or to exercise any rights whatsoever as our shareholders.

DESCRIPTION OF THE WARRANTS TO PURCHASE DEBT SECURITIES

The following statements with respect to the debt warrants are summaries of, and subject to, the detailed provisions of a debt warrant agreement to be entered into by us and a debt warrant agent to be selected at the time of issue. The particular terms of any warrants offered by any prospectus supplement, and the extent to which the general provisions described below may apply to the offered securities, will be described in the prospectus supplement.

General

The debt warrants, evidenced by debt warrant certificates, may be issued under a debt warrant agreement independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from such other offered securities. If debt warrants are offered, the related prospectus supplement will describe the designation and terms of the debt warrants, including without limitation the following:

•	the offering price, if any;

•	the aggregate number of debt warrants;

•	the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants;

•	if applicable, the date on and after which the debt warrants and the related offered securities will be separately transferable;

•	the principal amount of debt securities purchasable upon exercise of one debt warrant and the price at which such principal amount of debt securities may be purchased upon exercise;

•	the date on which the right to exercise the debt warrants shall commence and the date on which such right shall expire;

•	a discussion of certain U.S. federal income tax considerations;

•	whether the warrants represented by the debt warrant certificates will be issued in registered or bearer form;

•	the currency, currencies or currency units in which the offering price, if any, and exercise price are payable;

•	the antidilution provisions of the debt warrants; and

•	any other terms of the debt warrants.

Warrantholders will not have any of the rights of holders of debt securities, including the right to receive the payment of principal of, any premium or interest on, or any additional amounts with respect to, the debt securities or to enforce any of the covenants of the debt securities or the applicable indenture except as otherwise provided in the applicable indenture.

Exercise of Debt Warrants

Debt warrants may be exercised by surrendering the debt warrant certificate at the office of the debt warrant agent, with the form of election to purchase on the reverse side of the debt warrant certificate properly completed and executed (with signature(s) guaranteed by a bank or trust company, by a broker or dealer which is a member of the National Association of Securities Dealers, Inc. or by a member of a national securities exchange), and by payment in full of the exercise price, as set forth in the related prospectus supplement. Upon the exercise of debt warrants, we will issue the debt securities in authorized denominations in accordance with the instructions of the exercising warrantholder. If less than all of the debt warrants evidenced by the debt warrant certificate are exercised, a new debt warrant certificate will be issued for the remaining number of debt warrants.

DESCRIPTION OF THE PURCHASE CONTRACTS
AND THE PURCHASE UNITS

We may issue purchase contracts, obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of our ordinary shares, preference shares, debt securities or securities of third parties, a basket of such securities, an index or indices of such securities or any combination of the above, as specified in the applicable prospectus supplement, at a future date or dates. The price per security may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts and to be described in the applicable prospectus supplement. The purchase contracts may be issued separately or as a part of purchase units consisting of a purchase contract and, as security for the holder’s obligations to purchase the securities under the purchase contracts, either:

(1)	our senior debt securities or our subordinated debt securities;

(2)	our preference shares; or

(3)	debt obligations of third parties, including U.S. Treasury securities.

The applicable prospectus supplement will specify the securities that will secure the holder’s obligations to purchase securities under the applicable purchase contract. Unless otherwise described in a prospectus supplement, the securities related to the purchase contracts securing the holders’ obligations to purchase securities will be pledged to a collateral agent, for our benefit, under a pledge agreement. The pledged securities will secure the obligations of holders of purchase contracts to purchase securities under the related purchase contracts. The rights of holders of purchase contracts to the related pledged securities will be subject to our security interest in those pledged securities. That security interest will be created by the pledge agreement. No holder of purchase contracts will be permitted to withdraw the pledged securities related to such purchase contracts from the pledge arrangement except upon the termination or early settlement of the related purchase contracts. Subject to that security interest and the terms of the purchase contract agreement and the pledge agreement, each holder of a purchase contract will retain full beneficial ownership of the related pledged securities.

The purchase contracts may require us to make periodic payments to the holders of the purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations in a specified manner and in certain circumstances we may deliver newly issued prepaid purchase contracts upon release to a holder of any collateral securing such holder’s obligations under the original purchase contract.

The applicable prospectus supplement will describe the terms of any purchase contracts or purchase units and, if applicable, prepaid purchase contracts.

Except as described in a prospectus supplement, the collateral agent will, upon receipt of distributions on the pledged securities, distribute those payments to us or a purchase contract agent, as provided in the pledge agreement. The purchase contract agent will in turn distribute payments it receives as provided in the purchase contract.

SELLING SHAREHOLDERS

The following table sets forth information as of October 20, 2005 regarding beneficial ownership of ordinary shares by each selling shareholder that may offer ordinary shares pursuant to this registration statement. When we refer to the ‘‘selling shareholders’’ in this prospectus, we mean those persons listed in the table below, as well as the pledgees, donees, assignees, transferees, successors and others who hold any of the selling shareholders’ interest. Beneficial ownership is calculated based on 86,934,425 shares of our ordinary shares outstanding as of October 20, 2005.

Name and Address of Beneficial Owner (1)	Beneficial Ownership of Principal Shareholders Prior to the Offering (2)			Number of Ordinary Shares Offered	Beneficial Ownership of Principal Shareholders After the Offering (2)
	Number	Percentage			Number	Percentage
The Blackstone Group(4)	15,663,064	18.02%		(3)	(3)	(3)
345 Park Avenue, 31st Floor New York, NY 10154 USA
Wellington Underwriting plc(5)	9,800,412	14.97	%(6)	(3)	(3)	(3)
88 Leadenhall Street London EC3A 3BA England
Credit Suisse First Boston Private Equity(7)	6,091,287	7.01%		(3)	(3)	(3)
11 Madison Avenue, 16th Floor New York, NY 10010 USA
Candover Investments plc, its subsidiaries and funds under management(8)	6,074,493	6.99%		(3)	(3)	(3)
20 Old Bailey London EC4M 7LN England
Phoenix Equity Partners(9)	825,000		*	(3)	(3)	(3)
33 Glasshouse Street London W1B 5DG England
Appleby Trust (Bermuda) Limited(10)	506,290	2.29	%(6)	(3)	(3)	(3)
Canon’s Court 22 Victoria Street P.O. Box HM 1179 Hamilton HM EX Bermuda
Mourant & Co. Trustees Limited(11)	16,794		*	(3)	(3)	(3)
22 Grenville Street St Helier Jersey JE4 8PX Channel Islands
Paul Myners (12)(13)	100,000		*	(3)	(3)	(3)
Chairman
Ian Cormack (12)(14)	2,170		*	(3)	(3)	(3)
Director

Name and Address of Beneficial Owner (1)	Beneficial Ownership of Principal Shareholders Prior to the Offering (2)		Number of Ordinary Shares Offered	Beneficial Ownership of Principal Shareholders After the Offering (2)
	Number	Percentage		Number	Percentage
Heidi Hutter (12)(15)	4,340	*	(3)	(3)	(3)
Director
Norman Rosenthal (12)(16)	6,850	*	(3)	(3)	(3)
Director
Christopher O’Kane (12)(17)	30,430	*	(3)	(3)	(3)
Chief executive officer and director
Julian Cusack (12)(18)	13,040	*	(3)	(3)	(3)
Chief financial officer and director
Sarah Davies (12)(19)	13,040	*	(3)	(3)	(3)
Chief operating officer
David May (12)(20)	6,520	*	(3)	(3)	(3)
Head of casualty reinsurance
Andrew Aldwinckle (12)(21)	1,500	*	(3)	(3)	(3)
Underwriter
Nicholas Kershaw Bonnar (12)(22)	16,120	*	(3)	(3)	(3)
Head of specialty lines
Juliette Bonnar (12)(23)	1,500	*	(3)	(3)	(3)
Christopher John Burtonshaw (12)(24)	4,000	*	(3)	(3)	(3)
Claims manager
Ian Campbell (12)(25)	1,150	*	(3)	(3)	(3)
Chief Financial Officer, Aspen Re
Michael P. Clifton (12)(26)	2,170	*	(3)	(3)	(3)
Underwriter
Jacopo D’Antonio (12)(27)	2,170	*	(3)	(3)	(3)
Underwriter
Clive Edwards (12)(28)	1,150	*	(3)	(3)	(3)
Manager, UK commercial development
Hugh Charles Evans (12)(29)	1,150	*	(3)	(3)	(3)
Planning & control, casualty
James Few (12)(30)	3,330	*	(3)	(3)	(3)
Chief underwriting officer
Michael Fitzpatrick (12)	500	*	(3)	(3)	(3)
Claims adjuster
Stephen Fox (12)(31)	2,170	*	(3)	(3)	(3)
Senior underwriter
Michael Green (12)(32)	4,670	*	(3)	(3)	(3)
Underwriter
Russell Griffiths (12)(33)	1,150	*	(3)	(3)	(3)
Manager, UK commercial business unit

Name and Address of Beneficial Owner (1)	Beneficial Ownership of Principal Shareholders Prior to the Offering (2)		Number of Ordinary Shares Offered	Beneficial Ownership of Principal Shareholders After the Offering (2)
	Number	Percentage		Number	Percentage
Stephen P.G. Hill (12)(34)	1,150	*	(3)	(3)	(3)
Underwriter
Habib Kattan (12)(35)	5,475	*	(3)	(3)	(3)
Richard Keeling (12)(36)	2,170	*	(3)	(3)	(3)
Director, Aspen Re
Justin Joseph Lee (12)	400	*	(3)	(3)	(3)
Underwriting assistant
Stefan Long (12)(37)	1,150	*	(3)	(3)	(3)
Underwriter
Robert Mankiewitz (12)(38)	4,150	*	(3)	(3)	(3)
Compliance officer
Nicholas Charles Marples (12)(39)	300	*	(3)	(3)	(3)
Assistant claims manager
Andrew Mellor (12)(40)	1,150	*	(3)	(3)	(3)
Underwriter
Thomas Milligan (12)(41)	4,430	*	(3)	(3)	(3)
Underwriter
Alistair Milward (12)(42)	4,970	*	(3)	(3)	(3)
Manager, reinsurance business unit
Ian Richard Oakley (12)(43)	1,150	*	(3)	(3)	(3)
Underwriter
Peter Rowe (12)(44)	1,400	*	(3)	(3)	(3)
Senior claims manager
Paul Rudden (12)(45)	8,340	*	(3)	(3)	(3)
Senior underwriter
Jonathan Steer (12)(46)	1,150	*	(3)	(3)	(3)
Claims manager
Toby Stubbs (12)(47)	3,330	*	(3)	(3)	(3)
Mark Theaker (12)(48)	1,150	*	(3)	(3)	(3)
Pricing control
Kate Vacher (12)(49)	3,330	*	(3)	(3)	(3)
Underwriter/Head of business planning
Piers Vacher (12)(50)	3,330	*	(3)	(3)	(3)
Underwriter

*	Less than 1%

(1)	Unless otherwise stated, the address for each director, officer and employee is c/o Aspen Insurance UK Limited, 30 Fenchurch Street, London EC3M 3BD, United Kingdom. The address for Mr. Cusack is c/o Aspen Insurance Holdings Limited, Victoria Hall, 11 Victoria Street, Hamilton HM 11, Bermuda.

(2)	Our bye-laws generally provide for voting adjustments in certain circumstances. See ‘‘Description of Share Capital — Voting Adjustments’’.

(3)	Each of the selling shareholders may offer up to the number of ordinary shares listed in the first column of this table, subject to the provisions of the registration rights agreement. The prospectus supplement issued in connection with any offering by any of the selling shareholders will provide further details with respect to the number of ordinary shares to be offered by each selling shareholder and the number of ordinary shares that would be beneficially owned by each selling shareholder following such an offering. The selling shareholders may elect to sell all or part of their ordinary shares in the event that we commit to an underwritten public offering of our ordinary shares. In addition, the selling shareholders may sell all or part of their ordinary shares in an offering in which we do not participate, subject to the provisions of the registration rights agreement. The decision by any of the selling shareholders to sell any of their respective ordinary shares in an offering will depend upon the market price of our ordinary shares at that time and other factors deemed relevant by such selling shareholder. Notwithstanding the registration of ordinary shares held by the selling shareholders, the selling shareholders may also sell their ordinary shares pursuant to applicable exemptions from registration, including but not limited to Rule 144 under the Securities Act.

(4)	Includes 11,948,133 ordinary shares held by BCP Excalibur Holdco (Cayman) Limited, 906,910 ordinary shares held by BFIP Excalibur Holdco (Cayman) Limited, 547,963 ordinary shares held by BGE Excalibur Holdco (Cayman) Limited and 2,260,058 ordinary shares held by BOCP Excalibur Holdco (Cayman) Limited. Blackstone FI2 Capital Partners (Cayman) L.P., a Cayman Islands exempted limited partnership (‘‘BCP III’’), Blackstone FI Offshore Capital Partners (Cayman) L.P., a Cayman Islands exempted limited partnership (‘‘BOCP III’’) and Blackstone Family Investment Partnership (Cayman) III L.P., a Cayman Islands exempted limited partnership (‘‘BFIP III’’), are the sole members of BCP Excalibur Holdco (Cayman) Limited, BOCP Excalibur Holdco (Cayman) Limited, and BFIP Excalibur Holdco (Cayman) Limited, respectively. As the sole general partner of each of BCP III and BFIP III, and the sole investment general partner of BOCP III, Blackstone Management Associates III L.L.C., a Delaware limited liability company (‘‘BMA III’’), may be deemed to be the beneficial owner of 15,115,101 ordinary shares. As the sole member of BGE Excalibur II Limited, a Cayman Islands exempted limited company, which itself is the sole director and sole voting member of BGE Excalibur Holdco (Cayman) Limited, a Cayman Islands exempted limited company (‘‘BGE’’), Blackstone LR Associates (Cayman) III LDC, a Cayman Islands limited duration company (‘‘BLR III’’) may be deemed to be the beneficial owner of 547,963 ordinary shares. Messrs. Peter G. Peterson and Stephen A. Schwarzman are the founding members of each of BMA III and BLR III (the ‘‘Blackstone Founding Members’’) and have the shared power to vote or to direct the vote of, and to dispose or to direct the disposition of, the shares of the identified class of securities that may be deemed to be beneficially owned by BMA III or BLR III. As a result, the Blackstone Founding Members may be deemed to beneficially own the ordinary shares that BMA III or BLR III may be deemed to beneficially own, but they disclaim any such beneficial ownership except to the extent of their individual pecuniary interest in such ordinary shares. Prakash Melwani, one of our directors, is a Senior Managing Director in the Private Equity Group of Blackstone. Mr. Melwani disclaims beneficial ownership of any of the ordinary shares or options held by Blackstone.

(5)	9,800,412 ordinary shares are being registered. Does not include exercisable options to purchase 3,781,120 non-voting shares, which options have become exercisable or lapse upon the occurrence of several events and which non-voting shares will automatically convert into ordinary shares at a one-to-one ratio upon issuance. The computation of the percentage of beneficial ownership prior to the offering includes 3,781,120 options which have become exercisable. For a more detailed description of the Investor Options, see Part II, Item 5(g) set forth in our Annual Report on Form 10-K for the year ended December 31, 2004. Julian Avery, one of our directors, was Chief Executive Officer of Wellington until September 20, 2004.

(6)	Includes the outstanding ordinary shares and, for the computation of the percentage of beneficial ownership prior to the offering for Wellington and the Names’ Trustee, assumes the exercise of all outstanding options on a cash basis by Wellington or the Names’ Trustee, as the case may be, to purchase non-voting shares, which non-voting shares so acquired will automatically convert into ordinary shares upon issuance. We note that both the Names’ Trustee and Wellington have the ability to exercise their options on a cashless basis, which would impact the number of ordinary shares issued upon exercise. However, we are unable at this time to calculate the number of ordinary shares issued upon a cashless exercise of the outstanding options because the calculation involves average market price of the ordinary shares over a period of time prior to the exercise date, we have assumed for purposes of the computation of the percentage of the beneficial ownership that the options are exercised on a cash basis. Ordinary shares issued upon the exercise of options on a cashless basis will be issued as a bonus issue of shares in accordance with section 40(2)(a) of the Companies Act. This section provides that the share premium account of a company may be applied in paying up shares issued to shareholders as fully paid shares.

(7)	Includes 719,807 ordinary shares held by MBP III Plan Investors, L.P., 27,385 ordinary shares held by Millennium Partners II, L.P., 40,289 ordinary shares held by DLJ MB Partners III GmbH & Co. KG, 60,721 ordinary shares held by DLJ Offshore Partners III-2, C.V., 85,252 ordinary shares held by DLJ Offshore Partners III-1, C.V., 332,184 ordinary shares held by DLJ Offshore Partners III, C.V., and 4,825,649 ordinary shares held by DLJMB Overseas Partners III, C.V., which, along with all of the shareholders named in this footnote are referred to collectively as the ‘‘DLJ Related Entities.’’ Credit Suisse First Boston, a Swiss bank, owns all the voting stock of Credit Suisse First Boston (USA), Inc. (formerly Donaldson, Lufkin & Jenrette, Inc.) (‘‘CSFB-USA’’). The DLJ Related Entities are merchant banking funds advised by indirect subsidiaries of CSFB USA. Affiliates of DLJ Related Entities own an approximately 1.5% interest in Montpelier Re Holdings Ltd., which is also a beneficial owner of the ordinary shares of the Company. Kamil Salame, one of our directors, is a partner of DLJ Merchant Banking Partners, the primary private funds of Credit Suisse First Boston’s Alternative Capial Division. Mr. Salame disclaims beneficial ownership of any of the ordinary shares owned by the DLJ Related Entities.

(8)	Includes 681,398 ordinary shares held by Candover Investments plc, 30,996 ordinary shares held by Candover (Trustees) Limited, 133,826 ordinary shares held by Candover 2001 GmbH & Co. KG, 406,054 ordinary shares held by Candover Partners Limited as general partner of Candover 2001 Fund US No. 5 Limited Partnership, 97,182 ordinary shares held by Candover Partners Limited as general partner of Candover 2001 Fund US No. 4 Limited Partnership, 343,070 ordinary shares held by Candover Partners Limited as general partner of Candover 2001 Fund US No. 3 Limited Partnership, 608,511 ordinary shares held by Candover Partners Limited as general partner of Candover 2001 Fund US No. 2 Limited Partnership, 965,390 ordinary shares held by Candover Partners Limited as general partner of Candover 2001 Fund US No. 1 Limited Partnership, 552,463 ordinary shares held by Candover Partners Limited as general partner of Candover 2001 Fund UK No. 6 Limited Partnership, 70,911 ordinary shares held by Candover Partners Limited as general partner of Candover 2001 Fund UK No. 5 Limited Partnership, 100,654 ordinary shares held by Candover Partners Limited as general partner of Candover 2001 Fund UK No. 4 Limited Partnership, 1,018,463 ordinary shares held by Candover Partners Limited as general partner of Candover 2001 Fund UK No. 3 Limited Partnership, 317,982 ordinary shares held by Candover Partners Limited as general partner of Candover 2001 Fund UK No. 2 Limited Partnership and 747,593 ordinary shares held by Candover Partners Limited as general partner of Candover 2001 Fund UK No. 1 Limited Partnership, but excludes 16,794 ordinary shares held by Mourant & Co. Trustees Limited (‘‘Mourant’’) as trustee of The Candover 2001 Employee Benefit Trust.

(9)	Includes 2,323 ordinary shares held by Phoenix Equity Partners IV Co-Investment Plan, 2,540 ordinary shares held by Phoenix Equity Partners III & IV Executive Investment Plan L.P.,

54,408 ordinary shares held by Phoenix Equity Nominees Limited as attorney for Donaldson, Lufkin & Jenrette Securities Corporation, 112,215 ordinary shares held by Phoenix Equity Partners IV ‘‘C’’ L.P., 291,889 ordinary shares held by Phoenix Equity Partners IV ‘‘B’’ L.P. and 361,625 ordinary shares held by Phoenix Equity Partners IV ‘‘A’’ L.P. (collectively, the ‘‘Phoenix Equity Partners’’). Phoenix Equity Nominees Limited holds these shares on behalf of the Phoenix Equity Partners as their nominee or attorney-in-fact. As the sole general partner of each of Phoenix Equity Partners III & IV Executive Investment Plan, Phoenix Equity Partners IV ‘‘C,’’ Phoenix Equity Partners IV ‘‘B’’ and Phoenix Equity Partners IV ‘‘A,’’ Phoenix General Partner Limited Partnership IV, a U.K. Limited Partnership (‘‘PGPLP IV’’; which in turn is managed by Phoenix Thistle General Partner Limited and Phoenix Equity Partners Limited), may be deemed to be the beneficial owner of 768,269 ordinary shares. Messrs. David Gregson, Hugh Lenon, James Thomas, Alastair Muirhead, David Burns, Kevin Keck, Adrian Yurkwich and Richard Daw are the directors of Phoenix Equity Partners Limited and have the shared power to vote or to direct the vote of, and to dispose or to direct the disposition of, the shares of the identified class of securities that may be deemed to be beneficially owned by Phoenix Equity Partners III & IV Executive Investment Plan, Phoenix Equity Partners IV ‘‘C,’’ Phoenix Equity Partners IV ‘‘B’’ and Phoenix Equity Partners IV ‘‘A.’’ As a result, the directors of Phoenix Equity Partners Limited may be deemed to beneficially own the ordinary shares that Phoenix Equity Partners III & IV Executive Investment Plan, Phoenix Equity Partners IV ‘‘C,’’ Phoenix Equity Partners IV ‘‘B’’ and Phoenix Equity Partners IV ‘‘A’’ may be deemed to beneficially own, but they disclaim any such beneficial ownership except to the extent of their individual pecuniary interest in such ordinary shares. In addition, CSFB is an investor in Aspen Holdings through its investment in Phoenix Equity Partners. CSFB, through its affiliate DLJ Investment Partner II Limited, is entitled to 14% of the management fees relating to the management of Phoenix Equity Partners.

(10)	506,290 ordinary shares held by the Names’ Trustee, formerly known as Harrington Trust Limited which holds the ordinary shares for the benefit of the Unaligned Members. Does not include options to purchase 1,481,579 non-voting shares. The computation of the percentage of beneficial ownership prior to the offering includes 1,481,579 options which are exercisable. Options held by the Names’ Trustee for the benefit of the Unaligned Members become exercisable or lapse upon the occurrence of several events and which non-voting shares will automatically convert into ordinary shares at a one-to-one ratio upon issuance. For a more detailed description of the Investor Options, see Part II, Item 5(g) set forth in our Annual Report on Form 10-K for the year ended December 31, 2004. The Names’ Trustee, as the successor trustee of the Names’ Trust, is the holder of ordinary shares and options in the Company for the benefit of the Unaligned Members effective November 2003.

(11)	Does not include ordinary shares held by Candover Investments plc, its subsidiaries and funds under management. See footnote 8 above.

(12)	Except as otherwise indicated, each selling shareholder is either an employee, a former employee, a relative of such a person, or a trust for the benefit of one of the foregoing persons or his or her family members. Outstanding ordinary shares held by employee selling shareholders are included in this registration statement, and it does not include vested options held by such employee selling shareholders. For a description of the terms of the options held by such individual selling shareholders granted under our employee share option plan, see ‘‘Executive Compensation — Share Incentive Plan’’ set forth in Part III, Item 11, in our Annual Report on Form 10-K for the year ended December 31, 2004. Directors, officers and employees may not trade in the Company’s shares during blackout periods, the regular ones of which currently commence seven days after the end of each quarter and end three days after the Company announces its quarterly or yearly earnings. In addition, officers and employees who held ordinary shares or were granted options to purchase ordinary shares in the Company prior to our initial public offering are each party to a management shareholder’s agreement pursuant to which they are restricted from selling their ordinary shares through approximately August 2008, subject to certain exceptions including registration rights under the registration rights agreement and 5% of their pre-initial public offering shareholdings per year.

(13)	Mr. Myners also holds vested options exercisable for 165,630 ordinary shares which are not included in this registration statement.

(14)	Mr. Cormack also holds vested options exercisable for 21,482 ordinary shares which are not included in this registration statement.

(15)	Ms. Hutter, one of our directors, is the beneficial owner of 870 ordinary shares. Includes 3,470 ordinary shares held by The Black Diamond Group, LLC. As Chief Executive Officer of The Black Diamond Group, LLC, Ms. Hutter has shared voting and investment power over the 3,470 ordinary shares beneficially owned by The Black Diamond Group, LLC. The business address of Ms. Hutter is c/o Black Diamond Group, 100 Congress Avenue, Suite 2000, Austin Texas 78701. Ms. Hutter also holds vested options exercisable for 42,970 ordinary shares which are not included in this registration statement.

(16)	Mr. Rosenthal also holds vested options exercisable for 21,482 ordinary shares which are not included in this registration statement. Mr. Rosenthal, one of our directors, was nominated by Blackstone and appointed by the board of directors. Mr. Rosenthal disclaims beneficial ownership of any of the ordinary shares held by Blackstone. The business address of Mr. Rosenthal is c/o Norman L. Rosenthal & Associates, Inc., 415 Spruce Street, Philadelphia, PA 19106.

(17)	Mr. O’Kane also holds vested options exercisable for 530,861 ordinary shares which are not included in this registration statement.

(18)	Mr. Cusack also holds vested options exercisable for 183,043 ordinary shares which are not included in this registration statement.

(19)	Ms. Davies also holds vested options exercisable for 171,844 ordinary shares which are not included in this registration statement.

(20)	The 6,520 ordinary shares held by Mr. May include 300 ordinary shares held by Mr. May’s son Aaron Nicholas May, 300 ordinary shares held by his son Jacob Marcus May, 300 ordinary shares held by his daughter Kendra Bethany May and 300 ordinary shares held by his son Toby Sebastian May. Mr. May also holds vested options exercisable for 86,453 ordinary shares which are not included in this registration statement.

(21)	Mr. Aldwinckle also holds vested options exercisable for 14,357 ordinary shares which are not included in this registration statement.

(22)	Includes 14,120 ordinary shares, 500 ordinary shares held by Mr. Bonnar as guardian for C. Bonnar, 500 ordinary shares held by Mr. Bonnar as guardian for E. Bonnar, 1,000 ordinary shares held by Mr. Bonnar as guardian for R. Bonnar. Mr. Bonnar also holds vested options exercisable for 58,948 ordinary shares which are not included in this registration statement.

(23)	Mrs. Bonnar is the wife of Mr. Bonnar.

(24)	Mr. Burtonshaw also holds vested options exercisable for 3,586 ordinary shares which are not included in this registration statement.

(25)	Mr. Campbell also holds vested options exercisable for 25,762 ordinary shares which are not included in this registration statement.

(26)	Mr. Clifton also holds vested options exercisable for 22,531 ordinary shares which are not included in this registration statement.

(27)	Mr. D’Antonio also holds vested options exercisable for 22,007 ordinary shares which are not included in this registration statement.

(28)	Mr. Edwards also holds vested options exercisable for 11,720 ordinary shares which are not included in this registration statement.

(29)	Mr. Evans also holds vested options exercisable for 11.458 ordinary shares which are not included in this registration statement.

(30)	Mr. Few also holds vested options exercisable for 63,441 ordinary shares which are not included in this registration statement.

(31)	Mr. Fox also holds vested options exercisable for 21,744 ordinary shares which are not included in this registration statement.

(32)	Mr. Green also holds vested options exercisable for 21,482 ordinary shares which are not included in this registration statement

(33)	Mr. Griffiths also holds vested options exercisable for 11,458 ordinary shares which are not included in this registration statement.

(34)	Mr. Hill also holds vested options exercisable for 11,773 ordinary shares which are not included in this registration statement.

(35)	Mr. Kattan was formerly an employee whose position was of reinsurance manager.

(36)	Mr. Keeling also holds vested options exercisable for 21,482 ordinary shares which are not included in this registration statement.

(37)	Mr. Long also holds vested options exercisable for 11,825 ordinary shares which are not included in this registration statement.

(38)	Mr. Mankiewitz also holds vested options exercisable for 11,668 ordinary shares which are not included in this registration statement.

(39)	Mr. Marples also holds vested options exercisable for 2,109 ordinary shares which are not included in this registration statement.

(40)	Mr. Mellor also holds vested options exercisable for 11,825 ordinary shares which are not included in this registration statement.

(41)	Mr. Milligan also holds vested options exercisable for 20,415 ordinary shares which are not included in this registration statement.

(42)	Mr. Milward also holds vested options exercisable for 21,482 ordinary shares which are not included in this registration statement.

(43)	Mr. Oakley also holds vested options exercisable for 11,852 ordinary shares which are not included in this registration statement.

(44)	Mr. Rowe also holds vested options exercisable for 11,458 ordinary shares which are not included in this registration statement.

(45)	Mr. Rudden also holds vested options exercisable for 44,019 ordinary shares which are not included in this registration statement.

(46)	Mr. Steer also holds vested options exercisable for 11,720 ordinary shares which are not included in this registration statement.

(47)	Mr. Stubbs also holds vested options exercisable for 32,940 ordinary shares which are not included in this registration statement. Mr. Stubbs was formerly an employee whose position was of an underwriter.

(48)	Mr. Theaker also holds vested options exercisable for 11,720 ordinary shares which are not included in this registration statement.

(49)	Mrs. Vacher also holds vested options exercisable for 54,524 ordinary shares which are not included in this registration statement.

(50)	Mr. Vacher also holds vested options exercisable for 43,344 ordinary shares which are not included in this registration statement.

MATERIAL TAX CONSIDERATIONS

The following summary of our taxation, the taxation of Aspen Holdings and the taxation of our shareholders and holders of debt securities is based upon current law and is for general information only. Legislative, judicial or administrative changes may be forthcoming that could affect this summary. Additional information regarding the specific tax effect of each offering of securities will be set forth in the related prospectus supplement.

The following legal discussion (including and subject to the matters and qualifications set forth in such summary) of the material tax considerations (i) under ‘‘Material Tax Considerations — Taxation of Aspen Holdings and Subsidiaries — Bermuda’’, ‘‘Material Tax Considerations — Taxation of Shareholders — Bermuda Taxation’’ and ‘‘Material Tax Considerations — Taxation of Holders of Debt Securities — Bermuda Taxation’’ is based upon the advice of Appleby Spurling Hunter, Hamilton, Bermuda, our Bermuda counsel, (ii) under ‘‘Material Tax Considerations — Taxation of Aspen Holdings and Subsidiaries — United Kingdom’’ is based upon the advice of LeBoeuf, Lamb, Greene & MacRae, London, United Kingdom, and (iii) under ‘‘Material Tax Considerations — Taxation of Aspen Holdings and Subsidiaries — United States’’, ‘‘Material Tax Considerations —Taxation of Shareholders — United States Taxation’’ and ‘‘Material Tax Considerations — Taxation of Holders of Debt Securities — United States Taxation’’ is based upon the advice of LeBoeuf, Lamb, Greene & MacRae LLP, New York, New York, (the advice of such firms does not include any factual or accounting matters, determinations or conclusions, including amounts and computations of RPII and amounts of components thereof or facts relating to our business or activities. The discussion is based upon current law. The tax treatment of a holder of shares or debt securities, or of a person treated as a holder of shares or debt securities for U.S. federal income, state, local or non-U.S. tax purposes, may vary depending on the holder’s particular tax situation. Statements contained herein as to the beliefs, expectations and conditions of Aspen Holdings and its subsidiaries as to the application of such tax laws or facts represent the view of management as to the application of such laws and do not represent the opinions of counsel. PROSPECTIVE INVESTORS SHOULD CAREFULLY EXAMINE THE RELATED PROSPECTUS SUPPLEMENT AND SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF OWNING OUR SHARES OR DEBT SECURITIES.

Taxation of Aspen Holdings and Subsidiaries

Bermuda.

Under current Bermuda law, there is no income, corporate or profits tax or withholding tax, capital gains tax or capital transfer tax, estate or inheritance tax payable by us or our shareholders, other than shareholders ordinarily resident in Bermuda, if any. Aspen Holdings and Aspen Bermuda have each obtained from the Minister of Finance under The Exempted Undertaking Tax Protection Act 1966, as amended, an assurance that, in the event that Bermuda enacts legislation imposing tax computed on profits, income, any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance, then the imposition of any such tax shall not be applicable to Aspen Holdings and Aspen Bermuda or to any of their operations or their shares, debentures or other obligations, until March 28, 2016. Aspen Holdings and Aspen Bermuda could be subject to taxes in Bermuda after that date. This assurance is subject to the proviso that it is not to be construed so as to prevent the application of any tax or duty to such persons as are ordinarily resident in Bermuda or to prevent the application of any tax payable in accordance with the provisions of the Land Tax Act 1967 or otherwise payable in relation to any property leased to Aspen Holdings and Aspen Bermuda. Aspen Holdings and Aspen Bermuda each pay annual Bermuda government fees, and Aspen Bermuda pays annual insurance license fees. In addition, all entities employing individuals in Bermuda are required to pay a payroll tax and there are other sundry taxes payable, directly or indirectly, to the Bermuda government.

United Kingdom.

Aspen U.K. Holdings, Aspen Re and Aspen U.K. Services are companies incorporated and managed in the United Kingdom and are, therefore, resident in the United Kingdom for United

Kingdom corporation tax purposes and will be subject to the United Kingdom corporation tax on their worldwide profits (including revenue profits and capital gains), whether or not such profits are remitted to the United Kingdom. The maximum rate of United Kingdom corporation tax is currently 30% on profits of whatever description. Currently, no United Kingdom withholding tax applies to dividends paid by Aspen U.K. Holdings, Aspen Re and Aspen U.K. Services. Dividends received by Aspen U.K. Holdings from Aspen Re and Aspen U.K. Services should be exempt from U.K. corporation tax pursuant to the exemption contained in Section 208 Income and Corporation Taxes Act 1988.

None of us except for Aspen U.K. Holdings, Aspen Re and Aspen U.K. Services are incorporated in the United Kingdom. Accordingly, except for Aspen U.K. Holdings, Aspen Re and Aspen U.K. Services, we should not be treated as being resident in the United Kingdom unless our central management and control is exercised in the United Kingdom. The concept of central management and control is indicative of the highest level of control of a company, which is wholly a question of fact. The directors of each of us, other than Aspen U.K. Holdings, Aspen Re and Aspen U.K. Services, intend to manage our affairs so that none of us, other than Aspen U.K. Holdings, Aspen Re and Aspen U.K. Services, are resident in the United Kingdom for tax purposes.

A company not resident in the United Kingdom for corporation tax purposes can nevertheless be subject to U.K. corporation tax if it carries on a trade through a permanent establishment in the United Kingdom but the charge to U.K. corporation tax is limited to profits (including revenue profits and capital gains) attributable directly or indirectly to such permanent establishment.

The directors of each of us, other than Aspen U.K. Holdings, Aspen Re and Aspen U.K. Services (which should be treated as resident in the United Kingdom by virtue of being incorporated and managed there), intend that we will operate in such a manner so that none of us, other than Aspen U.K. Holdings, Aspen Re and Aspen U.K. Services, carry on a trade through a permanent establishment in the United Kingdom. Nevertheless, because neither case law nor U.K. statute definitively defines the activities that constitute trading in the United Kingdom through a permanent establishment, Her Majesty’s Revenue & Customs in the U.K. might contend that any of us, other than Aspen U.K. Holdings, Aspen Re and Aspen U.K. Services, are/is trading in the United Kingdom through a permanent establishment in the United Kingdom.

The United Kingdom has no income tax treaty with Bermuda. There are circumstances in which companies that are neither resident in the United Kingdom nor entitled to the protection afforded by a double tax treaty between the United Kingdom and the jurisdiction in which they are resident may be exposed to income tax in the United Kingdom (other than by deduction or withholding) on the profits of a trade carried on there even if that trade is not carried on through a permanent establishment but the directors of each of us intend that we will operate in such a manner that none of us will fall within the charge to income tax in the United Kingdom (other than by deduction or withholding) in this respect.

If any of us, other than Aspen U.K. Holdings, Aspen Re and Aspen U.K. Services, were treated as being resident in the United Kingdom for U.K. corporation tax purposes, or if any of us were to be treated as carrying on a trade in the United Kingdom through a permanent establishment, our results of operations and your investment could be materially adversely affected.

United States.

The following discussion is a summary of all material U.S. federal income tax considerations relating to our operations. A foreign corporation that is engaged in the conduct of a U.S. trade or business will be subject to U.S. tax as described below, unless entitled to the benefits of an applicable tax treaty. Whether business is being conducted in the United States is an inherently factual determination. Because the Internal Revenue Code of 1986, as amended (the ‘‘Code’’), regulations and court decisions fail to identify definitively activities that constitute being engaged in a trade or business in the United States, we cannot be certain that the Internal Revenue Service (‘‘IRS’’) will not contend successfully that Aspen Holdings and/or its foreign subsidiaries are or will be engaged in a trade or business in the United States based on activities in addition to the binding authorities discussed below. A foreign corporation deemed to be so engaged would be subject to U.S. income tax at regular corporate rates, as well as the branch profits tax, on its income which is treated as effectively connected with the conduct of that trade or business unless the corporation is entitled to relief under the permanent establishment provision of an applicable tax treaty, as discussed below. Such income tax, if imposed, would be based on effectively connected income computed in a manner generally analogous to that applied to the income of a U.S. corporation, except that a foreign corporation is generally entitled to deductions and credits only if it timely files a U.S. federal income tax return. Aspen Bermuda intends to file protective U.S. federal income tax returns on a timely basis in order to preserve the right to claim income tax deductions and credits if it is ever determined that it is subject to U.S. federal income tax. The highest marginal federal income tax rates currently are 35% for a corporation’s effectively connected income and 30% for the additional ‘‘branch profits’’ tax.

If Aspen Bermuda is entitled to the benefits under the income tax treaty between Bermuda and the United States (the ‘‘Bermuda Treaty’’), Aspen Bermuda would not be subject to U.S. income tax on any income found to be effectively connected with a U.S. trade or business unless that trade or business is conducted through a permanent establishment in the United States. No regulations interpreting the Bermuda Treaty have been issued. Aspen Bermuda currently intends to conduct its activities so that it does not have a permanent establishment in the United States, although we cannot be certain that we will achieve this result.

An insurance enterprise resident in Bermuda generally will be entitled to the benefits of the Bermuda Treaty if (i) more than 50% of its shares are owned beneficially, directly or indirectly, by individual residents of the United States or Bermuda or U.S. citizens and (ii) its income is not used in substantial part, directly or indirectly, to make disproportionate distributions to, or to meet certain liabilities of, persons who are neither residents of either the United States or Bermuda nor U.S. citizens. We cannot be certain that Aspen Bermuda will be eligible for Bermuda Treaty benefits immediately following the offering or in the future because of factual and legal uncertainties regarding the residency and citizenship of Aspen Holdings’ shareholders. Aspen Holdings would not be eligible for treaty benefits because it is not an insurance company. Accordingly, Aspen Holdings and Aspen Bermuda have conducted and intend to conduct substantially all of their foreign operations outside the United States and to limit their U.S. contacts so that neither Aspen Holdings nor Aspen Bermuda should be treated as engaged in the conduct of a trade or business in the United States.

Foreign insurance companies carrying on an insurance business within the United States have a certain minimum amount of effectively connected net investment income, determined in accordance with a formula that depends, in part, on the amount of U.S. risk insured or reinsured by such companies. If Aspen Bermuda is considered to be engaged in the conduct of an insurance business in the United States and it is not entitled to the benefits of the Bermuda Treaty in general (because it fails to satisfy one of the limitations on treaty benefits discussed above), the Code could subject a significant portion of Aspen Bermuda’s investment income to U.S. income tax. In addition, while the Bermuda Treaty clearly applies to premium income, it is uncertain whether the Bermuda Treaty applies to other income such as investment income. If Aspen Bermuda is considered engaged in the conduct of an insurance business in the United States and is entitled to the benefits of the Bermuda Treaty in general, but the Bermuda Treaty is interpreted to not apply to investment income, a significant portion of Aspen Bermuda’s investment income could be subject to U.S. income tax.

Under the income tax treaty between the United Kingdom and the United States, a U.K. company is entitled to the benefits of the U.K. Treaty (the ‘‘U.K. Treaty’’) only if various complex requirements can be satisfied. Broadly, these requirements include (i) during at least half of the days during the relevant taxable period, at least 50% of Aspen U.K. Holdings’, Aspen Re’s and Aspen U.K. Services’ stock must be beneficially owned, directly or indirectly, by citizens or residents of the United States and the United Kingdom, and less than 50% of each of Aspen U.K. Holdings’, Aspen Re’s and Aspen U.K. Services’ gross income for the relevant taxable period is paid or accrued, directly or indirectly, to persons who are not U.S. or U.K. residents in the form of payments that are deductible for purposes of U.K. taxation, (ii) with respect to specific items of income, profit or gain derived from the United States, if such income, profit or gain is considered to be derived in connection with, or incidental to each of Aspen U.K. Holdings’, Aspen Re’s and Aspen U.K. Services’ business conducted in the United Kingdom or (iii) at least 50% of the aggregate vote and value of their shares is owned directly or indirectly by five or fewer companies the principal class of shares of which is listed and regularly traded on a recognized stock exchange. Although we cannot be certain that Aspen U.K. Holdings, Aspen Re and Aspen U.K. Services will be eligible for treaty benefits under the U.K. Treaty because of factual and legal uncertainties regarding (i) the residency and citizenship of Aspen Holdings’ shareholders, and (ii) the interpretation of what constitutes income incidental to or connected with a trade or business in the United Kingdom, we will endeavor to so qualify. As a result, Aspen U.K. Holdings, Aspen Re and Aspen U.K. Services should be subject to U.S. federal income tax on their income found to be effectively connected with a U.S. trade or business only if such income is attributable to the conduct of a trade or business carried on through a permanent establishment in the United States and the branch profits tax will not apply. Aspen U.K. Holdings and Aspen U.K. Services each have conducted and intend to conduct their activities in a manner so that each of them should not have a permanent establishment in the United States, although we cannot be certain that we will achieve this result. Because of the binding authorities granted by Aspen Re to Aspen Re America and Aspen Management it is likely that Aspen Re would be characterized as having a permanent establishment in the United States and the IRS may be able to successfully assert that Aspen Re has a permanent establishment in the United States as a result of the WU Inc. binding authorities. However, we believe that such characterization and successful assertion by the IRS should not materially adversely affect our results of operations or your investment.

Under the U.K. Treaty, the additional U.S. branch profits tax may be imposed at a rate of up to 5% absent an applicable exception to the extent Aspen U.K. Holdings, Aspen Re or Aspen U.K. Services has a permanent establishment in the United States.

Foreign corporations not engaged in a trade or business in the United States are nonetheless subject to U.S. income tax imposed by withholding on certain ‘‘fixed or determinable annual or periodic gains, profits and income’’ derived from sources within the United States (such as dividends and certain interest on investments), subject to exemption under the Code or reduction by applicable treaties. Generally under the U.K. Treaty the withholding rate is reduced (1) on dividends from less than 10% owned corporations to 15%, (2) on dividends from 10% or more owned corporations to 5% and (3) on interest to 0%. The Bermuda Treaty does not reduce the U.S. withholding rate on U.S.-sourced investment income.

The United States also imposes an excise tax on insurance and reinsurance premiums paid to foreign insurers or reinsurers with respect to risks located in the United States. The rates of tax applicable to premiums paid to Aspen Bermuda are 4% for casualty insurance premiums and 1% for reinsurance premiums. The excise tax does not apply to premiums paid to Aspen Re if (i) it is entitled to the benefits of the U.K. Treaty and (ii) the policies are not entered into as part of a conduit arrangement.

Aspen U.S. Holdings, Aspen Re America and Aspen U.S. Services are Delaware corporations, Aspen Specialty is a North Dakota corporation and Aspen Management is a Massachusetts corporation and as such each is subject to taxation in the United States at regular corporate rates. Additionally dividends paid by Aspen U.S. Holdings will be subject to a 30% U.S. withholding tax subject to reduction under the income tax treaty between the United States and the United Kingdom to 5%.

Taxation of Shareholders

Bermuda Taxation.

Currently, there is no Bermuda income, corporate or profits tax or withholding tax, capital gains tax or capital transfer tax, estate or inheritance tax payable by holders of our shares, other than shareholders ordinarily resident in Bermuda, if any.

United States Taxation.

The following summary sets forth the material United States federal income tax considerations related to the purchase, ownership and disposition of our shares. Unless otherwise stated, this summary deals only with shareholders that are U.S. Persons (as defined below) who purchase their shares in an offering pursuant to a related prospectus supplement, who did not own (directly or indirectly through foreign entities or constructively) shares of Aspen Holdings prior to such offering and who hold their ordinary shares as capital assets within the meaning of section 1221 of the Code. The following discussion is only a discussion of the material U.S. federal income tax matters as described herein and does not purport to address all of the U.S. federal income tax consequences that may be relevant to a particular shareholder in light of such shareholder’s specific circumstances. In addition, the following summary does not address the U.S. federal income tax consequences that may be relevant to special classes of shareholders, such as financial institutions, insurance companies, regulated investment companies, real estate investment trusts, financial asset securitization investment trusts, dealers or traders in securities, tax exempt organizations, expatriates, investors in pass through entities, persons who are considered with respect to any of us as ‘‘United States shareholders’’ for purposes of the controlled foreign corporation (‘‘CFC’’) rules of the Code (generally, a U.S. Person, as defined below, who owns or is deemed to own 10% or more of the total combined voting power of all classes of Aspen Holdings or the stock of any of our foreign subsidiaries entitled to vote (i.e., 10% U.S. Shareholders)), or persons who hold their shares as part of a hedging or conversion transaction or as part of a short-sale or straddle, who may be subject to special rules or treatment under the Code. This discussion is based upon the Code, the Treasury Regulations promulgated thereunder and any relevant administrative rulings or pronouncements or judicial decisions, all as in effect on the date hereof and as currently interpreted, and does not take into account possible changes in such tax laws or interpretations thereof, which may apply retroactively. This discussion does not include any description of the tax laws of any state or local governments within the United States or of any foreign government. Persons considering making an investment in our shares should consult their own tax advisors concerning the application of the U.S. federal tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction prior to making such investment.

If a partnership holds our shares, the tax treatment of the partners will generally depend on the status of the partner and the activities of the partnership. If you are a partner of a partnership owning our shares, you should consult your tax advisor.

For purposes of this discussion, the term ‘‘U.S. Person’’ means: (i) a citizen or resident of the United States, (ii) a partnership or corporation, or entity treated as a corporation, created or organized in or under the laws of the United States, or any political subdivision thereof, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, (iv) a trust if either (x) a court within the United States is able to exercise primary supervision over the administration of such trust and one or more U.S. Persons have the authority to control all substantial decisions of such trust or (y) the trust has a valid election in effect to be treated as a U.S. Person for U.S. federal income tax purposes or (v) any other person or entity that is treated for U.S. federal income tax purposes as if it were one of the foregoing.

Taxation of Dividends. Subject to the discussions below relating to the potential application of the CFC, related person insurance income (‘‘RPII’’) and passive foreign investment company (‘‘PFIC’’) rules, cash distributions, if any, made with respect to the shares will constitute dividends for U.S. federal income tax purposes to the extent paid out of current or accumulated earnings and profits of Aspen Holdings (as computed using U.S. tax principles). We believe dividends paid by us before 2009 should be eligible for reduced rates of tax as qualified dividend income because we believe our shares should be treated as readily tradeable on an established securities market in the United States. Such dividends will not be eligible for the dividends received deduction. To the extent such distributions exceed Aspen Holdings’ earnings and profits, they will be treated first as a return of the shareholder’s basis in their shares to the extent thereof, and then as gain from the sale of a capital asset.

Classification of Aspen Holdings or Its Foreign Subsidiaries as Controlled Foreign Corporations. Each 10% U.S. Shareholder (as defined below) of a foreign corporation that is a CFC for an uninterrupted period of 30 days or more during a taxable year, and who owns shares in the CFC, directly or indirectly through foreign entities, on the last day of the CFC’s taxable year, must include in its gross income for U.S. federal income tax purposes its pro rata share of the CFC’s ‘‘subpart F income,’’ even if the subpart F income is not distributed. A foreign corporation is considered a CFC if 10% U.S. Shareholders own (directly, indirectly through foreign entities or by attribution by application of the constructive ownership rules of section 958(b) of the Code (i.e., ‘‘constructively’’)) more than 50% of the total combined voting power of all classes of voting stock of such foreign corporation, or more than 50% of the total value of all stock of such corporation. For purposes of taking into account insurance income, a CFC also includes a foreign insurance company in which more than 25% of the total combined voting power of all classes of stock or more than 25% of the total value of all stock is owned by 10% U.S. Shareholders on any day of the taxable year of such corporation, if the gross amount of premiums or other consideration for the reinsurance or the issuing of insurance or annuity contracts exceeds 75% of the gross amount of all premiums or other consideration in respect of all risks. A ‘‘10% U.S. Shareholder’’ is a U.S. Person who owns (directly, indirectly through foreign entities or constructively) at least 10% of the total combined voting power of all classes of stock entitled to vote of the foreign corporation. We believe that because of the anticipated dispersion of our share ownership, provisions in our organizational documents that limit voting power and other factors, no U.S. Person who owns shares of Aspen Holdings directly or indirectly through one or more foreign entities should be treated as owning (directly, indirectly through foreign entities, or constructively) 10% or more of the total voting power of all classes of shares of Aspen Holdings or any of its foreign subsidiaries. It is possible, however, that the IRS could challenge the effectiveness of these provisions and that a court could sustain such a challenge.

The RPII CFC Provisions. The following discussion generally is applicable only if the RPII of a foreign Insurance Subsidiary, determined on a gross basis, is 20% or more of such company’s gross insurance income for the taxable year and the 20% Ownership Exception (as defined below) is not met. The following discussion generally would not apply for any taxable year in which such company meets either the 20% Ownership Exception or the 20% Gross Income Exception (as defined below). Although we cannot be certain, Aspen Holdings believes that each of the foreign Insurance Subsidiaries met the 20% Ownership Exception in prior years of operation and should meet the 20% Gross Income Exception for each tax year for the foreseeable future. Additionally, as Aspen Holdings is not licensed as an insurance company we do not anticipate that Aspen Holdings will have insurance income, including RPII.

RPII is any ‘‘insurance income’’ (as defined below) attributable to policies of insurance or reinsurance with respect to which the person (directly or indirectly) insured is a ‘‘RPII shareholder’’ (as defined below) or a ‘‘related person’’ (as defined below) to such RPII shareholder. In general, and subject to certain limitations, ‘‘insurance income’’ is income (including premium and investment income) attributable to the issuing of any insurance or reinsurance contract which would be taxed under the portions of the Code relating to insurance companies if the income were the income of a domestic insurance company. For purposes of inclusion of the RPII of a foreign Insurance Subsidiary in the income of RPII shareholders, unless an exception applies, the term ‘‘RPII shareholder’’ means any U.S. Person who owns (directly or indirectly through foreign entities) any amount of Aspen Holdings’ shares. Generally, the term ‘‘related person’’ for this purpose means someone who controls or is controlled by the RPII shareholder or someone who is controlled by the same person or persons which control the RPII shareholder. Control is measured by either more than 50% in value or more than 50% in voting power of stock applying certain constructive ownership principles. A corporation’s pension plan is ordinarily not a ‘‘related person’’ with respect to the corporation unless the pension plan owns, directly or indirectly through the application of certain constructive ownership rules, more than 50% measured by vote or value, of the stock of the corporation. Each foreign Insurance Subsidiary will be treated as a CFC under the RPII provisions if RPII shareholders are treated as owning (directly, indirectly through foreign entities or constructively) 25% or more of the shares of Aspen Holdings by vote or value.

RPII Exceptions. The special RPII rules do not apply to a foreign Insurance Subsidiary if (i) direct and indirect insureds and persons related to such insureds, whether or not U.S. Persons, are treated as owning (directly or indirectly through entities) less than 20% of the voting power and less than 20% of the value of the shares of Aspen Holdings (the ‘‘20% Ownership Exception’’), (ii) RPII, determined on a gross basis, is less than 20% of the gross insurance income of the foreign Insurance

Subsidiary for the taxable year (the ‘‘20% Gross Income Exception’’), (iii) the foreign Insurance Subsidiary elects to be taxed on its RPII as if the RPII were effectively connected with the conduct of a U.S. trade or business, and to waive all treaty benefits with respect to RPII and meet certain other requirements or (iv) the foreign Insurance Subsidiary elects to be treated as a U.S. corporation and waives all treaty benefits and meets certain other requirements. Where none of these exceptions applies to a foreign Insurance Subsidiary, each U.S. Person owning (directly or indirectly through foreign entities) any shares in Aspen Holdings (and therefore, indirectly, in each foreign Insurance Subsidiary) on the last day of Aspen Holdings’ taxable year will be required to include in its gross income for U.S. federal income tax purposes its share of the RPII of the company or companies, as the case may be, that failed to qualify for the exception for the portion of the taxable year during which the foreign Insurance Subsidiary was a CFC under the RPII provisions, determined as if all such RPII were distributed proportionately only to such U.S. Persons at that date, but limited by each such U.S. Person’s share of such company’s current-year earnings and profits as reduced by the U.S. Person’s share, if any, of certain prior-year deficits in earnings and profits. Our foreign Insurance Subsidiaries intend to operate in a manner that is intended to ensure that each qualifies for the 20% Gross Income Exception. Although we do not expect that the gross RPII of either foreign Insurance Subsidiary will equal or exceed 20% of such company’s gross insurance income in the foreseeable future, it is possible that we will not be successful in qualifying under this exception.

Computation of RPII. In order to determine how much RPII a foreign Insurance Subsidiary has earned in each taxable year, our foreign Insurance Subsidiaries may obtain and rely upon information from their insureds and reinsureds to determine whether any of the insureds, reinsureds or persons related thereto own (directly or indirectly through foreign entities) shares of Aspen Holdings and are U.S. Persons. Aspen Holdings may not be able to determine whether any of the underlying direct or indirect insureds to which our foreign Insurance Subsidiaries provide insurance or reinsurance are shareholders or related persons to such shareholders. Consequently, Aspen Holdings may not be able to determine accurately the gross amount of RPII earned by each of our foreign Insurance Subsidiaries in a given taxable year. For any year in which the 20% Gross Income Exception and the 20% Ownership Exception do not apply, Aspen Holdings may also seek information from its shareholders as to whether beneficial owners of shares at the end of the year are U.S. Persons so that the RPII may be determined and apportioned among such persons; to the extent Aspen Holdings is unable to determine whether a beneficial owner of shares is a U.S. Person, Aspen Holdings may assume that such owner is not a U.S. Person, thereby increasing the per share RPII amount for all known RPII shareholders.

If, as expected, for each taxable year each foreign Insurance Subsidiary meets the 20% Gross Income Exception, RPII shareholders will not be required to include RPII in their taxable income. The amount of RPII includable in the income of a RPII shareholder is based upon the net RPII income for the year after deducting related expenses such as losses, loss reserves and operating expenses.

Apportionment of RPII to U.S. Holders. Every RPII shareholder who owns shares on the last day of any taxable year of Aspen Holdings in which the 20% Ownership Exception and the 20% Gross Income Exception do not apply to each foreign Insurance Subsidiary should expect that for such year it will be required to include in gross income its share of such company’s RPII for the portion of the taxable year during which such company was a CFC under the RPII provisions, whether or not distributed, even though such shareholder may not have owned the shares throughout such period. A RPII shareholder who owns shares during such taxable year but not on the last day of the taxable year is not required to include in gross income any part of company’s RPII.

Basis Adjustments. A RPII shareholder’s tax basis in its shares will be increased by the amount of any RPII that the shareholder includes in income. The RPII shareholder may exclude from income the amount of any distributions by Aspen Holdings out of previously taxed RPII income. The RPII shareholder’s tax basis in its shares will be reduced by the amount of such distributions that are excluded from income.

Uncertainty as to Application of RPII. The RPII provisions have never been interpreted by the courts or the Treasury Department in final regulations, and regulations interpreting the RPII provisions of the Code exist only in proposed form. It is not certain whether these regulations will be adopted in their proposed form or what changes or clarifications might ultimately be made thereto or whether any such changes, as well as any interpretation or application of RPII by the IRS, the courts or otherwise, might have retroactive effect. These provisions include the grant of authority to the Treasury Department to prescribe ‘‘such regulations as may be necessary to carry out the purpose of this subsection including . . . regulations preventing the avoidance of this subsection through cross insurance arrangements or otherwise.’’ Accordingly, the meaning of the RPII provisions and the application thereof to our foreign Insurance Subsidiaries is uncertain. In addition, we cannot be certain that the amount of RPII or the amounts of the RPII inclusions for any particular RPII shareholder, if any, will not be subject to adjustment based upon subsequent IRS examination. Any prospective investors considering an investment in our shares should consult his tax advisor as to the effects of these uncertainties.

Information Reporting. Under certain circumstances, U.S. Persons owning stock in a foreign corporation are required to file IRS Form 5471 with their U.S. federal income tax returns. Generally, information reporting on IRS Form 5471 is required by (i) a person who is treated as a RPII shareholder, (ii) a 10% U.S. Shareholder of a foreign corporation that is a CFC for an uninterrupted period of 30 days or more during any tax year of the foreign corporation, and who owned the stock on the last day of that year and (iii) under certain circumstances, a U.S. Person who acquires stock in a foreign corporation and as a result thereof owns 10% or more of the voting power or value of such foreign corporation, whether or not such foreign corporation is a CFC. For any taxable year in which Aspen Holdings determines that the 20% Gross Income Exception and the 20% Ownership Exception do not apply, Aspen Holdings will provide to all U.S. Persons registered as shareholders of its shares a completed IRS Form 5471 or the relevant information necessary to complete the form. Failure to file IRS Form 5471 may result in penalties.

Tax-Exempt Shareholders. Tax-exempt entities will be required to treat certain subpart F insurance income, including RPII, that is includible in income by the tax-exempt entity as unrelated business taxable income. Prospective investors that are tax exempt entities are urged to consult their tax advisors as to the potential impact of the unrelated business taxable income provisions of the Code. A tax-exempt organization that is treated as a 10% U.S. Shareholder or a RPII Shareholder also must file IRS Form 5471 in the circumstances described above.

Dispositions of Ordinary Shares. Subject to the discussions below relating to the potential application of the Code section 1248 and PFIC rules, U.S. holders of shares generally should recognize capital gain or loss for U.S. federal income tax purposes on the sale, exchange or other disposition of our shares in the same manner as on the sale, exchange or other disposition of any other shares held as capital assets. If the holding period for these shares exceeds one year, any gain will be subject to tax at a current maximum marginal tax rate of 15% for individuals and 35% for corporations. Moreover, gain, if any, generally will be a U.S. source gain and generally will constitute ‘‘passive income’’ for foreign tax credit limitation purposes.

Code section 1248 provides that if a U.S. Person sells or exchanges stock in a foreign corporation and such person owned, directly, indirectly through certain foreign entities or constructively, 10% or more of the voting power of the corporation at any time during the five-year period ending on the date of disposition when the corporation was a CFC, any gain from the sale or exchange of the shares will be treated as a dividend to the extent of the CFC’s earnings and profits (determined under U.S. federal income tax principles) during the period that the shareholder held the shares and while the corporation was a CFC (with certain adjustments). We believe that because of the anticipated dispersion of our share ownership, provisions in our organizational documents that limit voting power and other factors, that no U.S. shareholder of Aspen Holdings should be treated as owning (directly, indirectly through foreign entities or constructively) 10% or more of the total voting power of Aspen Holdings; to the extent this is the case, the application of Code Section 1248 under the regular CFC rules should not apply to dispositions of our shares. It is possible, however, that the IRS could challenge the effectiveness of these provisions and that a court could sustain such a challenge. A 10% U.S. Shareholder may in certain circumstances be required to report a disposition of shares of a CFC by attaching IRS Form 5471 to the U.S. federal income tax or information return that it would normally file for the taxable year in which the disposition occurs. In the event this is determined necessary, Aspen Holdings will provide a completed IRS Form 5471 or the relevant information necessary to complete the Form. Code section 1248 also applies to the sale or exchange of shares in a foreign corporation if the foreign corporation would be treated as a CFC for RPII purposes regardless of whether the shareholder is a 10% U.S. Shareholder or whether the 20% Gross Income Exception or the 20% Ownership Exception applies. Existing proposed regulations do not address whether Code section 1248 would apply if a foreign corporation is not a CFC but the foreign corporation has a subsidiary that is a CFC and that would be taxed as an insurance company if it were a domestic corporation. We believe, however, that this application of Code section 1248 under the RPII rules should not apply to dispositions of our shares because Aspen Holdings will not be directly engaged in the insurance business. We cannot be certain, however, that the IRS will not interpret the proposed regulations in a contrary manner or that the Treasury Department will not amend the proposed regulations to provide that these rules will apply to dispositions of shares. Prospective investors should consult their tax advisors regarding the effects of these rules on a disposition of shares.

Passive Foreign Investment Companies. In general, a foreign corporation will be a PFIC during a given year if (i) 75% or more of its gross income constitutes ‘‘passive income’’ (the ‘‘75% test’’) or (ii) 50% or more of its assets produce passive income (the ‘‘50% test’’).

If Aspen Holdings were characterized as a PFIC during a given year, each U.S. Person holding shares would be subject to a penalty tax at the time of the sale at a gain of, or receipt of an ‘‘excess distribution’’ with respect to, their shares, unless such person is a 10% U.S. Shareholder or made a ‘‘qualified electing fund election’’ or ‘‘mark-to-market’’ election. It is uncertain that Aspen Holdings would be able to provide its shareholders with the information necessary for a U.S. Person to make these elections. In addition, if Aspen Holdings were considered a PFIC, upon the death of any U.S. individual owning shares, such individual’s heirs or estate would not be entitled to a ‘‘step-up’’ in the basis of the shares that might otherwise be available under U.S. federal income tax laws. In general, a shareholder receives an ‘‘excess distribution’’ if the amount of the distribution is more than 125% of the average distribution with respect to the shares during the three preceding taxable years (or shorter period during which the taxpayer held the shares). In general, the penalty tax is equivalent to an interest charge on taxes that are deemed due during the period the shareholder owned the shares, computed by assuming that the excess distribution or gain (in the case of a sale) with respect to the shares was taken in equal portion at the highest applicable tax rate on ordinary income throughout the shareholder’s period of ownership. The interest charge is equal to the applicable rate imposed on underpayments of U.S. federal income tax for such period. In addition, a distribution paid by Aspen Holdings to U.S. shareholders that is characterized as a dividend and is not characterized as an excess distribution would not be eligible for reduced rates of tax as qualified dividend income with respect to dividends paid before 2009.

For the above purposes, passive income generally includes interest, dividends, annuities and other investment income. The PFIC rules provide that income ‘‘derived in the active conduct of an insurance business by a corporation which is predominantly engaged in an insurance business . . . is not treated as passive income.’’ The PFIC provisions also contain a look-through rule under which a foreign corporation shall be treated as if it ‘‘received directly its proportionate share of the income . . .’’ and as if it ‘‘held its proportionate share of the assets . . ..’’ of any other corporation in which it owns at least 25% of the value of the stock.

The insurance income exception is intended to ensure that income derived by a bona fide insurance company is not treated as passive income, except to the extent such income is attributable to financial reserves in excess of the reasonable needs of the insurance business. We expect, for purposes of the PFIC rules, that each of our Insurance Subsidiaries will be predominantly engaged in an insurance business and is unlikely to have financial reserves in excess of the reasonable needs of its insurance business in each year of operations. Accordingly, none of the income or assets of our Insurance Subsidiaries should be treated as passive. Additionally, we expect that in each year of operations the passive income and assets of Aspen U.K. Holdings, Aspen U.K. Services will not meet the 75% test or the 50% test because they should have sufficient non-passive income and assets. Finally, we expect that the passive income and assets of Aspen U.S. Holdings, Aspen U.S. Services and Aspen Management will be de minimis in each year of operations with respect to the overall income and assets of Aspen Holdings and its subsidiaries. Under the look-through rule Aspen Holdings should be deemed to own its proportionate share of the assets and to have received its proportionate share of the income of its direct and indirect subsidiaries for purposes of the 75% test and the 50% test. As a result, we believe that Aspen Holdings was not and should not be treated as a PFIC. We cannot be certain, however, as there are currently no regulations regarding the application of the PFIC provisions to an insurance company and new regulations or pronouncements interpreting or clarifying these rules may be forthcoming, that the IRS will not challenge this position and that a court will not sustain such challenge. Prospective investors should consult their tax advisor as to the effects of the PFIC rules.

Foreign tax credit. Because it is anticipated that U.S. Persons will own a majority of our shares, only a portion of the current income inclusions, if any, under the CFC, RPII and PFIC rules and of dividends paid by us (including any gain from the sale of shares that is treated as a dividend under section 1248 of the Code) will be treated as foreign source income for purposes of computing a shareholder’s U.S. foreign tax credit limitations. We will consider providing shareholders with information regarding the portion of such amounts constituting foreign source income to the extent such information is reasonably available. It is also likely that substantially all of the ‘‘subpart F income,’’ RPII and dividends that are foreign source income will constitute either ‘‘passive’’ or ‘‘financial services’’ income for foreign tax credit limitation purposes (and for taxable years beginning after December 31, 2006 will constitute either ‘‘passive’’ or ‘‘general’’ income). Thus, it may not be possible for most shareholders to utilize excess foreign tax credits to reduce U.S. tax on such income.

Information Reporting and Backup Withholding on Distributions and Disposition Proceeds. Information returns may be filed with the IRS in connection with distributions on our shares and the proceeds from a sale or other disposition of our shares unless the holder of our shares establishes an exemption from the information reporting rules. A holder of shares that does not establish such an exemption may be subject to U.S. backup withholding tax on these payments if the holder is not a corporation or non-U.S. Person or fails to provide its taxpayer identification number or otherwise comply with the backup withholding rules. The amount of any backup withholding from a payment to a U.S. Person will be allowed as a credit against the U.S. Person’s U.S. federal income tax liability and may entitle the U.S. Person to a refund, provided that the required information is furnished to the IRS.

Proposed U.S. Tax Legislation. Legislation has been introduced in the U.S. Congress intended to eliminate certain perceived tax advantages of companies (including insurance companies) that have legal domiciles outside the United States but have certain U.S. connections. While there are no currently pending legislative proposals which, if enacted, would have a material adverse effect on us or our shareholders, it is possible that broader-based legislative proposals could emerge in the future that could have an adverse impact on us or our shareholders.

Additionally, the U.S. federal income tax laws and interpretations regarding whether a company is engaged in a trade or business within the United States or is a PFIC, or whether U.S. Persons would be required to include in their gross income the ‘‘subpart F income’’ or the RPII of a CFC, are subject to change, possibly on a retroactive basis. There are currently no regulations regarding the application of the PFIC rules to insurance companies and the regulations regarding RPII are still in proposed form. New regulations or pronouncements interpreting or clarifying such rules may be forthcoming. We cannot be certain if, when or in what form such regulations or pronouncements may be provided and whether such guidance will have a retroactive effect.

Taxation of Holders of Debt Securities

Bermuda Taxation.

Currently, there is no Bermuda withholding tax on interest paid by the Company.

United States Taxation.

The following summary sets forth the material United States federal income tax considerations related to the purchase, ownership and disposition of the debt securities. Unless otherwise stated, this summary deals only with holders of debt securities who acquire the debt securities at their original issue price and who hold the debt securities as capital assets. The following discussion is only a discussion of the material United States federal income tax matters as described herein and does not purport to address all of the U.S. federal income tax consequences that may be relevant to a particular holder of debt securities in light of such holder’s specific circumstances. In addition, the following summary does not describe the U.S. federal income tax consequences that may be relevant to certain holders of debt securities, such as financial institutions, insurance companies, regulated investment companies, real estate investment trusts, financial asset securitization investment trusts, dealers in securities or traders that adopt a mark-to-market method of tax accounting, tax-exempt organizations, expatriates, investors in pass-through entities, U.S. holders (as defined below) whose functional currency is not the U.S. dollar, persons subject to alternative minimum tax or persons who hold the debt securities as part of a hedging or conversion transaction or as part of a short-sale or straddle, who may be subject to special rules or treatment under the Code. This discussion is based upon the Code, the Treasury regulations promulgated thereunder and any relevant administrative rulings or pronouncements or judicial decisions, all as in effect on the date hereof and as currently interpreted, and does not take into account possible changes in such tax laws or interpretations thereof, which may apply retroactively. This discussion does not include any description of the tax laws of any state or local governments within the United States, or of any foreign government, that may be applicable to the debt securities or the holders of debt securities. Persons considering making an investment in the debt securities should consult their own tax advisors concerning the application of the U.S. federal tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction prior to making such investment.

If a partnership holds the debt securities, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding the debt securities, you should consult your tax advisor.

For purposes of this discussion, the term ‘‘U.S. holder’’ means a beneficial owner of the debt securities that is, for U.S. federal income tax purposes:

(1) an individual citizen or resident of the United States,

(2) a corporation or entity treated as a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia,

(3) an estate the income of which is subject to U.S. federal income taxation regardless of its source,

(4) a trust if either (x) a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of such trust or (y) the trust has a valid election in effect to be treated as a United States Person for U.S. federal income tax purposes, or

(5) any other person or entity that is treated for U.S. federal income tax purposes as if it were one of the foregoing.

U.S. Holders of Debt Securities.

Interest Payments. Unless otherwise specified in the related prospectus supplement, interest paid to a U.S. holder on a debt security will be includible in such holder’s gross income as ordinary interest income in accordance with the holder’s regular method of tax accounting. In addition, interest on the debt securities will be treated as foreign source income for U.S. federal income tax purposes. For foreign tax credit limitation purposes, interest on the debt securities generally will constitute passive income, or, in the case of certain U.S. holders, financial services income (and for taxable years beginning after December 31, 2006 will constitute ‘‘passive’’ or ‘‘general’’ income).

Sale, Exchange, Redemption and Other Disposition of Debt securities. Upon the sale, exchange, redemption or other disposition of a debt security, a U.S. holder will recognize taxable gain or loss equal to the difference, if any, between the amount realized on the sale, exchange, redemption or other disposition (other than accrued but unpaid interest not previously included in income, which will be taxable as interest) and the holder’s adjusted tax basis in such debt security. A U.S. holder’s adjusted tax basis in a debt security generally will equal the cost of such debt security and any such gain or loss generally will be capital gain or loss. For U.S. holders other than corporations, preferential tax rates may apply to such long-term capital gain compared to rates that may apply to ordinary income. The deductibility of capital losses is subject to certain limitations. Any gain or loss realized by a U.S. holder on the sale, exchange, redemption or other disposition of a debt security generally will be treated as U.S. source gain or loss, as the case may be.

Information Reporting and Backup Withholding. Information returns may be filed with the IRS in connection with payments of interest on the debt securities and the proceeds from a sale or other disposition of the debt securities unless the holder of the debt securities establishes an exemption from the information reporting rules. A holder of debt securities that does not establish such an exemption may be subject to U.S. backup withholding tax on these payments if the holder fails to provide its taxpayer identification number or otherwise comply with the backup withholding rules. The amount of any backup withholding from a payment to a U.S. holder will be allowed as a credit against the U.S. holder’s U.S. federal income tax liability and may entitle the U.S. holder to a refund, provided that the required information is furnished to the IRS.

Non-U.S. Holders of Debt Securities.

The following discussion is limited to the United States federal income tax consequences relevant to a beneficial owner of a debt security that is a ‘‘non-U.S. holder’’. For purposes of this discussion, a ‘‘non-U.S. holder’’ is a holder of the debt securities that is a nonresident alien individual or a corporation, estate or trust that is not a U.S. holder.

Interest and Disposition. In general (and subject to the discussion below under ‘‘Information Reporting and Backup Withholding’’), a non-U.S. holder will not be subject to U.S. federal income tax with respect to payments of interest on, or gain upon the disposition of, debt securities, unless:

•	the interest or gain is effectively connected with the conduct by the non-U.S. holder of a trade or business in the United States; or

•	in the case of gain upon the disposition of debt securities, the non-U.S. holder is an individual who is present in the U.S. for 183 days or more in the taxable year and certain other conditions are met.

Interest or gain that is effectively connected with the conduct by the non-U.S. holder of a trade or business in the United States will generally be subject to regular U.S. federal income tax in the same manner as if it were realized by a U.S. holder. In addition, if such non-U.S. holder is a corporation, such interest or gain may be subject to a branch profits tax at a rate of 30% (or such lower rate as is provided by an applicable income tax treaty).

Information Reporting and Backup Withholding. If the debt securities are held by a non-U.S. holder through a non-U.S. (and non-U.S. related) broker or financial institution, information reporting and backup withholding generally would not be required. Information reporting, and possibly backup withholding, may apply if the debt securities are held by a non-U.S. holder through a U.S. (or U.S. related) broker or financial institution and the non-U.S. holder fails to provide appropriate information. Non-U.S. holders should consult their tax advisors concerning the application of the information reporting and backup withholding rules.

European Union Savings Tax Directive

On June 3, 2003 the EU Council of Economic and Finance Ministers adopted a new directive regarding the taxation of savings income. The directive came into force on July 1, 2005. Under the directive each of the EU member states (‘‘Member State’’) is required to provide to the tax authorities of another Member State details of payments of interest or other similar income paid by a person within its jurisdiction to an individual resident in that other Member State; however, Austria, Belgium and Luxembourg may instead apply a withholding system for a transitional period in relation to such payments. The transitional period commenced on July 1, 2005 and will terminate at the end of the first fiscal year following agreement by certain non-EU countries to the exchange of information relating to such payments.

PLAN OF DISTRIBUTION

Distributions by Aspen Holdings and the Selling Shareholders

We and/or the selling shareholders may sell offered securities in any one or more of the following ways from time to time:

(1)	through agents;

(2)	to or through underwriters;

(3)	through dealers; or

(4)	directly to purchasers.

In sales to or through underwriters in a demand registration by the selling shareholders, a selling shareholder may only sell ordinary shares through underwriting syndicates led by one or more managing underwriters, as designated by the selling shareholders initiating the demand registration, who shall be named in the applicable prospectus supplement. In an underwritten offering in which we are offering our ordinary shares, selling shareholders may only sell ordinary shares through underwriting syndicates led by one or more managing underwriters selected by us, who shall be named in the applicable prospectus supplement.

The prospectus supplement with respect to the offered securities will set forth the terms of the offering of the offered securities, including the name or names of any underwriters, dealers or agents; the purchase price of the offered securities and the proceeds to us and/or the selling shareholders from such sale; any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation; any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchange on which such offered securities may be listed. Any public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

The selling shareholders may offer their ordinary shares in one or more offerings pursuant to one or more prospectus supplements, and each such prospectus supplement will set forth the terms of the relevant offering as described above. To the extent the ordinary shares offered pursuant to a prospectus supplement remain unsold, the selling shareholder may offer those ordinary shares on different terms pursuant to another prospectus supplement, provided that no selling shareholder may offer or sell more ordinary shares in the aggregate than are indicated in the table set forth under the caption ‘‘Selling Shareholders’’ pursuant to any such prospectus supplements. Notwithstanding this plan of distribution, each of the selling shareholders also may resell all or a portion of its ordinary shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided it meets the criteria and conforms to the requirements of Rule 144.

The distribution of the offered securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

We and/or the selling shareholders may sell the securities through agents from time to time. Any such agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us and/or the selling shareholders to such agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the offered securities so offered and sold.

Each of the selling shareholders may offer its ordinary shares at various times in one or more of the following transactions: through short sales, derivative and hedging transactions; by pledge to secure debts and other obligations; through offerings of securities exchangeable, convertible or exercisable for ordinary shares; under forward purchase contracts with trusts, investment companies or other entities (which may, in turn, distribute their own securities) through distribution to its members, partners or shareholders; in exchange or over-the-counter market transactions; and/or in private transactions.

If offered securities are sold by means of an underwritten offering, we and/or the selling shareholders will execute an underwriting agreement with an underwriter or underwriters, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the prospectus supplement which will be used by the underwriters to make resales of the offered securities. If underwriters are utilized in the sale of the offered securities, the offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale.

Our offered securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriter or underwriters are utilized in the sale of the offered securities, unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of offered securities will be obligated to purchase all such offered securities of a series if any are purchased. We and/or the selling shareholders may grant to the underwriters options to purchase additional offered securities, to cover over-allotments, if any, at the public offering price (with additional underwriting discounts or commissions), as may be set forth in the prospectus supplement relating thereto. If we and/or the selling shareholders grant any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement relating to such offered securities.

If a dealer is utilized in the sales of offered securities in respect of which this prospectus is delivered, we and/or the selling shareholders will sell such offered securities to the dealer as principal. The dealer may then resell such offered securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the offered securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the related prospectus supplement.

Offers to purchase offered securities may be solicited directly by us and/or the selling shareholders and the sale thereof may be made by us and/or the selling shareholders directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the related prospectus supplement.

We may enter into derivative or other hedging transactions with financial institutions. These financial institutions may in turn engage in sales of ordinary shares to hedge their position, deliver this prospectus in connection with some or all of those sales and use the shares covered by this prospectus to close out any short position created in connection with those sales. We may also sell our ordinary shares short using this prospectus and deliver ordinary shares covered by this prospectus to close out such short positions, or loan or pledge ordinary shares to financial institutions that in turn may sell the ordinary shares using this prospectus. We may pledge or grant a security interest in some or all of the ordinary shares covered by this prospectus to support a derivative or hedging position or other obligation and, if we default in the performance of our obligations, the pledgees or secured parties may offer and sell the ordinary shares from time to time pursuant to this prospectus.

Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms (‘‘remarketing firms’’), acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as such term is defined in the Securities Act, in connection with the offered securities remarketed thereby.

Agents, underwriters, dealers and remarketing firms may be entitled under relevant agreements entered into with us to indemnification by us and/or the selling shareholders against certain civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the agents, underwriters, dealers or remarketing firms may be required to make.

If so indicated in the prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase offered securities from us, pursuant to contracts providing for payments and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by us. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

Disclosure in the prospectus supplement of our use of delayed delivery contracts will include the commission that underwriters and agents soliciting purchases of the securities under delayed contracts will be entitled to receive in addition to the date when we will demand payment and delivery of the securities under the delayed delivery contracts. These delayed delivery contracts will be subject only to the conditions that we describe in the prospectus supplement.

Each series of offered securities will be a new issue and, other than the ordinary shares which are listed on the NYSE, will have no established trading market. We may elect to list any series of offered securities on an exchange, and in the case of the ordinary shares, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the offered securities.

Underwriters, dealers, agents and remarketing firms, as well as their respective affiliates, may be customers of, engage in transactions with, or perform services for, us, our subsidiaries and/or the selling shareholders in the ordinary course of business.

CURRENCY OF PRESENTATION

In this prospectus, we present our financial statements in U.S. dollars. In this prospectus, references to ‘‘U.S. Dollars,’’ ‘‘dollars,’’ ‘‘$,’’ or ‘‘¢’’ are to the lawful currency adopted by the United States of America, references to ‘‘British Pounds,’’ ‘‘pounds’’ or ‘‘£’’ are to the lawful currency of the United Kingdom, and references to ‘‘euros’’ or ‘‘€’’ are to the lawful currency adopted by the certain member states of the EU, unless the context otherwise requires.

This prospectus contains a translation of some British Pound amounts into U.S. dollars at specified exchange rates solely for your convenience. See ‘‘Exchange Rate Information’’ below for information about the rates of exchange between British Pounds and U.S. Dollars for the periods indicated.

Our financial statements are prepared in accordance with generally accepted accounting principles in the United States of America (‘‘U.S. GAAP’’).

EXCHANGE RATE INFORMATION

Unless this report provides a different rate, the translations of British Pounds into U.S. Dollars have been made at the rate of £1 to $1.9183, which was the closing exchange rate on December 31, 2004 for the British Pound/U.S. Dollar exchange rate as displayed on the Bloomberg Service under USD — GBP ‘‘Currencies’’ HP screen. Using this rate does not mean that British Pound amounts actually represent those U.S. Dollars amounts or could be converted into U.S. Dollars at that rate.

The following table sets forth the history of the exchange rates of one British Pound to U.S. Dollars for the periods indicated.

BRITISH POUND/U.S. DOLLAR EXCHANGE RATE HISTORY(1)

	Last(2)	High	Low	Average(3)
Month Ended September 30, 2005	1.7643	1.8444	1.7612	1.8077
Month Ended August 31, 2005	1.8041	1.8147	1.7680	1.7948
Month Ended July 31, 2005	1.7579	1.7780	1.7376	1.7519
Month Ended June 30, 2005	1.7915	1.8352	1.7915	1.8182
Month Ended May 31, 2005	1.8171	1.9068	1.8171	1.8543
Month Ended April 30, 2005	1.9088	1.9193	1.8697	1.8966

Year Ended December 31, 2004	1.9181	1.9467	1.7663	1.8323
Year Ended December 31, 2003	1.7902	1.7902	1.5500	1.6450
Year Ended December 31, 2002	1.6099	1.6099	1.4088	1.5033
Year Ended December 31, 2001	1.4554	1.5049	1.3727	1.4398
Year Ended December 31, 2000	1.4938	1.6522	1.4016	1.5159

(1)	Data obtained from FactSet/Bloomberg.

(2)	‘‘Last’’ is the closing exchange rate on the last business day of each of the periods indicated.

(3)	‘‘Average’’ for the monthly exchange rates is the average daily exchange rate during the periods indicated. ‘‘Average’’ for the year ended periods is calculated using the exchange rates on the last day of each month during the period.

WHERE YOU CAN FIND MORE INFORMATION

General

We have filed with the SEC, a registration statement on Form F-3 under the Securities Act with respect to the ordinary shares, preference shares, depositary shares, debt securities, warrants, purchase contracts, purchase units offered by this prospectus. This prospectus, filed as part of the registration statement, does not contain all of the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us and the securities, we refer you to the registration statement and to its exhibits and schedules. Statements in this prospectus about the contents of any contract, agreement or other document are not necessarily complete and, in each instance, we refer you to the copy of such contract, agreement or document filed as an exhibit to the registration statement, with each such statement being qualified in all respects by reference to the document to which it refers.

We are subject to the informational requirements of the Exchange Act. As a foreign private issuer (as defined in rules under the Exchange Act), we are not required to comply with the periodic reporting requirements imposed upon a U.S. domestic private issuer of securities registered under, and are exempt from the provisions of, the Exchange Act prescribing the content and filing of proxy statements and the solicitation of proxies and the provisions of Section 16 of the Exchange Act relating to the reporting of securities transactions by certain persons and the recovery of ‘‘short-swing’’ profits from the purchase or sale of securities. Nonetheless, pursuant to a provision in our bye-laws, we have filed and will continue to file with the SEC all annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports with respect to specified events on Form 8-K, as would be required of a U.S. domestic private issuer subject to those particular requirements of the Exchange Act (including the informational and timing requirements for filing such reports). The audited consolidated financial statements and financial schedules contained in such annual reports and the unaudited quarterly financial information contained in such quarterly reports have been and will be prepared in accordance with U.S. GAAP and will include ‘‘Management’s Discussion and Analysis of Financial Condition and Results of Operations’’ for the relevant periods. Anyone may inspect any materials we file with the SEC at the Public Reference Room the SEC maintains at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain copies of all or any part of these materials from the SEC upon the payment of certain fees prescribed by the SEC. Please call the SEC at 1-888-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC’s web site at www.sec.gov or from our web site at www.aspen.bm. However, the information on our web site does not constitute a part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC allows us to ‘‘incorporate by reference’’ the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in a document which is incorporated by reference in this prospectus is automatically updated and superseded if information contained in this prospectus, or information that we later file with the SEC, modifies or replaces this information. All documents we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the initial filing of this registration statement and until we sell all the securities shall be deemed to be incorporated by reference into this prospectus. We incorporate by reference the documents listed below:

(1)	our Annual Report on Form 10-K for the year ended December 31, 2004;

(2)	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2005 and June 30, 2005; and

(3)	our Current Reports on Form 8-K dated July 26, 2005, September 30, 2005, October 3, October 4 and October 11, 2005.

We will provide to each person to whom a copy of this prospectus is delivered, upon request and at no cost to such person, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may request a copy of such information by writing or telephoning us at:

Aspen Insurance Holdings Limited
Attention: Company Secretary
Victoria Hall, 11 Victoria Street
Hamilton HM 11
Bermuda
(441) 295-8201

You should rely only upon the information provided in this prospectus or incorporated in this document by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus, including any information incorporated by reference, is accurate as of any date other than that on the front cover of the document.

LEGAL MATTERS

Certain matters as to U.S. law in connection with this prospectus will be passed upon for us by LeBoeuf, Lamb, Greene & MacRae LLP, New York, New York. Certain matters as to Bermuda law in connection with this prospectus will be passed upon for us by Appleby Spurling Hunter, Hamilton, Bermuda. Additional legal matters may be passed on for us, any underwriters, dealers or agents by counsel which we will name in the applicable prospectus supplement.

EXPERTS

The consolidated balance sheet of Aspen Insurance Holdings Limited and its subsidiaries as of December 31, 2004 and 2003 and the related consolidated statements of operations, shareholders’ equity, comprehensive income and cash flows for the twelve months ended December 31, 2004, 2003 and for the period from incorporation on May 23, 2002 to December 31, 2002 and the financial statement schedules for Aspen Insurance Holdings Limited incorporated by reference in this prospectus have been audited by KPMG Audit Plc, independent registered public accounting firm, as set forth in their reports appearing herein.

ENFORCEMENT OF CIVIL LIABILITIES UNDER UNITED STATES FEDERAL SECURITIES LAWS AND OTHER MATTERS

We are organized under the laws of Bermuda. In addition, some of our directors and officers reside outside the United States, and all or a substantial portion of their assets and our assets are or may be located in jurisdictions outside the United States. Therefore, it may be difficult for investors to effect service of process within the United States upon our non-U.S. directors and officers or to recover against our company, or our non-U.S. directors and officers on judgments of U.S. courts, including judgments predicated upon the civil liability provisions of the U.S. federal securities laws. However, we may be served with process in the United States with respect to actions against us arising out of or in connection with violations of U.S. federal securities laws relating to offers and sales of notes made hereby by serving CT Corporation System, 111 Eighth Avenue, New York, New York 10011, our U.S. agent appointed for that purpose.

We have been advised by Appleby Spurling Hunter, our Bermuda counsel, that there is doubt as to whether the Courts of Bermuda would enforce judgments of U.S. courts obtained in actions against us or our directors and officers, as well as the experts named herein, predicated upon the civil liability provisions of the U.S. federal securities laws or original actions brought in Bermuda against us or such persons predicated solely upon U.S. federal securities laws. Further, we have been advised by Appleby Spurling Hunter that there is no treaty in force between the United States and Bermuda providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters. As a result, whether a U.S. judgment would be enforceable in Bermuda against us or our directors and officers depends on whether the U.S. court that entered the judgment is recognized by the Bermuda court as having jurisdiction over us or our directors and officers, as determined by reference to Bermuda conflict of law rules. A judgment debt from a U.S. court that is final and for a sum certain based on U.S. federal securities laws will not be enforceable in Bermuda unless the judgment debtor had submitted to the jurisdiction of the U.S. court, and the issue of submission and jurisdiction is a matter of Bermuda (not U.S.) law.

In addition, and irrespective of jurisdictional issues, the Bermuda courts will not enforce a U.S. federal securities law that is either penal or contrary to public policy. It is the advice of Appleby Spurling Hunter that an action brought pursuant to a public or penal law, the purpose of which is the enforcement of a sanction, power or right at the instance of the state in its sovereign capacity, will not be entertained by a Bermuda court. Some remedies available under the laws of U.S. jurisdictions, including some remedies under U.S. federal securities laws, would not be available under Bermuda law or enforceable in a Bermuda court as they would be contrary to Bermuda public policy. Further, no claim may be brought in Bermuda against us or our directors and officers in the first instance for violation of U.S. federal securities laws because these laws have no extraterritorial jurisdiction under Bermuda law and do not have force of law in Bermuda. A Bermuda court may, however, impose civil liability on us or our directors and officers if the facts alleged in a complaint constitute or give rise to a cause of action under Bermuda law.

The BMA must approve all issuances and transfers of securities of a Bermuda exempted company, other than in cases where the BMA has granted a general permission. The BMA in its policy dated June 1, 2005 provides that where any equity securities, which would include our ordinary shares, of a Bermuda company are listed on an appointed stock exchange (the NYSE is an appointed stock exchange under Bermuda law), general permission is given for the issue and subsequent transfer of any equity securities of a company from/or to a non-resident, for so long as any equity securities of the company remain so listed. Notwithstanding the general permission, a letter of permission was issued by the BMA prior to June 1, 2005 for the issue and free transferability of the securities of the Company, which are being offered pursuant to this prospectus, as long as the ordinary shares of the Company are listed on an appointed stock exchange, to and among persons who are non-residents of Bermuda for exchange control purposes and for the issue and free transferability of up to 20% of the ordinary shares to and among persons who are residents of Bermuda for exchange control purposes. This letter of permission remains in effect. At the time of issue of each prospectus supplement, we will deliver to and file a copy of this prospectus and the prospectus supplement with the Registrar of

Companies in Bermuda in accordance with Bermuda law. The BMA and the Registrar of Companies accept no responsibility for the financial soundness of any proposal or for the correctness of any of the statements made or opinions expressed in this prospectus or any prospectus supplement.

7,927,288 Shares

Ordinary Shares

PROSPECTUS SUPPLEMENT

February 22, 2007

LEHMAN BROTHERS